SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Exhibit 99.1
ITEM 15. FINANCIAL STATEMENT SCHEDULES

Form 10-K Page
1. Financial Statements:
Report of Independent Registered Public Accounting Firm	2
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015, 2014 and 2013	3
Consolidated Balance Sheets as of December 31, 2015 and 2014	4
Consolidated Statements of Stockholders' (Deficit) Equity for the years ended December 31, 2015, 2014 and 2013	5
Consolidated Statements of Cash Flows for the years ended December 31, 2015, 2014 and 2013	6
Notes to Consolidated Financial Statements	7
2. Financial Statement Schedule:
Schedule II. Valuation and Qualifying Accounts	83
All other schedules have been omitted because they are inapplicable, not required, or the information is included elsewhere in the consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Scientific Games Corporation
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Scientific Games Corporation and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits. We did not audit the financial statements of Lotterie Nazionali S.r.l. (“LNS”), the Company's investment in which is accounted for by use of the equity method, for the years ended December 31, 2014 and 2013. The accompanying 2014 and 2013 consolidated financial statements of the Company include its equity investment in LNS of $131.2 million as of December 31, 2014 and its equity earnings in LNS of $17.6 million and $17.9 million for the years ended December 31, 2014 and 2013, respectively. The financial statements of LNS as of December 31, 2014 and for the years ended December 31, 2014 and 2013, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Company's equity investment and equity earnings in LNS, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, is based on the report of the other auditors. We have applied auditing procedures to the adjustments to reflect the Company's equity investment and equity earnings in LNS in accordance with accounting principles generally accepted in the United States of America.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Scientific Games Corporation and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 and Note 12 to the consolidated financial statements, the Company has changed its method of accounting for debt issuance costs in 2015 and retrospectively applied this change to all periods presented due to the adoption of Financial Accounting Standards Board’s (FASB) Accounting Standards Update (ASU) 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, which amends the requirements of Subtopic 835-30.

As discussed in Note 1 and Note 21 to the consolidated financial statements, the Company has changed its method of accounting for the classification of deferred taxes in 2015 and retrospectively applied this change to all periods presented due to the adoption of FASB ASU 2015-17, Balance Sheet Classification for Deferred Taxes.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 29, 2016

(February 1, 2017 as to Note 24)

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in millions, except per share amounts)

	Years Ended December 31,
	2015	2014	2013
Revenue:
Services	$1,351.8	$788.5	$415.0
Product sales	863.0	464.9	159.9
Instant games	544.0	533.0	516.0
Total revenue	2,758.8	1,786.4	1,090.9
Operating expenses:
Cost of services (1)	372.7	283.7	203.1
Cost of product sales (1)	405.5	274.3	103.5
Cost of instant games (1)	325.9	291.4	285.1
Selling, general and administrative	567.7	507.7	266.4
Research and development	183.9	117.0	26.0
Employee termination and restructuring	21.9	30.7	22.7
Depreciation and amortization	903.2	454.3	202.4
Goodwill impairments	1,002.6	—	—
Operating loss	(1,024.6)	(172.7)	(18.3)
Other (expense) income:
Interest expense	(664.9)	(307.2)	(119.5)
Earnings (loss) from equity investments	16.9	(7.6)	1.5
Loss on early extinguishment of debt	—	(25.9)	(5.9)
Gain on sale of equity interest	—	14.5	—
Other (expense) income, net	(21.6)	4.0	(1.1)
Total other expense, net	(669.6)	(322.2)	(125.0)
Net loss from continuing operations before income taxes	(1,694.2)	(494.9)	(143.3)
Income tax benefit	299.9	260.6	117.7
Net loss from continuing operations	$(1,394.3)	$(234.3)	$(25.6)

Discontinued operations:
Loss from discontinued operations	—	—	(3.0)
Gain on sale of assets	—	—	0.8
Income tax expense	—	—	(2.4)
Net loss from discontinued operations	$—	$—	$(4.6)

Net loss	$(1,394.3)	$(234.3)	$(30.2)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(136.2)	(97.4)	18.2
Pension and post-retirement gain (loss), net of tax	7.0	(8.7)	5.3
Derivative financial instruments unrealized gain (loss), net of tax	1.4	(6.6)	(2.2)
Other comprehensive (loss) income	(127.8)	(112.7)	21.3
Comprehensive loss	$(1,522.1)	$(347.0)	$(8.9)

Basic and diluted net loss per share:
Basic from continuing operations	$(16.23)	$(2.77)	$(0.30)
Basic from discontinued operations	—	—	(0.06)
Basic net loss per share	$(16.23)	$(2.77)	$(0.36)

Diluted from continuing operations	$(16.23)	$(2.77)	$(0.30)
Diluted from discontinued operations	—	—	(0.06)
Diluted net loss per share	$(16.23)	$(2.77)	$(0.36)

Weighted average number of shares used in per share calculations:
Basic shares	85.9	84.6	85.0
Diluted shares	85.9	84.6	85.0
(1) Exclusive of D&A.
   See accompanying notes to consolidated financial statements.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$128.7	$171.8
Restricted cash	20.2	27.2
Accounts receivable, net	487.1	468.4
Notes receivable, net	167.7	188.7
Inventories	248.5	265.6
Prepaid expenses, deposits and other current assets	123.3	183.5
Total current assets	1,175.5	1,305.2

Long-term restricted cash	17.9	16.8
Long-term notes receivable, net	51.3	87.5
Property and equipment, net	794.0	1,012.8
Goodwill	3,013.7	4,108.3
Intangible assets, net	1,920.0	2,251.6
Software, net	485.9	592.7
Equity investments	228.5	288.2
Other assets	45.4	58.0
Total assets	$7,732.2	$9,721.1
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Current portion of long-term debt	$50.3	$50.6
Accounts payable	159.8	155.8
Accrued liabilities	443.8	449.4
Total current liabilities	653.9	655.8

Deferred income taxes	228.2	562.3
Other long-term liabilities	188.9	236.8
Long-term debt, excluding current portion	8,156.7	8,262.3
Total liabilities	9,227.7	9,717.2
Commitments and contingencies (see Note 14 and Note 22)
Stockholders' (deficit) equity:
Class A common stock, par value $0.01 per share, 199.3 shares authorized, 103.7 and 102.3 shares issued and 86.5 and 85.1 shares outstanding as of December 31, 2015 and December 31, 2014, respectively	1.0	1.0
Additional paid-in capital	765.9	743.2
Accumulated loss	(1,865.0)	(470.7)
Treasury stock, at cost, 17.2 shares held as of December 31, 2015 and December 31, 2014, respectively	(175.2)	(175.2)
Accumulated other comprehensive loss	(222.2)	(94.4)
Total stockholders' (deficit) equity	(1,495.5)	3.9
Total liabilities and stockholders' (deficit) equity	$7,732.2	$9,721.1
   See accompanying notes to consolidated financial statements.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
(in millions)

	Years Ended December 31,
	2015	2014	2013
Common stock:
Beginning balance	$1.0	$1.0	$1.0
Issuance of Class A common stock in connection with employee stock purchase plan	—	—	—
Issuance of Class A common stock in connection with stock options, RSUs and warrants	—	—	—
Purchases of Class A common stock	—	—	—
Ending balance	1.0	1.0	1.0
Additional paid-in capital:
Beginning balance	743.2	737.8	715.9
Issuance of Class A common stock in connection with employee stock purchase plan	1.6	1.6	0.7
Net redemption of Class A common stock in connection with stock options and RSUs	(2.5)	(20.6)	(0.9)
Stock-based compensation	25.4	24.1	21.8
Tax effect from employee stock options and RSUs	(1.8)	0.3	0.3
Ending balance	765.9	743.2	737.8
Accumulated losses:
Beginning balance	(470.7)	(236.4)	(206.2)
Net loss	(1,394.3)	(234.3)	(30.2)
Ending balance	(1,865.0)	(470.7)	(236.4)
Treasury stock:
Beginning balance	(175.2)	(145.7)	(142.9)
Purchase of Class A common stock	—	(29.5)	(2.8)
Ending balance	(175.2)	(175.2)	(145.7)
Accumulated other comprehensive (loss) income:
Beginning balance	(94.4)	18.3	(3.0)
Other comprehensive (loss) income	(127.8)	(112.7)	21.3
Ending balance	(222.2)	(94.4)	18.3
Total stockholders' (deficit) equity	$(1,495.5)	$3.9	$375.0
See accompanying notes to consolidated financial statements.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net loss	$(1,394.3)	$(234.3)	$(30.2)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	903.2	454.3	203.0
Goodwill impairments	1,002.6	—	—
Change in deferred income taxes	(330.6)	(264.3)	(107.8)
Stock-based compensation	25.4	24.1	22.3
Non-cash interest expense	40.2	19.4	8.7
(Earnings) loss from equity investments, net	(16.9)	7.6	(1.5)
Distributed earnings from equity investments	24.9	28.5	29.5
Loss on early extinguishment of debt	—	25.9	5.9
Gain on sale of equity interest	—	(14.5)	—
Changes in current assets and liabilities, net of effects of acquisitions:
Accounts and notes receivable, net	26.4	97.1	(7.8)
Inventories	29.3	12.4	13.6
Other current assets and liabilities	101.5	32.2	(9.1)
Accounts payable	4.5	(33.4)	(5.1)
Accrued liabilities	0.1	47.0	52.6
Other, net	(2.1)	1.5	(2.9)
Net cash provided by operating activities	414.2	203.5	171.2
Cash flows from investing activities:
Additions to property and equipment	(18.8)	(41.7)	(29.4)
Gaming and lottery operations expenditures	(200.4)	(107.5)	(84.3)
Intangible assets and software expenditures	(104.4)	(89.1)	(52.1)
Proceeds from asset sales	6.7	0.5	0.9
Changes in other assets and liabilities and other	11.2	0.4	(1.6)
Proceeds from sale of equity interest	—	44.9	10.0
Additions to equity method investments	(2.7)	(48.2)	(86.1)
Restricted cash	5.9	(0.4)	30.1
Distributions of capital on equity investments	38.7	48.8	20.7
Business acquisitions, net of cash acquired	—	(3,140.6)	(1,472.9)
Net cash used in investing activities	(263.8)	(3,332.9)	(1,664.7)
Cash flows from financing activities:
Borrowings under revolving credit facility	170.0	220.0	—
Repayments under revolving credit facility	(260.0)	(35.0)	—
Proceeds from issuance of long-term debt	—	5,477.3	2,293.7
Payments on long-term debt	(51.3)	(2,267.1)	(670.4)
Payments of deferred financing fees	—	(163.1)	(82.6)
Common stock repurchases	—	(29.5)	(0.8)
Payments on license obligations	(40.5)	(13.6)	—
Contingent earnout payments	(0.5)	(13.2)	—
Excess tax effect from stock-based compensation plans	—	0.3	0.9
Net redemptions of common stock under stock-based compensation plans	(0.9)	(18.7)	(2.1)
Net cash (used in) provided by financing activities	(183.2)	3,157.4	1,538.7
Effect of exchange rate changes on cash and cash equivalents	(10.3)	(9.9)	(0.5)
(Decrease) increase in cash and cash equivalents	(43.1)	18.1	44.7
Cash and cash equivalents, beginning of period	171.8	153.7	109.0
Cash and cash equivalents, end of period	$128.7	$171.8	$153.7
See accompanying notes to consolidated financial statements.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

(1) Description of the Business and Summary of Significant Accounting Policies
Description of the Business
We are a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery and interactive gaming industries. Our portfolio includes gaming machines and game content, casino-management systems, table game products and services, instant and draw-based lottery games, server-based gaming and lottery systems, sports betting technology, lottery content and services, loyalty and rewards programs, interactive gaming and social casino solutions. We also gain access to technologies and pursue global expansion through strategic acquisitions and equity investments. As a result of our recent acquisitions of Bally and WMS, we have significantly expanded our global Gaming and Interactive gaming businesses. We report our operations in three business segments—Gaming, Lottery and Interactive.
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements of the Company have been prepared in accordance with SEC and U.S. GAAP requirements. All monetary values set forth in these financial statements are in United States dollars ("USD" or "$") unless otherwise stated herein. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, as well as those subsidiaries in which we have a controlling financial interest. Investments in other entities in which we do not have a controlling financial interest but we exert significant influence are accounted for in our consolidated financial statements using the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation. We have evaluated subsequent events through the date these financial statements were issued.
On March 25, 2013, we completed the sale of our installed base of gaming machines in our pub business as discussed in Note 3 (Acquisitions and Dispositions). The results of the discontinued pub operations for the year ended December 31, 2013 are presented herein in accordance with ASC 205. There were no results of operations for this discontinued business for the years ended December 31, 2015 and 2014.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the significant estimates involve revenue recognition estimates for contracted lottery systems projects, contracts involving software and non-software elements, and multi-deliverable contract arrangements. Other areas involving significant estimates include the allowance for doubtful accounts related to notes receivable; valuation of equity method investments, long-lived assets, intangible assets, and goodwill; income tax benefit (expense) and deferred income taxes; allocation of the purchase price to assets acquired and liabilities assumed in business combinations; and assessment of legal and other contingencies. Various assumptions and other factors underlie the determination of these significant estimates. The process of determining significant estimates is fact specific and takes into account factors such as historical experience, current and expected economic conditions, and product mix. We may engage third party valuation specialists to assist in the valuation of long-lived assets, intangible assets, and goodwill and in the allocation of purchase price to assets acquired and liabilities assumed in business combinations. We regularly evaluate these significant factors and make adjustments when facts and circumstances dictate. Actual results may differ from our estimates and these differences could be material.
Revenue Recognition
General
We evaluate the recognition of revenue based on the criteria set forth in ASC 605, Revenue Recognition ("ASC 605") and ASC 985-605, Software-Revenue Recognition ("ASC 985").
Our revenue recognition policy is to record revenue when all of the following criteria are met:

•	persuasive evidence of an agreement exists;

•	the price to the customer is fixed or determinable;

•	delivery has occurred, title has been transferred and any acceptance terms have been fulfilled; and

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

•	collectability is reasonably assured (or probable under ASC 985).
We sometimes generate revenue under multiple-deliverable revenue arrangements, under which we provide more than one product or service in a single arrangement. Our multiple-deliverable revenue arrangements include gaming equipment arrangements that involve the sale of gaming machines and game content conversion kits. In addition, we may enter into arrangements with customers for the implementation of systems, which will generally include a combination of systems software, systems-based hardware products, maintenance and product support and professional services. We recognize revenue only when all of the criteria listed above are met. We defer revenue for any undelivered units of accounting. Non-software deliverables are identified as separate units of accounting if each item has value to the customer on a stand-alone basis and delivery of any undelivered item is considered probable and substantially in our control.
Our multiple-deliverable revenue arrangements consist primarily of three types: those with only software and software-related deliverables (collectively “software deliverables”), those with only non-software deliverables, and those containing both software deliverables and non-software deliverables. At the inception of a multiple-deliverable revenue arrangement containing only non-software deliverables, we allocate the consideration to all non-software deliverables based on their relative selling price (“the “relative selling price method”). When applying the relative selling price method, a hierarchy is used for estimating the selling price based first on vendor-specific objective evidence (“VSOE”), then third-party evidence (“TPE”) and finally management’s estimated selling price ("ESP"). At the inception of a multiple-deliverable revenue arrangement containing both software deliverables and non-software deliverables, we first allocate the consideration between the non-software deliverables and the software deliverables using the relative selling price method. For the portion of the arrangement consideration of these arrangements allocated to software deliverables, and arrangements containing only software deliverables, we allocate the consideration in accordance with the software industry guidance in ASC 985.
In allocating consideration under the relative selling price hierarchy, we generally use VSOE for all products that have been sold on a stand-alone basis. As TPE is generally not available, we use ESP for products that are not sold on a stand-alone basis and for recently introduced products that are sold on a stand-alone basis but for which a history of stand-alone sales has not yet been developed. Following these guidelines, in allocating the consideration under multi-deliverable revenue arrangements, we use either VSOE or ESP for gaming machines, table game products, systems-based hardware products, maintenance and product support (associated with perpetual licenses) and professional services. The Company uses ESP for perpetual software licenses as they are not sold on a stand-alone basis.
The establishment of VSOE requires judgment as to whether there is a sufficient quantity of items sold on a stand-alone basis or substantive post-contract customer support ("PCS") contract renewals and whether the prices or PCS renewal rates demonstrate an appropriate level of concentration to conclude that VSOE exists. In determining ESP, management considers a variety of information including historic pricing and discounting practices, competitive market activity, internal costs, and the pricing and discounting practices of products sold in similar arrangements.
Revenue is reported net of incentive rebates, discounts, sales taxes and all other items of a similar nature. For products sold under arrangements with extended payment terms the probability of collection is evaluated based on a review of the customer's creditworthiness and a review of historic collection experience under contracts with extended payment terms.
In addition to the general policies discussed above, the following are the specific revenue recognition policies for our revenue streams within each of our three business segments.
Gaming
We design, develop, manufacture, market and distribute gaming machines, VLTs, server-based gaming machines, systems and game content, casino-management systems hardware and software, table game products (including Shufflers and PTG content), video lottery central monitoring and control systems and wide area systems networks. We provide products and services for the traditional land-based commercial and Native American casino industry, and for wide area gaming operators (such as LBO, arcade and bingo operators in the U.K. and continental Europe) and government-affiliated gaming operators such as lotteries and gaming regulators.
We earn services revenue from leasing gaming machines, table game products and VLTs to casinos and other gaming operators under operating leases. We also generate revenue from placing our networked gaming system and applications under operating leases. This is a turnkey offering that typically includes gaming machines, remote management of game content, central computer systems, secure data communication and field support services.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

•
Revenue from leasing gaming machines and VLTs to casinos and other gaming operators under operating leases is based upon: (1) a percentage of the casino’s Net win; (2) fixed daily fees; (3) a percentage of the amount wagered (Coin-in); or (4) a combination of a fixed daily fee and a percentage of the Coin-in. We recognize revenue from these operating leases on a daily basis over the term of the arrangement. We do not consider these arrangements to have multiple revenue-generating activities as the services offered constitute a comprehensive solution in exchange for a daily fee and all of the products and services are delivered contemporaneously. Therefore, revenue is recognized under general revenue recognition guidance as the products and services provide the customer with the right to use the gaming machines and software that is essential to the functionality of the gaming machine.

•
Revenue from the provision of server-based gaming machines, systems and game content under arrangements with wide-area gaming operators (such as LBO operators in the U.K.) is generally recognized as a percentage of Net win generated by our gaming machines (subject to certain adjustments as may be specified in a particular contract, including adjustments for taxes and other fees) over the term of the arrangement. We do not consider these arrangements to have multiple revenue-generating activities as the services offered constitute a comprehensive solution in exchange for a percentage of Net win and all of the products and field services are delivered contemporaneously.

•
Revenue from leasing table game products, including automatic card shufflers, deck checkers and roulette chip sorters and licensing PTG content, is earned based on a fixed monthly rate. Services revenue for leased table game products and licensed PTG content is recognized under general revenue recognition guidance as the products and services provide the customer with the right to use the table product and license that is essential to the functionality of the table product.

•	Other professional services not related to system implementation are recognized as the services are provided.
Our product sales include the sale of gaming machines, casino-management systems and table game products to casinos, wide-area gaming operators and other gaming operators, as well as sales of VLTs, conversion kits (including game, hardware or operating system conversions), parts and game content.

•
Revenue from the sale of gaming machines, VLTs, table game products, and parts (including hardware conversion kits) to casinos and other gaming operators is recognized pursuant to the terms of the contract and based on the general revenue recognition policy stated above. These sales are recorded net of any incentive rebates, discounts and applicable sales taxes. Sales of gaming machines, VLTs and table game products are recorded pursuant to ASC 605 as the software and non-software components of our gaming machines, VLTs, and table game products function together to deliver the product's essential functionality. Game content conversion kits are considered software deliverables and are recognized in accordance with software revenue recognition guidance.

•
Revenue from casino-management systems software and maintenance and product support is recognized under software revenue recognition guidance. Although the casino-management systems software and certain systems-based hardware products function together, the functionality of casino-management systems software is primarily derived from the software. The casino-management systems software is not essential to the functionality of the systems-based hardware products and as such the revenue for systems-based hardware products is recognized based on the general revenue recognition policy stated above. Revenue from systems-based hardware products include embedded software that is essential to the functionality of the hardware. Accordingly, revenue related to all systems-based hardware sales and related maintenance and product support is recognized under general revenue recognition guidance and is generally recognized upon delivery when title and risk of loss have passed to the customer and all other revenue recognition criteria are satisfied. However, in the case of arrangements involving a systems installation, revenue on the systems-based hardware is generally not recognized until the system has been installed and the customer has accepted the system.

•
The Company licenses casino-management systems software on a perpetual basis or under time-based licenses. Revenue from perpetual license software is recognized at the inception of the license term provided all revenue recognition criteria have been satisfied. Revenue from maintenance and product support sold with perpetual licenses is recognized over the term of the support period. The Company’s time-based licenses are generally for 12-month terms and are bundled with software maintenance and product support. All revenue from such arrangements is recognized over the term of the license.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Lottery
We generate revenue from the manufacturing and sale of instant games, as well as the provision of value-added services such as game design, sales and marketing support, specialty games and promotions, inventory management, warehousing, fulfillment services, as well as full instant game category management. We also provide licensed games, promotional entertainment and internet-based services to the lottery industry.
In addition, we are a leading provider of lottery systems, including customized computer software, software support, point-of-sale terminals and equipment and data communication services to lotteries. In the U.S., we typically provide the necessary point-of sale and other equipment, software and maintenance services pursuant to long-term contracts that typically have an initial term of at least five years under which we are generally paid a fee equal to a percentage of the lottery's total retail sales. Our U.S. contracts typically contain multiple renewal options that generally have been exercised by our customers in the past. Internationally, we typically sell point-of-sale terminals and equipment/or computer software to lottery authorities and may provide ongoing fee-based systems and software support services.
Our instant games revenue is primarily generated under long-term contracts to supply instant games and provide related services to our lottery customers. We also generate instant games revenue under short-term contracts that utilize licensed brands coupled with purchasing and distributing merchandise prizes to identified winners on behalf of lotteries, which are generally instant game-specific and therefore short-term and non-recurring. Under certain contracts, we also provide loyalty and rewards programs on behalf of lotteries.
The following are specific revenue recognition policies for our instant games revenue:

•	Revenue from the sale of instant games that are sold on a price-per-unit basis is recognized when the customer accepts the product pursuant to the terms of the contract.

•
Revenue from the sale of instant games that are sold on a Participation basis is recognized as retail sales are generated. We do not consider these arrangements to have multiple revenue-generating activities as the services offered are a comprehensive solution in exchange for Participation-based compensation and all of the products and services are delivered contemporaneously; accordingly, this revenue is recognized under general revenue recognition guidance.

•
Revenue from the sale of instant games utilizing licensed brands coupled with a service component whereby we purchase and distribute merchandise prizes to identified winners on behalf of lotteries is recognized as a multiple-deliverable arrangement. There are typically two deliverables in this arrangement—the brand license and the merchandising services—which are separate units of accounting. We allocate revenue to the deliverables in accordance with the relative selling price method prescribed in ASC 605. If neither VSOE nor TPE of selling price exists for a deliverable, we use an ESP for that deliverable. Revenue allocated to the brand license is determined using ESP based on the rates we charge when we license branded intellectual property on a stand-alone basis and is recognized when the use of the licensed brand is permitted, which is typically when the contract is signed by the lottery. Revenue allocated to the merchandising is determined using ESP, which is generally based on a cost-plus margin approach taking into account a variety of company-specific factors, including pricing models, internal costs and minimum operating margin requirements. Revenue from merchandising services is recognized on a percentage of completion method as this method best reflects the pattern in which the obligations of the merchandising services to the customer are fulfilled.  A performance measure is used based on total estimated cost allocated to the merchandising services.  By accumulating costs for services as they are incurred, and dividing such costs by the total costs of merchandising services, which is estimated based on a budget prior to contract inception, a percentage is determined.  This percentage is applied to the revenue allocated to the merchandising services and that proportionate amount of revenue is recognized.

•	Revenue from the licensing of branded property with no service component is recognized when the contract is signed by the lottery.

•
Revenue from our loyalty and reward programs is typically based on a percentage of a lottery's prize payout structure calculated as a percentage of retail sales. Revenue is recognized as retail sales are generated.

Our Lottery segment offers our customers a number of related, value-added services as part of an integrated product offering. These services include lottery systems, including point-of-sale terminals and other equipment, software, data communication services and support and instant game validation systems, as well as software, hardware and related services for

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

sports wagering and keno systems. The following are specific revenue recognition policies for our services revenue within our Lottery segment:

•	Revenue from the provision of lottery system services provided on a Participation basis is recognized when the retail sales of draw lottery games are generated.

•
Revenue from the perpetual licensing of customized lottery software is recognized under the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

•	Revenue derived from software maintenance on lottery software and hardware maintenance on lottery terminals is recognized ratably over the maintenance period.
Our Lottery segment generates product sales revenue from the sale of lottery systems, terminals and prepaid phone cards.

•	Revenue from the sale of lottery system services is recognized under the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

•
Revenue from the sale of lottery terminals is recognized when the customer accepts the product pursuant to the terms of the contract. Sales of lottery terminals are recorded pursuant to ASC 605 as the software and non-software components of our lottery terminals function together to deliver the product's essential functionality.

•	Revenue from the sale of prepaid phone cards is recognized when the customer accepts the product pursuant to the terms of the contract.
Interactive
Our Interactive segment generates revenue from social gaming and interactive RMG services. We generate revenue by offering play-for-fun social games on Facebook, Google Play for Android devices, Apple’s iOS platform, Kindle's platform, Yahoo's platform, and Microsoft Windows. We also offer our games on third-party interactive RMG casino websites, which are integrated with our remote game servers, and host on-premises interactive gaming for certain customers.
All of our Interactive Segment revenues are recognized under general revenue recognition guidance and recorded as services revenues as follows:

•
In social gaming, we earn revenue from the sale of virtual coins or chips, which is recorded when the purchased coins or chips are used by the customer. We also host play-for-fun and play-for-free services and earn revenue based on fixed fees, a share of the proceeds from the sale of virtual coins, or a mix of fixed fees and a share of such proceeds.

•
For RMG, we typically earn a percentage of the operator’s net gaming revenue generated by their players playing the games we host. We also host on-premises interactive gaming for certain customers and earn revenue based on fixed fees, a revenue share with our online casino-customer, or a mix of fixed fees and revenue share.

•
Revenue from hosting game content for RMG websites and mobile applications from our remote game servers and from our social games, as discussed above, is primarily recorded on a gross basis as, among other factors, we are the primary obligor in these arrangements. Processing fees charged by platform providers are recorded in cost of services.

Deferred Revenue and Deferred Cost of Revenue
Deferred revenue arises from the timing differences between the shipment or installation of gaming equipment and systems products and the satisfaction of all revenue recognition criteria consistent with the Company's revenue recognition policy, as well as prepayment of contracts which are recognized ratably over a service period, such as maintenance or licensing revenue. Deferred cost of revenue consists of the direct costs associated with the manufacture of gaming equipment and systems products for which revenue has been deferred. Deferred revenue and deferred cost of revenue expected to be realized within one year are classified as current liabilities and current assets, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Cash and Cash Equivalents
Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less. We place our temporary cash investments with high credit quality financial institutions. At times, such investments in U.S. accounts may be in excess of the Federal Deposit Insurance Corporation insurance limit.
Restricted Cash
We are required by gaming regulations to maintain sufficient reserves in restricted cash accounts to be used for the purpose of funding payments to WAP jackpot winners. Restricted cash balances are based primarily on the jackpot meters displayed to slot players and vary by jurisdiction. Compliance with maintaining adequate restricted cash balances and complying with appropriate investment guidelines for jackpot funding is periodically reported to gaming authorities. The aggregate balance of current and non-current restricted cash was $38.1 million and $44.0 million, respectively, at December 31, 2015 and 2014, which primarily consisted of restricted cash required to fund WAP jackpot payments.
Accounts Receivable and Notes Receivable, net
Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. Changes in circumstances relating to the collectability of accounts receivable may result in the need to increase or decrease our allowance for doubtful accounts in the future. We determine the allowance based on historical experience, current market trends and, for larger customer accounts, our assessment of the ability of the customers to pay outstanding balances. We continually review our allowance for doubtful accounts. Past due balances and other higher risk amounts are reviewed individually for collectability. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.
In our Gaming product sales business, we file UCC-1 financing statements domestically in order to retain a security interest in the gaming machines that underlie a significant portion of our domestic accounts and notes receivable until the receivable balance is fully paid. However, the value of the gaming machines, if repossessed, may be less than the balance of the outstanding receivable. For international customers, depending on the country and our historic collection experience with the customer, we may obtain pledge agreements, bills of exchange, guarantees, post-dated checks or other forms of security agreements designed to enhance our ability to collect the receivables, although a majority of our international accounts and notes receivables do not have these features. In our Gaming operations business, because we own the Participation gaming machines that are leased or otherwise provided to the customer, in a bankruptcy the customer has to generally either accept or reject the lease or other agreement and, if rejected, our gaming machines are returned to us. Our accounts and notes receivable related to revenue earned on Participation gaming machines and all other revenue sources are typically unsecured claims.
Due to the significance of our gaming machines to the on-going operations of our casino customers, we may be designated as a key vendor in any bankruptcy filing by a casino customer, which can enhance our position above other creditors in the bankruptcy. Due to our successful collection experience and our continuing operating relationship with casino customers and their businesses, it is infrequent that we repossess gaming machines from a customer in partial settlement of outstanding accounts or notes receivable balances. In those unusual instances where repossession occurs to mitigate our exposure on the related receivable, the repossessed gaming machines are subsequently resold in the used gaming machine market; however, we may not fully recover the receivable from this re-sale.
Under certain of our contracts, the timing of our invoices do not coincide with revenue recognized under the contract. We have unbilled accounts receivable which represent revenue recorded in excess of amounts invoiced under the contract and generally become billable at contractually specified dates. We had $62.3 million and $65.2 million of unbilled accounts receivable as of December 31, 2015 and 2014, respectively.
Our notes receivable portfolio consists of domestic and international receivables with installment payment terms ranging from 90 days to three years or single payment terms greater than 12 months. As of December 31, 2015, we had $219.0 million of notes receivable, net, of which $167.7 million was recorded as current. As of December 31, 2014, we had $276.2 million of notes receivable, net, of which $188.7 million was recorded as current. Interest income, if any, is recognized ratably over the life of the note receivable and any related fees or costs to establish the notes are charged to selling, general and administrative expense as incurred, as they are immaterial. Actual or imputed interest, if any, is determined based on current market rates at the time the note originated and is recorded in other income and expense, net, ratably over the payment period, which approximates the effective interest method. We generally impute interest income on all notes receivable with terms greater than one year that do not contain a stated interest rate. The interest rates on outstanding notes receivable ranged from

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

4.0% to 10.4% at December 31, 2015 and 2014. Our policy is to generally recognize interest on notes receivable until the note receivable is deemed non-performing, which we define as a note where payments have not been received within 180 days of the agreed-upon terms. When a note receivable is deemed to be non-performing, the note is placed on non-accrual status and interest income is recognized on a cash basis. The amount of our non-performing notes was immaterial at December 31, 2015 and 2014.
In certain international jurisdictions, we offer extended payment terms ranging between 18 to 36 months. Sales with extended payment terms typically result in a higher selling price and, if extended over periods longer than one year, incur interest. The impact of extended payment terms on our current and long-term notes receivable is expected to increase current and long-term notes receivable balances and reduce our cash provided by operating activities over the periods in which the extended payment terms are offered. The collection of these notes receivable in future periods will increase the amount of cash flow provided by operating activities, reduce our total notes receivable and increase our cash balance. For additional information on notes receivables, see Note 6 (Accounts Receivable, Notes Receivable, Allowance for Doubtful Accounts and Bad Debt).
Inventories
Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out or weighted moving average method. Our inventory primarily consists of gaming machines and table products for sale and related parts, instant games for our Participation and price-per-unit arrangements and our licensed brand merchandise. We determine the lower of cost or market value of our inventory based on estimates of potentially excess and obsolete inventories after considering historical and forecasted demand and average selling prices. However, forecasts are subject to revisions, cancellations and rescheduling. Demand for gaming machines and parts inventory is also subject to technological obsolescence. Actual demand may differ from anticipated demand, and such differences could have a material effect on our consolidated financial statements.
Property and Equipment
Property and equipment are stated at cost, and when placed into service, are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Item	Estimated Life in Years
Lottery and other machinery and equipment	3 - 15
Gaming equipment	1 - 5
Transportation equipment	3 - 8
Furniture and fixtures	5 - 10
Buildings and improvements	15 - 40
Costs incurred for equipment associated with specific gaming and lottery contracts and internal use software projects not yet placed into service are classified as construction in progress and are not depreciated. Leasehold improvements are amortized over the lesser of the term of the corresponding lease or their useful life.
Our policy is to periodically review the estimated useful lives of our fixed assets. We also assess the recoverability of long-lived assets (or asset groups) whenever events or changes in circumstances indicate that the carrying amount of such an asset (or asset groups) may not be recoverable. The aggregate amount of impairments and accelerated depreciation charges related to our property and equipment assets reflected in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015, 2014 and 2013 are $41.1 million, $21.7 million and $14.3 million, respectively, as described in Note 8 (Property and Equipment, net).
Capitalized Installation Costs
Certain Participation contracts require us to perform installation activities. Direct installation activities, which include costs for installing gaming machines, terminals, facilities wiring, computers, internal labor and travel, are performed at the inception of the contract to enable us to perform under the terms of the contract. Such activities do not represent a separate earnings process and, therefore, the installation costs are capitalized and amortized over the expected life of the contract, which we define as the original life of the contract plus all available extensions in the case of lottery-related contracts and typically over the life of the equipment when no long-term contract exists, as is often the case within our Gaming Participation business. We had $29.6 million and $34.0 million of capitalized installation costs, net of accumulated depreciation, consisting of $25.7

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

million and $33.4 million included within lottery machinery and equipment and $3.9 million and $0.6 million included within gaming equipment included within Property and equipment, net in the Consolidated Balance Sheets as of December 31, 2015 and 2014, respectively.
Goodwill and Intangible Assets with Indefinite Useful Lives
Goodwill represents the excess of the purchase price over the fair value of the assets acquired and liabilities assumed of acquired companies. We follow the acquisition method of accounting for all business combinations. We test goodwill for impairment annually during the fourth quarter, or more frequently if events arise or circumstances change that indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. We evaluate goodwill at the reporting unit level by comparing the carrying amount of each reporting unit to its fair value using a quantitative two step impairment test in accordance with ASC 350-20. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired. If the fair value of the reporting unit is less than its carrying amount, the amount of the impairment loss, if any, will be measured by comparing the fair value of goodwill to its carrying amount.
We test our indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events arise or circumstances change that indicate that it is more likely than not that the fair value is less than the carrying amount or when circumstances no longer continue to support an indefinite useful life. During the third quarter of 2015 and in conjunction with our introduction of a new SG-branded gaming cabinet, we determined that circumstances no longer continued to support an indefinite useful life for certain of our indefinite-lived trade name assets in our Gaming business segment. For additional information, see Note 9 (Intangible Assets, net and Goodwill).
During the fourth quarter of 2015, we changed the date of our annual impairment test of goodwill and indefinite-lived intangible assets from December 31 to October 1. The change in the impairment test date will lessen resource constraints that exist in connection with the Company's year-end close and financial reporting process and provide for additional time to complete the required impairment testing. This change does not represent a material change to our method of applying an accounting principle, and therefore does not delay, accelerate or avoid an impairment charge. We have determined that it is impracticable to objectively determine projected cash flows and related valuation estimates that would have been used as of each October 1 of prior reporting periods without the use of hindsight. As such, the change in annual impairment test date has been prospectively applied beginning October 1, 2015.
Goodwill and intangible assets with indefinite useful lives are not amortized. A description of our policy for reporting units and assumptions used in estimating fair value is included in Note 9 (Intangible Assets, net and Goodwill).
Other Long-Lived Assets and Intangible Assets with Finite Useful Lives
Identified intangible assets with finite useful lives are amortized over two to sixteen years using the straight-line method, which materially approximates the pattern of the assets' use. Factors considered when assigning useful lives include legal, regulatory and contractual provisions, product obsolescence, demand, competition and other economic factors. We assess the recoverability of long-lived assets and intangible assets with finite useful lives whenever events arise or circumstances change that indicate the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets (or asset groups) to be held and used is measured by a comparison of the carrying amount of the asset (or asset group) to the expected net future undiscounted cash flows to be generated by that asset (or asset group) or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through expected net future undiscounted cash flows. The amount of impairment of other long-lived assets and intangible assets with finite lives is measured by the amount by which the carrying amount of the asset exceeds the fair market value of the asset.
As of December 31, 2015, we had $16.7 million of assets held for sale. These assets held for sale are included in our Consolidated Balance Sheet as of December 31, 2015 within Prepaid expenses, deposits and other current assets and are reported at the lower of the carrying amount or fair market value, less expected costs to sell. No assets were classified as held for sale as of December 31, 2014.
Minimum Guarantees
We enter into long-term license agreements with third parties in which we are obligated to pay a minimum guaranteed amount of royalties, typically annually over the life of the contract. We account for the minimum guaranteed obligations within other long-term liabilities at the onset of the license arrangement and record a corresponding licensed asset within intangible assets, net. The licensed assets related to the minimum guaranteed obligations are amortized over the term of the license agreement with the amortization expense recorded in D&A. The long-term liability related to the minimum guaranteed

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

obligations is reduced as royalty payments are made as required under the license agreement. The weighted average remaining term of our license agreements with minimum guaranteed obligations was four years and six years as of December 31, 2015 and 2014, respectively. We assess the recoverability of license agreements whenever events arise or circumstances change that indicate the carrying amount of the licensed asset may not be recoverable. Recoverability of the licensed asset and the amount of impairment, if any, are determined using our policy for intangible assets with finite useful lives described above. Our total minimum guaranteed obligations were $160.3 million and $173.7 million as of December 31, 2015 and 2014, respectively. Our remaining expected future payments of minimum guaranteed obligations are $41.8 million, $35.1 million, $28.6 million, $28.3 million and $26.5 million in the years ending December 31, 2016, 2017, 2018, 2019 and 2020, respectively. The current and long-term portions of our minimum guaranteed obligations were $41.8 million and $118.5 million, respectively as of December 31, 2015 and $33.3 million and $140.4 million, respectively as of December 31, 2014 and are recorded in accrued liabilities and other long-term liabilities, respectively, in our Consolidated Balance Sheets at December 31, 2015 and 2014.
Subsequent to December 31, 2015, we amended and extended the terms of one of our existing license agreements under which we are obligated to pay minimum guarantees of $88.0 million over the life of the contract.
Software, net
We classify software development costs as either internal use software or external use software. We account for costs incurred to develop internal use software in accordance with ASC 350-40, Internal Use Software. Consequently, any costs incurred during preliminary project stages are expensed; costs incurred during the application development stages are capitalized; and costs incurred during the post-implementation/operation stages are expensed. Once the software is placed in operation, we amortize the capitalized software cost over its estimated economic useful life, which is typically two to ten years.
We purchase, license and incur costs to develop external use software to be used in the products we sell or provide to customers. Such costs are capitalized under ASC 985. Costs incurred in creating software are expensed when incurred as R&D until technological feasibility has been established, after which costs are capitalized up to the date the software is available for general release to customers. Generally, the software we develop reaches technological feasibility when a working model of the software is available. We capitalize the payments made for software that we purchase or license for use in our products that has previously met the technological feasibility criteria prior to our purchase or license. Annual amortization of capitalized software costs is recorded over the estimated economic life, which is typically eight to ten years.
     For our game themes, we have determined that such products reach technological feasibility when internal testing is complete and the product is ready to be submitted to gaming regulators for approval. We incur and capitalize regulatory approval costs for our game themes after technological feasibility is achieved. Annual amortization of regulatory approval costs is recorded over the estimated economic life, which is typically two to four years.
Equity Investments
We account for our equity investments where we own a non-controlling interest, but exercise significant influence, under the equity method of accounting. Under the equity method of accounting, our original cost of the investment is adjusted for our share of equity in the earnings of the equity investee and reduced by dividends and distributions of capital received. We review equity investments for impairment annually at the end of the fourth quarter, or more frequently, if events or changes in circumstances indicate the carrying amount of the investment may not be recoverable. An equity investment is impaired only if the estimate of the fair value of the investment is less than the carrying amount of the investment, and such decline in value is deemed to be other than temporary. If an impairment was to occur, the impairment would be measured as the excess of the carrying amount of the equity investment over the fair value of the equity investment.
Other Assets
We capitalize debt issuance costs associated with long-term line-of-credit arrangements and amortize ratably the deferred debt issuance costs over the term of the arrangement. As described in Note 12 (Other Assets), we adopted ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, during the fourth quarter of 2015. The adoption of these accounting standards resulted in the reclassification of previously capitalized debt issuance costs associated with long-term debt financing, other than line-of-credit arrangements in the amount of $171.4 million and $203.1 million as of December 31, 2015 and 2014, respectively. These debt issuance costs are now presented as a direct reduction from the carrying amount of long-term debt, consistent with the treatment of unamortized debt discount.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

With respect to other amortized or non-amortized long-term assets, we assess the recoverability of our other long-term assets whenever events arise or circumstances change that indicate the carrying amount of the asset may not be recoverable as described in the paragraph above.
Other assets also include the non-current portion of our deferred tax assets. During the fourth quarter of 2015, we adopted ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The retrospective adoption of this accounting standard resulted in the reclassification of $72.8 million of previously reported current deferred tax assets, of which $1.8 million was reclassified as non-current deferred tax assets (included in Other assets in our Consolidated Balance Sheets), and $71.0 million is now reported net within non-current deferred tax liabilities as of December 31, 2014. For additional information, see Note 21 (Income Taxes).
Derivative Financial Instruments
We record derivative financial instruments on the balance sheet at their respective fair values. From time to time, we utilize interest rate forward contracts, swap contracts or swaptions, designated as cash flow hedges, to mitigate gains or losses associated with the change in expected cash flows due to fluctuations in interest rates on our variable rate debt. We also enter into foreign currency forward contracts from time to time to mitigate the risk associated with cash payments required to be made in non-functional currencies or to mitigate the risk associated with cash payments received in non-functional currencies from our equity method investees. See Note 16 (Fair Value Measurements).
Advertising Costs
The cost of advertising is expensed as incurred and totaled $41.1 million, $32.2 million and $9.4 million in 2015, 2014 and 2013, respectively.
R&D
R&D costs are expensed as incurred. R&D related primarily to software product development costs and is expensed until technological feasibility has been established. Employee related costs associated with related product development are included in R&D.
Employee Termination and Restructuring
We account for employee termination and restructuring activities in accordance with ASC 420, Exit and Disposal Activities (“ASC 420”). We have terminated employees and restructured portions of our operations in the past and have restructuring initiatives currently underway related to our recent acquisitions of Bally and WMS. To the extent these activities involve voluntary separations, no liabilities are generally recorded until offers to employees are accepted. If employees are involuntarily terminated, a liability is generally recorded at the communication date. We may engage in additional restructuring activities in the future. Identifying and calculating the costs to terminate employees and exit operations or properties requires certain estimates to be made. Although our estimates have been reasonably accurate in the past, judgment is required, and these estimates and assumptions may change as additional information becomes available or facts or circumstances change. For additional information see Note 4 (Employee Termination and Restructuring Plans).
Income Taxes
Income taxes are determined using the liability method of accounting for income taxes. Our tax benefit (expense) includes U.S. and international income tax benefit (expense), but excludes the provision for U.S. taxes on undistributed earnings of specified international subsidiaries that are treated as permanently invested.
The Company applies a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Current accounting guidance allows the recognition of only those income tax positions that have a greater than 50 percent likelihood of being sustained upon examination by the taxing authorities. While we believe we have adequately provided for our uncertain tax positions, amounts asserted by taxing authorities could vary from our liability for uncertain tax positions. Accordingly, additional provisions for tax-related matters, including interest and penalties, could be recorded in income tax expense in the period revised estimates are made or the underlying matters are settled or otherwise resolved. The Company operates within multiple taxing jurisdictions and is examined in various jurisdictions in the normal course of business. The reversal of the accruals is recorded when examinations are effectively settled, statutes of limitation are closed or tax laws are changed. We recognize income tax receivables for the amount of taxes paid in prior years that is refundable by carryback of an operating loss or unused tax credit arising in the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

current year. We had $27.5 million and $89.2 million of current income tax receivables recorded in prepaid expenses, deposits and other current assets in our Consolidated Balance Sheets as of December 31, 2015 and 2014, respectively.

Certain items of income and expense are not reported in tax returns and financial statements in the same year. The tax effect of such temporary differences is reported as deferred income taxes. Accounting guidance for income taxes requires that the future realization of deferred tax assets depends on the existence of sufficient taxable income in future periods. Possible sources of taxable income include taxable income in carryback periods, the future reversal of existing taxable temporary differences recorded as a deferred tax liability, tax-planning strategies that generate future income or gains in excess of anticipated losses in the carryforward period and projected future taxable income.
If, based upon all available evidence, both positive and negative, it is more likely than not (more than 50 percent likely) such deferred tax assets will not be realized, a valuation allowance is recorded. Significant weight is given to positive and negative evidence that is objectively verifiable. A company’s three-year cumulative loss position is significant negative evidence in considering whether deferred tax assets are realizable and the accounting guidance restricts the amount of reliance we can place on projected taxable income to support the recovery of the deferred tax assets.
At December 31, 2015 and 2014, we had valuation allowances of $46.8 million and $58.1 million, respectively, related to the U.S. net deferred tax assets. Prior to 2014, we had maintained a valuation allowance against our net deferred tax assets related to U.S. net deferred tax assets based on the negative evidence of our three-year cumulative loss position. After considering the net deferred tax liabilities resulting from the Bally acquisition, in 2014 we recorded a net release of the valuation allowance related to our net U.S. deferred tax assets in the amount of $79.1 million. Based on our projections as to the reversal of certain U.S. deferred tax liabilities, we expect that an additional valuation allowance will likely be required in 2016. It is not practicable at this time to estimate the amount of any 2016 change in the valuation allowance as the change in the U.S deferred tax assets related to future expected U.S. net operating losses is not known.
Foreign Currency Translation
We have significant operations where the local currency is the functional currency, including our operations in the U.K., Europe, Australia and Canada. Assets and liabilities of foreign operations are translated at period-end rates of exchange and results of operations are translated at the average rates of exchange for the period. Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive loss in stockholders' (deficit) equity. Gains or losses resulting from foreign currency transactions are included in other (expense) income, net in the Consolidated Statements of Operations and Comprehensive Loss.
Stock-based Compensation
               We recognize expense for stock-based compensation plans based on the estimated fair value of the related awards in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). Pursuant to our incentive stock plans, we can grant option and restricted stock awards, among other awards, to employees and our non-employee directors. The grants generally vest over a period of up to four years, depending on the nature of the award. We periodically grant certain stock-based awards that are contingent upon the Company achieving certain pre-determined financial performance targets. Upon determining that the performance target is probable, the fair value of the award is recognized over the service period.  Determining the probability of achieving a performance target requires estimates and judgment and any significant changes in key assumptions used to reach our conclusions could result in an adjustment to our financial statements that could be material.
We measure compensation cost for stock-based awards at fair value on grant date and recognize compensation expense over the service period for awards that are expected to vest. The fair value of RSUs is determined based on the number of underlying shares and the quoted price of our common stock and the fair value of stock options is determined using the Black-Scholes valuation model. The estimation of stock-based awards that will ultimately vest requires judgment and, to the extent actual or updated estimates of forfeiture rates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period in which such estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience. Actual results and future changes in estimates may differ substantially from our current estimates. See Note 18 (Stock-Based and Other Incentive Compensation).
Comprehensive Loss
We include and separately classify in comprehensive loss unrealized gains and losses from our foreign currency translation adjustments, gains or losses associated with pension or other post-retirement benefits, prior service costs or credits associated with pension or other post-retirement benefits, transition assets or obligations associated with pension or other post-

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

retirement benefits and the effective portion of derivative financial instruments designated as hedging instruments. See Note 20 (Accumulated Other Comprehensive (Loss) Income).
Business Combinations
We apply the provisions of ASC 805, Business Combinations ("ASC 805"), in the accounting for acquisitions, which requires us to recognize separately from goodwill the fair value of assets acquired and liabilities assumed on the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. Significant estimates and assumptions are required to value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable. These estimates are inherently uncertain and subject to refinement and typically include the calculation of an appropriate discount rate and projection of the cash flows associated with each acquired asset. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations. For additional information regarding recent business combinations, see Note 3 (Acquisitions and Dispositions).
New Accounting Guidance - Recently Adopted
In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. ASU 2014-08 changes the criteria for reporting discontinued operations and modifies related disclosure requirements. The new guidance is effective on a prospective basis for fiscal years beginning after December 15, 2014, and interim periods thereafter. The adoption of this guidance did not have a material effect on our financial condition, results of operations or cash flows.
In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 intends to simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. In August 2015, the FASB issued ASU No. 2015-15, which amended Subtopic 835-30 for the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. In the amendment, an entity can defer and present debt issuance costs related to line-of-credit arrangements as an asset and subsequently amortize the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The guidance is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years, and is required to be applied retrospectively to all periods presented. Early adoption is permitted for financial statements that have not been previously issued. The effect of adopting this guidance during the fourth quarter of 2015 is disclosed in Note 12 (Other Assets).
In July 2015, the FASB issued ASU No. 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965): (Part I) Fully Benefit-Responsive Investment Contracts, (Part II) Plan Investment Disclosures, (Part III) Measurement Date Practical Expedient (consensuses of the FASB Emerging Issues Task Force). ASU 2015-12 intends to simplify the measurement and presentation of fully benefit-responsive investment contracts. Under the amendments, fully benefit-responsive investment contracts are measured, presented, and disclosed only at contract value. A plan will continue to provide disclosures that help users understand the nature and risks of fully benefit-responsive investment contracts. ASU 2015-12 is effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The effect of adopting this guidance during the fourth quarter of 2015 did not have a material effect on our financial condition, results of operations or cash flows.
In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. ASU 2015-16 eliminates the requirement to retrospectively apply adjustments made to provisional amounts recognized in a business combination. It requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this ASU require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendments in this ASU require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU 2015-16 should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not been issued. The effect of adopting this guidance during the fourth quarter of 2015 did not have a material effect on our financial condition, results of operations or cash flows.
In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which eliminates the requirement to present deferred tax liabilities and assets as current and non-current in a classified balance sheet. Instead, all deferred tax assets and liabilities will be required to be presented as non-current. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments in this guidance may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented with earlier application permitted for financial statements that have not been issued. We adopted this guidance retrospectively to all periods presented during the fourth quarter of 2015, with the effect disclosed in Note 21 (Income Taxes).
New Accounting Guidance - Not Yet Adopted
In May 2014, the FASB issued ASU No. 2014-09 (Topic 606), Revenue from Contracts with Customers. The amended guidance outlines a single comprehensive revenue model for entities to use in accounting for revenue from contracts with customers. The guidance supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that "an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services." In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one year to now be effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017. Early adoption of the standard is permitted but not before the original effective date of December 15, 2016. The ASU may be adopted using a full retrospective approach or reporting the cumulative effect as of the date of adoption. We are currently evaluating the impact of adopting this guidance.
In July 2015, the FASB issued ASU No. 2015-11, Inventory: Simplifying the Measurement of Inventory. ASU 2015-11 changes the criteria for measuring inventory within the scope of the ASU. Inventory will now be measured at the lower of cost and net realizable value, while the concept of market value will be eliminated. The ASU defines net realizable value as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with earlier adoption permitted. The prospective adoption of the ASU is required. We are currently evaluating the impact of adopting this guidance.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The amended guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The adoption of this guidance is expected to result in a significant portion of our operating leases being recognized on our Consolidated Balance Sheets. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years with earlier adoption permitted. We are currently evaluating the impact of adopting this guidance.

(2) Business Segments
We report our operations in three business segments—Gaming, Lottery and Interactive—representing our different products and services. These are our reportable segments under ASC 280, Segment Reporting. Each of our business segments is managed by a separate executive who reports to our chief executive officer (who is our "chief operating decision maker" under applicable accounting standards). Our three business segments represent separate standalone businesses based on the industries in which we operate. Our Gaming business segment generally sells gaming machines and VLTs, conversion kits and parts, and leases or otherwise provides gaming machines, server-based systems and content, to commercial, tribal and governmental gaming operators. Additionally, since our acquisition of Bally, this business segment also sells and supports specialized casino-management systems-based software and hardware, sells and leases PTG content and sells and leases Shufflers, including automatic card shufflers, deck checkers and roulette chip sorters. Our Lottery business segment provides instant lottery games and related value-added services, as well as licensed brands utilized in instant lottery games and loyalty and reward services. Our Lottery business segment also provides systems products and services generally comprised of point-of-sale terminals, a central system, customized computer software, data communication services, support and/or related

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

equipment.  Our Interactive business segment provides social gaming and RMG services to online casino operators through our remote game servers. The products and services from which each reportable segment derives its revenues are further discussed in Note 1 (Description of the Business and Summary of Significant Accounting Policies).
The following tables present revenue, cost of revenue, SG&A, R&D, employee termination and restructuring, goodwill impairments, D&A, operating (loss) income from continuing operations, earnings (loss) from equity investments, total assets and capital expenditures for the years ended (or at) December 31, 2015, 2014 and 2013, respectively, by business segment. Certain unallocated corporate amounts consisted primarily of general and administrative expenses, other income (expense), D&A expense and unallocated assets and capital expenditures.

	Year Ended December 31, 2015
	Gaming	Lottery	Interactive	Total
Revenue:
Services	$956.3	$185.5	$210.0	$1,351.8
Product sales	817.3	45.7	—	863.0
Instant games	—	544.0	—	544.0
Total revenue	1,773.6	775.2	210.0	2,758.8

Cost of services (1)	190.1	109.8	72.8	372.7
Cost of product sales (1)	370.2	35.3	—	405.5
Cost of instant games (1)	—	325.9	—	325.9
Selling, general and administrative	285.1	67.0	66.3	418.4
Research and development	154.9	6.3	22.7	183.9
Employee termination and restructuring	11.2	0.2	1.5	12.9
Depreciation and amortization	728.6	95.9	19.6	844.1
Goodwill impairments	935.0	67.6	—	1,002.6
Segment operating (loss) income from continuing operations	$(901.5)	$67.2	$27.1	$(807.2)
Unallocated corporate costs				(217.4)
Consolidated operating loss				$(1,024.6)

Earnings from equity investments	$3.5	$13.4	$—	$16.9
Assets at December 31, 2015	$6,135.2	$1,116.6	$211.9
Unallocated assets at December 31, 2015				268.5
Consolidated assets at December 31, 2015				$7,732.2
Gaming, lottery and interactive capital expenditures	$234.8	$43.9	$6.7
Unallocated capital expenditures for the year ended December 31, 2015				38.2
Consolidated capital expenditures for the year ended December 31, 2015				$323.6
________________________________________________________________________________________________________________________________

(1)	Exclusive of D&A.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Year Ended December 31, 2014
	Gaming	Lottery	Interactive	Total
Revenue:
Services	$442.6	$201.4	$144.5	$788.5
Product sales	363.8	101.1	—	464.9
Instant games	—	533.0	—	533.0
Total revenue	806.4	835.5	144.5	1,786.4

Cost of services (1)	111.0	120.8	51.9	283.7
Cost of product sales (1)	195.5	78.8	—	274.3
Cost of instant games (1)	—	291.4	—	291.4
Selling, general and administrative	235.3	73.3	57.3	365.9
Research and development	98.7	4.6	13.7	117.0
Employee termination and restructuring	15.5	3.5	7.1	26.1
Depreciation and amortization	318.7	97.1	13.3	429.1
Segment operating (loss) income from continuing operations	$(168.3)	$166.0	$1.2	$(1.1)
Unallocated corporate costs				(171.6)
Consolidated operating loss				$(172.7)

Earnings (loss) from equity investments	$3.3	$(10.9)	$—	$(7.6)
Assets at December 31, 2014	$7,853.0	$1,407.2	$185.5
Unallocated assets at December 31, 2014				275.4
Consolidated assets at December 31, 2014				$9,721.1
Gaming, lottery and interactive capital expenditures	$160.5	$58.3	$5.4
Unallocated capital expenditures for the year ended December 31, 2014				14.1
Consolidated capital expenditures for the year ended December 31, 2014				$238.3
________________________________________________________________________________________________________________________________

(1)	Exclusive of D&A.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Year Ended December 31, 2013
	Gaming	Lottery	Interactive	Total
Revenue:
Services	$181.8	$203.2	$30.0	$415.0
Product sales	88.7	71.2	—	159.9
Instant games	—	516.0	—	516.0
Total revenue	270.5	790.4	30.0	1,090.9

Cost of services (1)	77.9	113.8	11.4	203.1
Cost of product sales (1)	56.4	47.1	—	103.5
Cost of instant games (1)	—	285.1	—	285.1
Selling, general and administrative	87.1	70.7	10.1	167.9
Research and development	17.4	5.5	3.1	26.0
Employee termination and restructuring	6.7	5.1	1.9	13.7
Depreciation and amortization	103.9	94.5	2.7	201.1
Segment operating (loss) income from continuing operations	$(78.9)	$168.6	$0.8	$90.5
Unallocated corporate costs				(108.8)
Consolidated operating loss				$(18.3)

(Loss) earnings from equity investments	$(12.1)	$13.6	$—	$1.5
Assets at December 31, 2013	$2,333.6	$1,581.1	$84.1
Unallocated assets at December 31, 2013				110.8
Consolidated assets at December 31, 2013 (2)				$4,109.6
Gaming, lottery and interactive capital expenditures	$75.8	$79.0	$3.2
Unallocated capital expenditures for the year ended December 31, 2013				7.8
Consolidated capital expenditures for the year ended December 31, 2013				$165.8
________________________________________________________________________________________________________________________________

(1)	Exclusive of D&A.

(2)	Includes the impact of adopting ASU 2015-03, ASU 2015-15, and ASU 2015-17.
In evaluating financial performance, we focus on operating (loss) income from continuing operations as a segment's measure of profit or loss. Segment operating (loss) income from continuing operations is (loss) income before interest expense, earnings (loss) from equity investments, loss on early extinguishment of debt, gain on sale of equity interest, other (expense) income, net, unallocated corporate costs and income taxes. Certain corporate assets consisting of cash, prepaid expenses and property, plant and equipment are not allocated to the segments. The accounting policies of our business segments are the same as those described above in the summary of significant accounting policies.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The following table presents a reconciliation of business segment operating (loss) income to net loss from continuing operations before income taxes for each period:

	Years Ended December 31,
	2015	2014	2013
Reported segment operating (loss) income from continuing operations	$(807.2)	$(1.1)	$90.5
Unallocated corporate costs	(217.4)	(171.6)	(108.8)
Consolidated operating loss	(1,024.6)	(172.7)	(18.3)
Interest expense	(664.9)	(307.2)	(119.5)
Earnings (loss) from equity investments	16.9	(7.6)	1.5
Loss on early extinguishment of debt	—	(25.9)	(5.9)
Gain on sale of equity interest	—	14.5	—
Other (expense) income, net	(21.6)	4.0	(1.1)
Net loss from continuing operations before income taxes	$(1,694.2)	$(494.9)	$(143.3)
The following tables present revenue by customer location and long-lived assets by geographic location:

	Years Ended December 31,
	2015	2014	2013
Revenue:
United States (1)	$2,144.0	$1,070.1	$559.8
North America, other than United States	175.0	131.0	74.2
United Kingdom	157.5	162.5	157.5
Europe, other than the United Kingdom	182.1	283.6	213.2
Other	100.2	139.2	86.2
Total (2)	$2,758.8	$1,786.4	$1,090.9

	As of December 31,
	2015	2014
Property and equipment, net:
United States	$606.4	$771.1
North America, other than United States	43.4	59.9
United Kingdom	76.8	96.6
Europe, other than the United Kingdom	28.6	34.2
Other	38.8	51.0
Total (3)	$794.0	$1,012.8
_____________________________________________________________________________

(1)	Sales to international customers originating from the U.S. were $185.5 million, $58.1 million and $18.5 million for the years ended December 31, 2015, 2014 and 2013, respectively.

(2)	Total revenue from international customers for the years ended December 31, 2015, 2014 and 2013 was $614.8 million, $716.3, million and $531.1 million, respectively.

(3)	Total property and equipment held outside the United States as of December 31, 2015 and 2014 was $187.6 million and $241.7 million, respectively.

(3) Acquisitions and Dispositions
Acquisitions
There were no acquisitions during the year ended December 31, 2015.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Bally Acquisition
On November 21, 2014, the Company acquired all of the outstanding common stock of Bally for $5.1 billion (including the refinancing of approximately $1.9 billion of existing Bally indebtedness), creating one of the largest diversified global gaming suppliers.
We completed the allocation of the purchase price, which resulted in the purchase price exceeding the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by $2,956.1 million. Such excess amount has been recognized as goodwill within our Gaming and Interactive business segments. We attribute this goodwill to enhanced financial and operational scale, market diversification, opportunities for synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill. The allocation of the purchase price to the fair values of assets acquired and liabilities assumed did not change during the year ended December 31, 2015 from the amounts disclosed in Note 3 (Acquisitions and Dispositions) in our 2014 Annual Report on Form 10-K.
In connection with the Bally acquisition we incurred $76.6 million of acquisition-related costs which were recorded in SG&A in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.

The allocation of the purchase price to the fair values of assets acquired and liabilities assumed is presented below:

At November 21, 2014
Cash and cash equivalents	$59.9
Restricted cash	16.0
Accounts receivable	217.1
Notes receivable	22.0
Inventories	134.0
Deferred income taxes, current portion (1)	32.4
Prepaid expenses, deposits and other current assets	71.6
Property and equipment	335.3
Goodwill	2,956.1
Restricted long-term cash and investments	19.3
Intangible assets	1,800.3
Software	308.3
Other assets	61.8
Total assets	6,034.1
Long-term debt, including amounts due within one year	(1,882.9)
Accounts payable	(33.0)
Accrued liabilities	(133.7)
Deferred income taxes (1)	(747.0)
Other long-term liabilities	(37.0)
Total liabilities	(2,833.6)
Total equity purchase price	$3,200.5
(1) Does not reflect adoption of ASU 2015-17.
The concluded fair values of tangible assets and identifiable intangible assets are presented below:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Fair values at November 21, 2014
Land and land improvements	$18.1
Buildings and leasehold improvements	36.3
Furniture, fixtures, and other property, plant and equipment	33.6
Gaming equipment	247.3
Total property and equipment	$335.3

Fair values at November 21, 2014
Trade names	$225.0
Brand names	90.7
Core technology and content	734.7
Customer relationships	726.0
Long-term licenses	23.9
Total intangible assets	$1,800.3
The fair value of acquired real property was determined primarily using a cost approach, in which we determined an estimated replacement cost for the assets. To determine the fair value of the land, we utilized the sales comparison approach, which compares the land to properties that have recently been sold in similar transactions. For gaming equipment and other personal property assets, we determined the fair value using cost approaches in which we determined an estimated reproduction or replacement cost, as applicable.
The estimated fair values of acquired indefinite-lived trade names and finite-lived internally-developed intellectual property ("IP") was determined using the royalty savings method, which is a risk-adjusted discounted cash flow approach. Finite-lived intangible assets valued using the royalty savings method include gaming content and operating system software, casino management systems and game server software (all included within software above), certain product trade names and game cabinet design IP (included in core technology and content above). The royalty savings method values an intangible asset by estimating the royalties saved through ownership of the asset. The royalty savings method requires identifying the future revenue that would be impacted by the trade name or IP asset (or royalty-free rights to the assets), multiplying it by a royalty rate deemed to be avoided through ownership of the asset and discounting the projected royalty savings amounts back to the acquisition date.  The royalty rate used in such valuation was based on a consideration of market rates for similar categories of assets.  The indefinite lived trade names included "Bally" and "SHFL". Game content and operating system software, casino management systems software and game server software is classified as software, net, on the Consolidated Balance Sheet.
The estimated fair values of the acquired PTG IP and Shuffler IP (both included in core technology and content above) and customer relationships were determined using the excess earnings method, which is a risk-adjusted discounted cash flow approach that determines the value of an intangible asset as the present value of the cash flows attributable to such asset after excluding the portion of the cash flows that are attributable to other assets. The contribution to the cash flows that are made by other assets - such as fixed assets, working capital, workforce and other intangible assets, including trade names and game content and design IP - was estimated through contributory asset capital charges. The value of the acquired customer relationship asset is the present value of the attributed post-tax cash flows, net of the post-tax return on fair value attributed to the other assets.
The estimated fair value of deferred income taxes was determined by applying the appropriate enacted statutory tax rate to the temporary differences that arose on the differences between the financial reporting value and tax basis of the assets acquired and liabilities assumed. The estimated fair value of accounts receivable includes consideration of the contractual amount of the receivables of $234.1 million and our estimate of the amount not expected to be collected of $17.0 million. The estimated fair value of notes receivable includes consideration of the contractual amount of the receivables of $68.2 million and our estimate of the amount not expected to be collected of $1.5 million.
The estimated fair value of current and long-term deferred revenue was determined using the bottoms-up approach which involves the application of a normal profit margin to the direct and incremental costs required to fulfill the remaining performance obligation. The costs to fulfill are reflective of those that the Company will incur to fulfill the service and do not

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

include costs such as selling, marketing and training. The estimated fair value of current and long-term deferred revenue is approximately $10.3 million.
The revenue and loss from continuing operations of Bally from the acquisition date through December 31, 2014 are presented below and included in our Consolidated Statements of Operations and Comprehensive Loss. These amounts are not necessarily indicative of the results of operations that Bally would have realized if it had continued to operate as a stand-alone company during the period presented, primarily due to the elimination of certain headcount and administrative costs since the acquisition date resulting from integration activities or due to costs that are now reflected in our unallocated corporate costs and not allocated to Bally.

From November 21, 2014 through December 31, 2014
Revenue	$151.6
Loss from continuing operations	$(21.1)
WMS Acquisition
On October 18, 2013, we acquired all of the outstanding common stock of WMS, a global gaming supplier with a diversified suite of products and strong content creation capabilities, for $1,485.9 million.
We completed the allocation of the purchase price, which resulted in the purchase price exceeding the aggregate fair value of the acquired assets and assumed liabilities at the acquisition date by $381.8 million. Such excess amount has been recognized as goodwill within our Gaming and Interactive business segments. We attribute this goodwill to enhanced financial and operational scale, market diversification, opportunities for synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.
In connection with the WMS acquisition, we incurred $13.7 million of acquisition-related costs which were recorded in SG&A in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2013.
The allocation of the purchase price to the fair values of assets acquired and liabilities assumed is presented below:

At October 18, 2013
Current assets	$503.9
Long-term notes receivable	76.2
Property, plant and equipment, net	465.8
Goodwill	381.8
Intangible assets	325.0
Intellectual property	201.2
Other long-term assets	7.8
Total assets	1,961.7
Current liabilities	(158.9)
Deferred income taxes	(166.6)
Long-term liabilities	(150.3)
Total liabilities	(475.8)
Total equity purchase price	$1,485.9
Our estimates of the fair values of tangible assets and identifiable intangible assets are presented below:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Fair values at October 18, 2013
Land	$14.9
Real property	110.5
Gaming equipment	230.8
Personal property	109.6
Total property and equipment	$465.8

Trade names	$66.0
Product names	39.3
Customer relationships	131.5
Long-term licenses	88.2
Total intangible assets	$325.0
The fair value of acquired real property was determined primarily using a cost approach, in which we determined an estimated replacement cost for the assets. To estimate the fair value of the land, we utilized the sales comparison approach, which compares the land to properties that have recently been sold in similar transactions. For gaming equipment and other personal property assets, we determined the fair value using cost approaches in which we determined an estimated reproduction or replacement cost, as applicable.
The fair values of acquired indefinite-lived trade names and finite-lived internally-developed IP was determined using the royalty savings method discussed above. Finite-lived intangible assets include certain product trade names, game content and design IP and operating system and game server software. The indefinite-lived trade names include "WMS" and "Williams Interactive".
The fair value of the acquired customer relationships was determined using the excess earnings method discussed above. The fair value of the long-term licenses was determined based on a comparison of rates and terms of the acquired licenses to a portfolio of market comparables to determine if the acquired long term licenses were at rates above or below market. In addition, we recorded a long-term asset and liability related to the minimum guarantee for long-term licenses in accordance with the Company's policy as described in Note 1 (Description of the Business and Summary of Significant Accounting Policies).
The fair value of deferred income taxes was determined by applying the appropriate enacted statutory tax rate to the temporary differences that arose on the differences between the financial reporting value and tax basis of the assets acquired and liabilities assumed.
The revenue and loss from continuing operations of WMS since the acquisition date through December 31, 2013 that are included in our Consolidated Statements of Operations and Comprehensive Loss are presented below. These amounts are not necessarily indicative of the results of operations that WMS would have realized if it had continued to operate as a stand-alone company during the period presented, primarily due to the elimination of certain headcount and administrative costs since the acquisition date that are the result of integration activities or due to costs that are now reflected in our unallocated corporate costs and not allocated to WMS.

From October 18, 2013 through December 31, 2013
Revenue	$144.7
Loss from continuing operations	$(31.4)
As required by ASC 805, the following unaudited pro forma statements of operations for the years ended December 31, 2014, 2013 and 2012 give effect to the Bally acquisition as if it had been completed on January 1, 2013 and give effect to the WMS acquisition as if it had been completed on January 1, 2012. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results actually would have been during the periods presented had the Bally acquisition and the WMS acquisition been completed during the periods presented. In addition, the unaudited pro forma financial information does not purport to project future operating results. The pro forma

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

statements of operations do not fully reflect: (1) any anticipated synergies (or costs to achieve synergies) or (2) the impact of non-recurring items directly related to the Bally acquisition or the WMS acquisition.

	Year Ended December 31,
	2014	2013	2012**
Revenue from Consolidated Statements of Operations and Comprehensive Loss	$1,786.4	$1,090.9	$928.6
Add: Bally revenue not reflected in Consolidated Statements of Operations and Comprehensive Loss *	1,159.5	1,358.6	—
Add: WMS revenue not reflected in Consolidated Statements of Operations and Comprehensive Loss	—	567.4	688.5
Unaudited pro forma revenue	$2,945.9	$3,016.9	$1,617.1

	Year Ended December 31,
	2014	2013	2012**
Net loss from continuing operations from Consolidated Statements of Operations and Comprehensive Loss	$(234.3)	$(25.6)	$(43.9)
Add: Bally net loss from continuing operations not reflected in Consolidated Statements of Operations and Comprehensive Loss plus pro forma adjustments described below *	(195.4)	(349.1)	—
Add: WMS net loss from continuing operations not reflected in Consolidated Statements of Operations and Comprehensive Loss plus pro forma adjustments described below	—	(34.7)	(50.4)
Unaudited pro forma net loss from continuing operations	$(429.7)	$(409.4)	$(94.3)
* Bally acquired SHFL on November 25, 2013. Bally revenue and net loss from continuing operations for the year ended December 31, 2013 have been combined with the historical results of SHFL on a pro forma basis to reflect the pro forma results as if Bally acquired SHFL on January 1, 2013.
** Pro forma adjustments for 2012 only include WMS adjustments, as required by ASC 805.
Unaudited pro forma amounts for the Bally acquisition include adjustments to reflect the following:

(1)
An adjustment to reflect additional D&A of $143.7 million and $168.2 million for the years ended December 31, 2014 and 2013, respectively, that would have been charged assuming the fair value adjustments to intangible assets and property and equipment had been applied on January 1, 2013.

(2)
An adjustment to decrease cost of sales by $6.6 million for the year ended December 31, 2014 to reflect the impact of purchase accounting adjustments on the carrying amount of finished goods inventory.

(3)
An adjustment to reverse acquisition-related fees and expenses of $100.5 million for the year ended December 31, 2014, which includes $41.0 million associated with the cancellation of outstanding Bally equity awards upon the closing of the acquisition.

(4)
An adjustment to reflect the additional interest expense of $285.7 million and $380.7 million for the years ended December 31, 2014 and 2013, respectively, that would have been incurred assuming the Bally acquisition financing transactions (as well as the issuance of the 2021 Notes and subsequent purchase and redemption of the 2019 Notes) had occurred on January 1, 2013. The $285.7 million adjustment to interest expense for the year ended December 31, 2014 is net of $64.7 million of certain debt financing fees incurred in connection with the financing of the Bally acquisition.

(5)	An adjustment to reverse the loss on extinguishment of debt of $25.9 million for the year ended December 31, 2014 recorded in connection with the purchase and redemption of the 2019 Notes.

(6)
An adjustment of $33.0 million and $76.6 million for the years ended December 31, 2014 and 2013, respectively, to reflect the income tax benefit of the pro forma adjustments made to the pro forma statement of operations calculated at the statutory rates in effect in each significant jurisdiction. The pro forma adjustment to income tax (expense) benefit for the year ended December 31, 2014 also reflects the reversal of the income tax benefit of $79.1 million resulting from the partial release of the valuation allowance on Scientific Games’ net U.S. deferred tax assets related to the net deferred tax liabilities recognized in conjunction with the Bally acquisition.

Unaudited pro forma amounts for the WMS acquisition include adjustments to reflect the following:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

(1)
An adjustment to reflect additional D&A of $22.2 million and $60.9 million for the years ended December 31, 2013 and 2012, respectively, that would have been charged assuming the fair value adjustments to intangible assets and property and equipment had been applied on January 1, 2012.

(2)	An adjustment to decrease cost of sales by $13.0 million to reflect the impact of purchase accounting adjustments on the carrying amount of inventory for the year ended December 31, 2013.

(3)
An adjustment to reverse acquisition-related fees and expenses of $74.0 million and $2.5 million for the years ended December 31, 2013 and 2012, respectively, as these expenses are deemed non-recurring in nature.

(4)
An adjustment to reflect the additional interest expense of $61.0 million and $83.0 million for the years ended December 31, 2013 and 2012, respectively, that would have been charged assuming our October 18, 2013 credit facilities were in place as of January 1, 2012.

(5)
An adjustment of $12.5 million and $33.3 million for the years ended December 31, 2013 and 2012, respectively, to reverse the U.S. tax expense of WMS under the assumption that the U.S. taxable income of WMS for each period presented would have been offset by U.S. tax attributes of the Company.

Dispositions
In January 2014, we completed the sale of our equity interest in Sportech for cash proceeds of £27.8 million, or $44.9 million, resulting in a gain of approximately £9 million, or $14.5 million, which is reflected as a gain on sale of equity interest in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
On March 25, 2013, we completed the sale of our installed base of gaming machines in our pub business for a purchase price of £0.5 million. The pub business was previously included in our Gaming business segment. The revenue and expenses of the discontinued pub operations for the years ended December 31, 2015, 2014, and 2013 were as follows:

	Year Ended December 31,
	2015	2014	2013
Revenue:
Services	$—	$—	$1.8

Operating expenses:
Cost of services (1)	—	—	3.0
Selling, general and administrative	—	—	1.2
Depreciation and amortization	—	—	0.6

Loss from discontinued operations	—	—	(3.0)

Other income, net	—	—	0.8
Income tax expense	—	—	(2.4)

Net loss from discontinued operations	$—	$—	$(4.6)
(1) Exclusive of D&A.

(4) Employee Termination and Restructuring Plans
We recorded pre-tax employee termination and restructuring costs of $21.9 million, $30.7 million and $22.7 million for the years ended December 31, 2015, 2014 and 2013, respectively. No new material employee termination and restructuring plans were initiated during the year ended December 31, 2015. We expect to complete the integration-related restructuring plan actions related to the Bally and WMS integrations as discussed below during 2016. All other employee termination and restructuring actions reported in 2014 were completed as of December 31, 2014 and are not reflected in the tables below.
Bally Integration-Related Restructuring Plan
Upon our acquisition of Bally in November 2014, we began integrating Scientific Games and Bally by implementing our plans to streamline our operations and cost structure. We have recorded costs that meet the criteria under ASC 420, in each of our business segments associated with integration activities that have been initiated in the relevant period. These costs include employee termination costs, costs relating to the exiting of facilities and product lines, as well as costs relating to existing contracts.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

WMS Integration-Related Restructuring Plan
Upon our acquisition of WMS in October 2013, we began integrating Scientific Games and WMS and implementing our plans to streamline our operations and cost structure. We have recorded costs that meet the criteria under ASC 420 in each of our business segments associated with integration activities that have been initiated in the relevant period. These costs include employee termination costs, costs relating to the exiting of facilities and costs related to exiting two immaterial business lines.
Unallocated corporate employee termination costs primarily related to terminations of certain executives, including our former chief executive officer, in the fourth quarter of 2013.
Employee Termination and Restructuring Costs by Business Segment
The following table presents a summary of employee termination and restructuring costs by business segment related to the restructuring plans described above, including the cumulative costs incurred through December 31, 2015 since the relevant restructuring activities were initiated and the total expected costs related to the relevant restructuring activities that have been initiated. As additional integration-related activities are initiated, we expect to incur additional costs related to those activities.

Business Segment		Employee Termination Costs	Property Costs	Other	Total
Gaming (1)	2015	$10.3	$—	$0.9	$11.2
	Cumulative	28.6	0.9	3.8	33.3
	Expected Total	28.6	0.9	3.8	33.3

Lottery	2015	0.2	—	—	0.2
	Cumulative	3.3	0.4	—	3.7
	Expected Total	3.3	0.4	—	3.7

Interactive	2015	1.4	—	0.1	1.5
	Cumulative	5.2	0.4	5.0	10.6
	Expected Total	5.2	0.4	5.0	10.6

Unallocated corporate (2)	2015	5.0	2.0	2.0	9.0
	Cumulative	16.3	4.3	2.0	22.6
	Expected Total	16.3	4.3	2.0	22.6

Total	2015	$16.9	$2.0	$3.0	$21.9
	Cumulative	$53.4	$6.0	$10.8	$70.2
	Expected Total	$53.4	$6.0	$10.8	$70.2
(1) Other restructuring costs reflect costs related to the exit of two immaterial business lines.
(2) Unallocated corporate employee termination costs primarily relates to an accrual for cash severance due to our former chief executive officer and special termination benefits for the retirement of our chief financial officer.
The following table presents a summary of restructuring charges and the changes in the restructuring accrual during 2015:

	Employee Termination Costs	Property Costs	Other	Total
Balance as of December 31, 2014	$17.9	$1.7	$3.0	$22.6
Accrual additions	16.9	2.0	3.0	21.9
Cash payments	(27.5)	(2.9)	(4.6)	(35.0)
Balance as of December 31, 2015	$7.3	$0.8	$1.4	$9.5

(5) Basic and Diluted Loss Per Common Share

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive common shares that were outstanding during the period. As of December 31, 2015, 2014 and 2013, we had outstanding stock options and RSUs that could potentially dilute basic earnings per share in the future.
The following represents a reconciliation of the numerator and denominator used in computing basic and diluted income available to common stockholders per common share for the years ended December 31, 2015, 2014 and 2013:

	Years Ended December 31,
	2015	2014	2013
Loss (numerator)
Net loss from continuing operations	$(1,394.3)	$(234.3)	$(25.6)
Net loss from discontinued operations	—	—	(4.6)
Net loss	$(1,394.3)	$(234.3)	$(30.2)
Shares (denominator)
Basic weighted-average common shares outstanding	85.9	84.6	85.0
Diluted weighted-average common shares outstanding	85.9	84.6	85.0
Basic and diluted net loss per share amounts
Basic net loss per share from continuing operations	$(16.23)	$(2.77)	$(0.30)
Basic net loss per share from discontinued operations	—	—	(0.06)
Total basic net loss per share	$(16.23)	$(2.77)	$(0.36)
Diluted net loss per share from continuing operations	$(16.23)	$(2.77)	$(0.30)
Diluted net loss per share from discontinued operations	—	—	(0.06)
Total diluted net loss per share	$(16.23)	$(2.77)	$(0.36)
For all periods presented, basic and diluted loss per share were the same, as any additional common stock equivalents would be anti-dilutive. We excluded 1.8 million, 1.6 million and 2.6 million of stock options from the calculation of diluted weighted-average loss per share for the years ended December 31, 2015, 2014 and 2013, respectively, which would be anti-dilutive due to the net loss in those periods. In addition, we excluded 5.6 million, 5.0 million and 5.2 million RSUs from the calculation of diluted weighted-average loss per share for the years ended December 31, 2015, 2014 and 2013, respectively, which would be anti-dilutive due to the net loss in those periods.

(6) Accounts Receivable, Notes Receivable, Allowance for Doubtful Accounts and Bad Debt
The following summarizes the components of current and long-term accounts and notes receivable, net:

	As of December 31,
	2015	2014
Current:
Accounts receivable	$497.7	$479.5
Notes receivable	180.4	194.6
Allowance for doubtful accounts	(23.3)	(17.0)
Current accounts and notes receivable, net	$654.8	$657.1
Long-term:
Notes receivable, net	51.3	87.5
Total accounts and notes receivable, net	$706.1	$744.6

Credit Quality of Notes Receivable

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The Company has provided extended payment terms and development financing to certain customers in the form of notes receivable. We carry our notes receivable at face amounts less an allowance for doubtful accounts and imputed interest, if any. Interest income is recognized ratably over the life of the note receivable and any related fees or costs to establish the notes are expensed as incurred, as they are considered insignificant. Actual or imputed interest, if any, is determined based on stated rates or current market rates at the time the note originated and is recorded as interest income in other income (expense), net, ratably over the payment period. We generally impute interest income on notes receivable with terms greater than one year that do not contain a stated interest rate. The interest rates on our outstanding notes receivable ranged from 4.0% to 10.4% at December 31, 2015 and 2014. Our policy is to generally recognize interest on our notes receivable until the note receivable is deemed non-performing, which we define as a note on which payments are over 180 days past due. The amount of our non-performing notes was immaterial at December 31, 2015 and 2014.
We monitor the credit quality of our accounts and notes receivable by reviewing an aging of customer invoices. Invoices are considered past due if a scheduled payment is not received within agreed-upon terms. We also review a variety of other relevant qualitative information such as collection experience, economic conditions and customer-specific financial conditions to evaluate credit risk in recording the allowance for doubtful accounts or as an indicator of an impaired loan. Where possible, we seek payment deposits, collateral, pledge agreements, bills of exchange, foreign bank letters of credit, post-dated checks or personal guarantees with respect to notes receivable from our customers. However, the majority of our international notes receivable do not have these features. Currently, we have not sold our notes receivable to third parties; therefore, we do not have any off-balance sheet liabilities for factored receivables.
Over the past few years, the government authorities in Argentina had limited the exchange of pesos into U.S. dollars and the transfer of funds from Argentina. In December 2015, the newly elected government removed the limitations of the previous government and also devalued the “official” peso to the market rate. Our accounts and notes receivable, net, from customers in Argentina at December 31, 2015 was $15.4 million, which is denominated in U.S. dollars, although, under the terms of our arrangements with our customers in Argentina, they are required to pay us in pesos at the spot exchange rate between the peso and the U.S. dollar on the date of payment. With the recent devaluation of the peso, our customers will now have to pay more pesos to reduce their obligations. In evaluating the collectability of customer receivables in Argentina at December 31, 2015, we specifically evaluated recent government actions, payments, receivable aging, any additional security or collateral we had (bills of exchange, pledge agreements, etc.) and other facts and circumstances relevant to our customers’ ability to pay. Our customers in Argentina have continued to pay us in pesos based on the spot exchange rate between the peso and the U.S. dollar on the payment date. We collected $32.7 million of outstanding receivables from customers in Argentina during the year ended December 31, 2015.
Recent government actions and challenges affecting the gaming industry in Mexico have increased the credit quality risk with respect to certain of our current Mexico customers. Our accounts and notes receivable, net, from these certain customers in Mexico at December 31, 2015 was $36.2 million. We collected $33.4 million of outstanding receivables from these customers during the year ended December 31, 2015.
The following summarizes the components of total notes receivable, net:

	December 31, 2015	Balances over 90 days past due	December 31, 2014	Balances over 90 days past due
Notes receivable:
Domestic	$62.4	$2.6	$95.3	$7.9
International	169.8	26.6	186.8	12.0
Total notes receivable	232.2	29.2	282.1	19.9

Notes receivable allowance for doubtful accounts:
Domestic	(2.6)	(2.5)	—	—
International	(10.6)	(9.5)	(5.9)	(3.5)
Total notes receivable allowance for doubtful accounts	(13.2)	(12.0)	(5.9)	(3.5)

Notes receivable, net	$219.0	$17.2	$276.2	$16.4
At December 31, 2015, 7.9% of our total notes receivable, net, was past due by over 90 days compared to 5.9% at December 31, 2014.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The following tables detail our evaluation of notes receivable for impairment as of December 31, 2015 and 2014:

	As of December 31, 2015	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Notes receivable:
Domestic	$62.4	$20.7	$41.7
International	169.8	101.8	68.0
Total notes receivable	$232.2	$122.5	$109.7

	As of December 31, 2014	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Notes receivable:
Domestic	$95.3	$36.1	$59.2
International	186.8	121.0	65.8
Total notes receivable	$282.1	$157.1	$125.0
The following table reconciles the allowance for doubtful notes receivable from December 31, 2014 to December 31, 2015:

	Total	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Beginning balance at December 31, 2014	$5.9	$5.9	$—
Charge-offs	(0.8)	(0.8)	—
Recoveries	(1.0)	(0.9)	(0.1)
Provision	9.1	8.7	0.4
Ending balance at December 31, 2015	$13.2	$12.9	$0.3
Modifications to original financing terms are exceptions to our cash collection process and are a function of collection activities with the customer. If a customer requests a modification of financing terms during the collection process, we evaluate the proposed modification in relation to the recovery of our gaming machines, generally seek additional security and recognize any additional interest income ratably over the remaining new financing term. Additionally, we often take the opportunity to simplify the customer's future payments by consolidating several notes (each typically representing an individual purchase transaction) into one note. In those instances, the aging of any outstanding receivable balance would be adjusted to reflect the new payment terms. Any such modifications generally do not include a concession on the amount owed and generally result only in a delay of payments relative to the original terms.
There were no significant modifications during the year ended December 31, 2015. The following summarizes the notes receivable financing terms that were modified during the year ended December 31, 2014:

		Twelve Months Ended December 31, 2014
	# of Customers	# of Notes	Pre-Modification Investment	Post-Modification Investment
Financing term modifications:
International (1)	11	34	$17.1	$17.1
Total financing term modifications	11	34	$17.1	$17.1
    (1) The modifications are detailed below:

•	One customer for which 12 notes were consolidated into one note aggregating $4.0 million, with an average 28-month payment extension;

•	One customer for which three notes were consolidated into one note aggregating $3.1 million, with an average four-month payment extension;

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

•	One customer for which five notes were consolidated into one note aggregating $2.5 million, with an average 24-month payment extension;

•	One customer with a note for $2.3 million for which original payment terms were extended by nine months;

•	One customer with a note for $1.8 million for which original payment terms were extended by 34 months;

•
One customer for which four notes were consolidated into one note aggregating $1.4 million, with an average five-month extension and another note for $0.2 million for which original payment terms were extended by seven months;

•	One customer for which two notes were consolidated into one note aggregating $0.7 million, with an average 15-month payment extension;

•	One customer with a note for $0.5 million for which original payment terms were extended by 21 months;

•	One customer with a note for $0.3 million for which original payment terms were extended by 27 months;

•	One customer for which two notes were consolidated into one note aggregating $0.2 million, with an average 14-month payment extension; and

•	One customer with a note for $0.1 million for which original payment terms were extended by 21 months.
In certain international jurisdictions, we offer extended financing terms to our customers. Such financing activities subject us to increased credit risk, which could be exacerbated by, among other things, unfavorable economic conditions or political or economic instability in those regions. Our notes receivable were concentrated in the following international gaming jurisdictions at December 31, 2015:

Mexico	19%
Peru	16%
Australia	9%
Columbia	7%
Argentina	5%
Other (less than 5% individually)	18%
International	74%

(7) Inventories
Inventories consisted of the following:

	As of December 31,
	2015	2014
Parts and work-in-process	$118.3	$105.7
Finished goods	130.2	159.9
Total inventories	$248.5	$265.6
Parts and work-in-process include parts for gaming machines, lottery terminals and instant lottery ticket materials, as well as labor and overhead costs for work-in-process associated with the manufacturing of instant lottery games and lottery terminals. Our finished goods inventory primarily consists of gaming machines for sale, instant games for our Participation arrangements and licensed branded merchandise.

(8) Property and Equipment, net

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Gaming and lottery machinery and equipment, including assets under capital leases, were as follows:

	As of December 31,
	2015	2014
Gaming equipment	$770.8	$799.9
Less: accumulated depreciation	(274.0)	(279.1)
Gaming equipment, net	496.8	520.8

Lottery machinery and equipment	313.8	311.7
Less: accumulated depreciation	(238.3)	(207.4)
Lottery machinery and equipment, net	75.5	104.3

Total gaming and lottery machinery and equipment, net	$572.3	$625.1
Property and equipment, net consisted of the following:

	As of December 31,
	2015	2014
Land	$38.5	$43.0
Buildings and leasehold improvements	185.2	206.3
Furniture and fixtures	36.0	36.2
Construction in progress	25.5	11.7
Other property and equipment, at cost	271.0	297.8
Less: accumulated depreciation	(334.5)	(207.3)
Property and equipment, net	$221.7	$387.7

Total property and equipment, net	$794.0	$1,012.8
Depreciation expense for the years ended December 31, 2015, 2014 and 2013 was $354.7 million, $269.6 million and $126.9 million, respectively. Cost of equipment (and related start-up costs) associated with specific gaming and lottery contracts and internal use software projects are recorded as construction in progress and not depreciated until placed in service. When the equipment is placed into service, the related costs are transferred from construction in progress to lottery machinery and equipment, gaming equipment or other property and equipment, and we commence depreciation. Depreciation expense is excluded from cost of services, cost of product sales and other operating expenses and is separately included with amortization expense on the Consolidated Statements of Operations and Comprehensive Loss.
As described in Note 1 (Description of the Business and Summary of Significant Accounting Policies), our policy is to periodically review the estimated useful lives of our fixed assets. We also assess the recoverability of long-lived assets (or asset groups) whenever events or changes in circumstances indicate that the carrying amount of such an asset (or asset groups) may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the expected net future undiscounted cash flows to be generated by that asset. If it is determined that an impairment has occurred, the amount of the impairment recorded is equal to the excess of the asset's carrying amount over its estimated fair value, which is generally derived from a discounted cash flow model.
As a result of our acquisition of Bally in the fourth quarter of 2014, we determined that we would consolidate our gaming machine manufacturing to Las Vegas, Nevada and sell our manufacturing facility in Waukegan, Illinois. As a result, we recorded a $9.4 million impairment on the Waukegan facility during the fourth quarter of 2014. In June 2015, we ceased manufacturing operations at our Waukegan facility and began marketing the facility for sale. During the fourth quarter of 2015, as a result of the reduction in demand for large manufacturing facilities in the Illinois area, we recorded a $6.6 million additional impairment to adjust the carrying amount of the Waukegan facility to fair value less expected selling costs. These charges were included in D&A in the Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015 and 2014. In addition, we listed two of our Gaming R&D facilities in Chicago, Illinois for sale during

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

December 2015. The Waukegan and Chicago facilities, which we expect to sell in 2016, are part of our Gaming business segment and represent $16.7 million of land and buildings, which are classified as held for sale within prepaid expenses, deposits and other current assets in our Consolidated Balance Sheets as of December 31, 2015.
During the second quarter of 2015, we initiated plans to sell a facility in Reno, Nevada, and consolidate our operations into one of our leased facilities, which supports sales, distribution, WAP operations and development operations for our Gaming business segment. In June 2015, we recorded a $4.9 million impairment of this facility to adjust the carrying amount to fair value less cost to sell. This charge is included in D&A in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015. In August 2015, we executed an agreement to sell the Reno facility at a price that materially approximated the fair value less cost to sell, and the sale closed in November 2015.
During the fourth quarter of 2015, we recorded $11.9 million in accelerated D&A of property and equipment related to our instant games operations. In addition, during 2015, 2014 and 2013, we recorded long-lived asset impairments of $1.9 million, $4.2 million and $2.5 million, respectively, related to lottery systems or underperforming U.S. lottery contracts. See Note 16 (Fair Value Measurements). During 2013, we lowered our estimated useful lives for gaming machines deployed to our U.K. LBO customers relative to historical estimates due to market changes that we believe impacted the replacement cycle of these gaming machines and recorded accelerated depreciation related to our change in estimated lives of $8.7 million.
Upon our acquisition of Bally in November 2014, we began integrating Scientific Games and Bally and implementing our plans to streamline our product offerings, operations and cost structure. As a result of these plans, during 2015 and 2014, we recorded $15.8 million and $14.5 million, respectively, of accelerated depreciation on certain equipment assets included in our Gaming business segment. In December 2013, we initiated a reorganization plan to exit our instant lottery game operations in Mexico. We recorded $3.1 million of accelerated D&A in 2013 related to this reorganization plan.
During 2015, the Gaming business segment disposed of certain fully depreciated gaming assets with a historical cost of $59.9 million. This disposal had no impact on Property and equipment, net in our Consolidated Balance Sheets as of December 31, 2015 or D&A in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015.
The impairment charges and accelerated depreciation expense discussed above are included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015, 2014, and 2013, respectively. The aggregate amount of impairments and accelerated depreciation charges related to our property and equipment assets reflected in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015, 2014 and 2013 are $41.1 million, $21.7 million, and $14.3 million, respectively.
(9) Intangible Assets, net and Goodwill
Intangible Assets, net
The following tables present certain information regarding our intangible assets as of December 31, 2015 and 2014. Amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives with no estimated residual values, which materially approximates the expected pattern of use.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Impairment Charges	Net Balance	Weighted Average Life
Balance as of December 31, 2015
Amortizable intangible assets:
Patents	$26.8	$12.5	$—	$14.3	11.9
Customer relationships	877.7	109.1	—	768.6	13.7
Licenses	326.1	91.6	—	234.5	4.8
Intellectual property (1)	731.1	124.5	—	606.6	6.1
Trade names	226.1	1.9	128.6	95.6	14.7
Brand names	124.0	18.9	—	105.1	7.9
Non-compete agreements	0.3	0.3	—	—	—
	2,312.1	358.8	128.6	1,824.7	8.1
Non-amortizable intangible assets:
Trade names	97.4	2.1	—	95.3	indefinite
Total intangible assets	$2,409.5	$360.9	$128.6	$1,920.0
Balance as of December 31, 2014
Amortizable intangible assets:
Patents	$17.9	$8.4	$—	$9.5	8.7
Customer relationships	883.2	46.7	—	836.5	13.5
Licenses	332.8	88.5	—	244.3	5.0
Intellectual property (1)	736.3	19.5	—	716.8	8.6
Brand names	128.2	5.3	—	122.9	9.2
Non-compete agreements	0.3	0.2	—	0.1	—
Lottery contracts	1.5	1.5	—	—	—
	2,100.2	170.1	—	1,930.1	9.3
Non-amortizable intangible assets:
Trade names	329.6	2.1	6.0	321.5	indefinite
Total intangible assets	$2,429.8	$172.2	$6.0	$2,251.6

(1) Includes $33 million of in-process R&D assets that will not be subject to amortization until they reach commercial feasibility.
The aggregate intangible asset amortization expense for the years ended December 31, 2015, 2014 and 2013 was $374.1 million, $89.0 million and $35.9 million, respectively. The estimated intangible asset amortization expense for the year ending December 31, 2016 and each of the subsequent four years is $225.4 million, $218.6 million, $229.9 million, $199.4 million and $154.6 million, respectively.
Indefinite-Lived Assets
We conduct impairment tests of our indefinite-lived assets annually in the fourth quarter of each fiscal year, or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of an indefinite-lived asset is less than its carrying amount or when circumstances no longer continue to support an indefinite useful life. During the second quarter of 2015, as a result of an interim review of indefinite-lived trade name assets, we recorded an impairment charge of $25.0 million, with a $9.5 million tax benefit, to reduce the carrying amount of one of our trade name assets to its fair value. This impairment is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015.
During the third quarter of 2015 and in conjunction with our introduction of a new SG-branded gaming cabinet, we determined that circumstances no longer continued to support an indefinite useful life for certain of our indefinite-lived trade name assets in our Gaming business segment. In connection with this determination and as required by ASC 350, we performed

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

a quantitative impairment test for our SG gaming-related trade name assets, which consisted of a comparison of the fair value of each trade name asset to its respective carrying amount. In the event that the fair value of a trade name asset is less than its carrying amount, the difference is recorded as an impairment charge. We estimated the fair value of the trade name assets using the relief-from-royalty method, which uses several significant assumptions, including an estimated royalty rate, revenue projections that consider historical and estimated future results and general economic and market conditions, as well as the impact of planned business and operational strategies. The following estimates and assumptions were used in applying the relief-from-royalty method:

•	Royalty rates between 0.5% and 1.0% based on market-observed royalty rates; and

•	A discount rate of 9.0% based on the required rate of return for the trade name assets.

Based on the estimated fair value of the trade name assets, we recorded a non-cash impairment charge of $103.6 million, with a tax benefit of $38.8 million during the third quarter of 2015. This impairment is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015. The change in useful life determination was treated as a change in estimate with the new $97.5 million carrying amount of the trade name assets being amortized on a straight-line basis over a fifteen-year period beginning in the fourth quarter of 2015, which materially approximates the expected pattern of use over the remaining useful life. The fifteen-year estimated useful life is a matter of management judgment, which we believe materially represents the period over which the trade name assets will contribute to the future cash flows of the Gaming business segment and is consistent with our policies for assigning useful lives as disclosed in Note 1 (Description of the Business and Summary of Significant Accounting Policies).

The aggregate amount of impairment charges for our trade name assets reflected in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2015, 2014 and 2013 was $128.6 million, $6.0 million, and $0, respectively.

Our annual impairment tests as of October 1, 2015 produced estimated fair values in excess of the carrying amounts for all of our remaining indefinite-lived intangible assets. Accordingly, no additional impairment charges were recorded during the fourth quarter of 2015.

Goodwill
We test goodwill for impairment at the reporting unit level by comparing the carrying amount of each reporting unit to its fair value using a quantitative two step test in accordance with ASC 350-20. We conduct impairment tests of goodwill annually in the fourth quarter of each fiscal year, or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the indicated fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired. In the event that the fair value of the reporting unit is less than its carrying amount, the amount of the impairment loss, if any, will be measured by comparing the implied fair value of goodwill to its carrying amount.

We reviewed our operating segments in accordance with ASC 350 to determine if additional reporting units exist within our operating segments based on the availability of discrete financial information that is regularly reviewed by segment management. For additional business segment information, see Note 2 (Business Segments). We determined that we have eight reporting units as of our October 1, 2015 goodwill impairment testing date: instant products, U.S. lottery systems, international lottery systems, SG gaming, legacy U.K. gaming, casino management systems, table products, and interactive. There were no subsequent changes to this determination through December 31, 2015. These are the same reporting units that we determined at December 31, 2014.

SG Gaming Impairment Charge

During the third quarter of 2015, we identified certain events and circumstances, which impacted our SG gaming reporting unit and required the performance of an interim goodwill impairment test. Specifically, market-related factors negatively impacting gaming machine unit demand and the number of gaming machines leased by our customers coupled with fewer than anticipated new casino openings and expansions have resulted in continued declines in our gaming machine sales and participation game revenues. A prolonged reduction in customer spending on new gaming machine units, a lack of new casino openings, economic and political conditions impacting unit sales and participation game revenues in certain international jurisdictions and cost reduction initiatives undertaken by certain of our customers during the third quarter of 2015 have all negatively impacted our SG gaming reporting unit. These conditions have culminated in a change in outlook for the SG gaming

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

reporting unit during the third quarter of 2015, which we identified as an indicator of goodwill impairment. Our SG gaming reporting unit is included in our Gaming business segment, which is reflected in the goodwill segment table below.

In performing the interim step one goodwill impairment test for our SG gaming reporting unit, we determined that the indicated fair value of our SG gaming reporting unit was less than its carrying amount. For purposes of the step one test under ASC 350-20, we estimated the fair value of the SG gaming reporting unit using both an income approach that analyzed projected discounted cash flows and a market approach that considered both comparable public companies as well as comparable industry transactions. In determining the fair value of our SG gaming reporting unit, we have given more weight to the income approach than to the market approach due to a relatively small number of comparable companies within our industry and absence of a significant volume of recent comparable industry transactions.

In calculating the fair value of our SG gaming reporting unit using the income approach, we used projections of revenues, profit margin, operating costs, capital expenditures and cash flows that considered historical and estimated future results and general economic and market conditions, as well as the impact of planned business and operational strategies. The following estimates and assumptions were also used in the discounted cash flow analysis:

•	A terminal revenue growth rate of 2.0% based on long term nominal growth rate potential;

•	A terminal profit margin percentage reflecting our historical and forecasted profit margins;

•	Assumptions regarding future capital expenditures reflective of maintaining our installed base of leased gaming machines and facilities under normalized operations; and

•	An overall discount rate of 9% based on our weighted average cost of capital for the SG gaming reporting unit.

Additionally, under the market approach, we used other significant observable inputs including various peer company comparisons and industry transaction data. Refer to Note 16 (Fair Value Measurements) for additional information.

As the step one test indicated a possible impairment in the carrying amount of our SG gaming reporting unit goodwill, we proceeded to perform step two of the impairment test to determine the amount of goodwill impairment to be recorded, if any. The amount of the impairment is calculated by comparing the implied fair value of the goodwill to its carrying amount, which requires us to allocate the fair value determined in the step one test to the individual assets and liabilities of the reporting unit. Any remaining fair value would represent the implied fair value of goodwill as of the testing date.

Based on the results of our goodwill impairment analysis for our SG gaming reporting unit, we recorded $935.0 million non-cash impairment charge with no tax benefit for the year ended December 31, 2015.

U.S. Lottery Systems Impairment Charge

Based on the results of our annual goodwill impairment test for our U.S. lottery systems reporting unit, we recorded a goodwill impairment charge of $67.6 million, which resulted in a tax benefit of $24.9 million, during the fourth quarter of 2015. The impairment charge resulted from an accumulation of various internal and external factors, including our consideration of the U.S lottery industry outlook, our failure to win anticipated new U.S. lottery system contracts, intense price-based competition and requirements for up-front cash-based payments.

For purposes of the step one test under ASC 350-20, we estimated the fair value of the U.S. lottery systems reporting unit using both an income approach that analyzed projected discounted cash flows and a market approach that considered comparable public companies. In determining the fair value of our U.S. lottery systems reporting unit, we have given more weight to the income approach than to the market approach due to a relatively small number of comparable companies within our industry.

In calculating the fair value of our U.S. lottery systems reporting unit using the income approach, we used projections of revenues, profit margin, operating costs, capital expenditures and cash flows that considered historical and estimated future results and general economic and market conditions, as well as the impact of planned business and operational strategies. In developing these projections and as part of our annual budget process, we also took into account unanticipated recent contract losses, lack of anticipated contract wins and increased price-based competition, as well as the updated U.S. lottery industry outlook for fiscal year 2016. The following estimates and assumptions were used in the discounted cash flow analysis:

•	A terminal revenue growth rate of 2.0% based on long term nominal growth rate potential;

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

•	A terminal profit margin percentage reflecting our historical and forecasted profit margins;

•	Assumptions regarding future capital expenditures reflective of maintaining and renewing our current customer contracts under normalized operations; and

•	An overall discount rate of 8% based on our weighted average cost of capital for the U.S. lottery systems reporting unit.

As the step one test indicated a possible impairment in the carrying amount of our U.S. lottery systems reporting unit goodwill, we proceeded to perform step two of the impairment test to determine the amount of goodwill impairment to be recorded, if any. The amount of any impairment is calculated by comparing the implied fair value of the goodwill to its carrying amount, which requires us to allocate the fair value determined in the step one test to the individual assets and liabilities of the reporting unit. Any remaining fair value represents the implied fair value of goodwill as of the testing date. The aforementioned fair value allocation analysis indicated no implied fair value of goodwill, resulting in the impairment charge. The U.S. lottery systems reporting unit is included in our Lottery business segment, which is reflected in the goodwill segment table below.

Other Reporting Units

Our annual impairment tests as of October 1, 2015 produced estimated fair values substantially in excess of their carrying amounts for each of our instant products, international lottery systems, casino management systems, table products and interactive reporting units, which we, based on our judgment, defined as 20% or greater fair value in excess of carrying amount. Although the estimated fair value of our legacy U.K. gaming reporting unit was in excess of its carrying amount, a decrease in the fair value of more than 17% could potentially result in an impairment of goodwill. Additionally, future declines in our SG gaming reporting unit fair value could result in additional goodwill impairment charges.

The table below reconciles the change in the carrying amount of goodwill, by business segment, for the period from December 31, 2013 to December 31, 2015.

Goodwill	Gaming	Lottery	Interactive	Totals
Balance as of December 31, 2013	$612.7	$513.9	$56.5	$1,183.1
Acquisitions	2,902.8	—	53.3	2,956.1
Foreign currency adjustments	(15.8)	(15.1)	—	(30.9)
Balance as of December 31, 2014	3,499.7	498.8	109.8	4,108.3
Foreign currency adjustments	(78.7)	(13.3)	—	(92.0)
Impairment charges	(935.0)	(67.6)	—	(1,002.6)
Balance as of December 31, 2015	$2,486.0	$417.9	$109.8	$3,013.7

(10) Software, net
Software, net consisted of the following:

	As of December 31,
	2015	2014
Software	$854.2	$812.1
Accumulated amortization	(368.3)	(219.4)
Software, net	$485.9	$592.7
During the fourth quarter of 2014, we recorded $308.3 million of software associated with our acquisition of Bally. In the years ended December 31, 2015 and 2014, we capitalized $28.0 million and $47.9 million, respectively, of software systems development costs. The total amount charged to amortization expense for amortization of software costs was $174.4 million, $95.7 million and $39.6 million for the years ended December 31, 2015, 2014 and 2013, respectively.
During the year ended December 31, 2014, we recorded accelerated amortization expense of $3.8 million related to software in our Gaming business for a product we are discontinuing. During the year ended December 31, 2013, we recorded accelerated amortization expense of $8.0 million related to the write-down of certain development costs including $4.6 million

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

related to software for a line of gaming machines we discontinued as a result of our reorganization plans and $3.4 million related to software in our Gaming business for a product we discontinued.

(11) Equity Investments
At December 31, 2015, we had investments in the entities described below, which are accounted for using the equity method of accounting (other than RCN, as discussed below). We record income or loss from equity method investments as "Earnings (loss) from equity investments" in the Consolidated Statements of Operations and Comprehensive Loss and record the carrying amount of each investment in "Equity investments" in the Consolidated Balance Sheets.
LNS
We own a 20% equity interest in LNS, an entity comprised principally of us, Gtech S.p.A, a subsidiary of International Gaming Technology PLC ("IGT") and Arianna 2001, a company owned by the Federation of Italian Tobacconists, that was awarded the concession from the Italian Monopoli di Stato to be the exclusive operator of the Italian Gratta e Vinci instant game lottery beginning in October 2010. The concession has an initial term of nine years and could be extended by the Monopoli di Stato for an additional nine years. LNS succeeded Consorzio Lotterie Nazionali ("CLN"), a consortium comprised of essentially the same group that owns LNS, as holder of the concession. Under the new concession, we are the primary supplier of instant lottery games for LNS, as we were under the prior concession. CLN, which had held the concession since 2004, is being wound up, with the bulk of its assets having been transferred to LNS. As of December 31, 2015, our investment in CLN was $1.8 million. LNS paid €800.0 million, or $1,089.8 million in upfront fees in 2010 under the terms of the new concession. We paid our pro rata share of these fees to LNS in 2010. The upfront fees associated with the new concession are amortized by LNS (€89.0 million, or $97.7 million each year of the new concession on a pre-tax basis), which reduces our earnings from our equity investment in LNS. Our share of the amortization is €18.0 million, or $19.8 million each year on a pre-tax basis. Subject to applicable limitations, we are entitled to receive from LNS annual cash dividends as well as periodic return of capital payments over the life of the concession.
For the years ended December 31, 2015, 2014 and 2013, we recorded $15.0 million, $17.6 million and $17.9 million, respectively, representing our share of earnings of LNS. We recognized revenue from the sale of instant games to LNS during the years ended December 31, 2015, 2014 and 2013 of $46.6 million, $47.1 million and $52.0 million, respectively. As of December 31, 2015 we had accounts receivable of $10.0 million from LNS. We received dividends of $14.5 million, $18.5 million and $18.3 million from LNS and CLN for the years ended December 31, 2015, 2014 and 2013, respectively. We received distributions of capital of $16.9 million, $31.5 million and $17.6 million from LNS and CLN during the years ended December 31, 2015, 2014 and 2013, respectively.
Northstar Illinois
We own a 20% equity interest in Northstar Illinois, an entity formed with Gtech Corporation ("Gtech"), a subsidiary of IGT to be the private manager for the Illinois Lottery. Northstar Illinois manages the day-to-day operations of the lottery under a PMA with the State of Illinois which commenced in January 2011 and has a 10-year term. Northstar Illinois is responsible for annual shortfall payments to the Illinois Lottery to the extent predetermined net income targets in the PMA are not achieved. Under our supply agreement with Northstar Illinois, we are responsible for the design, development, manufacturing, warehousing and distribution of instant lottery games and are compensated based on a percentage of retail sales.
In August 2015, Northstar Illinois, the State of Illinois, SGI and Gtech entered into a termination agreement with respect to the PMA. The termination agreement contemplates, among other things, (1) a $10.0 million net income shortfall payment for the lottery’s 2015 fiscal year, (2) termination of the PMA in January 2017 (subject to possible extension by mutual agreement of the State of Illinois and Northstar Illinois in 3- to 6-month increments), (3) that, following December 2014, Northstar Illinois will no longer be entitled to any incentive compensation payments and will no longer be liable for any shortfall payments following the $10.0 million shortfall payment for the lottery's 2015 fiscal year, (4) reimbursement of Northstar Illinois for certain costs it incurs in transitioning its obligations under the PMA, (5) continuation of our instant lottery game supply agreement (and Gtech’s lottery systems supply agreement) with Northstar Illinois until July 2017, subject to a reduced rate structure and (6) our right to negotiate a new supply agreement with any manager that replaces Northstar Illinois and our ability to participate in the procurement process for such replacement manager.
During the second quarter of 2015, we recorded a charge of $2.0 million, representing our 20% share of the estimated $10 million net income shortfall payment for the lottery's fiscal year ended June 30, 2014, which is recorded in earnings (loss)

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

from equity investments in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015.
For the years ended December 31, 2015, 2014 and 2013, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss losses of $2.7 million, $34.8 million (inclusive of a $19.7 million non-cash impairment charge to write down our investment in Northstar Illinois), and $4.5 million, respectively. We recognized revenue from the sale of instant games to Northstar Illinois during the years ended December 31, 2015, 2014 and 2013 of $20.8 million, $24.5 million and $25.0 million, respectively. As of December 31, 2015, we had accounts receivable of $27.6 million from Northstar Illinois. We received no dividends or distributions of capital from Northstar Illinois during the years ended December 31, 2015, 2014 and 2013.
Northstar New Jersey
We own a 17.69% equity interest in Northstar New Jersey, the operating entity comprised of us, Gtech and a subsidiary of the administrator of the Ontario Municipal Employees Retirement System that executed a long-term services agreement to provide marketing and sales services to the New Jersey Lottery until 2029. In connection with the execution of the services agreement, Northstar New Jersey made a $120.0 million payment to the State, of which we contributed our pro rata portion of $21.5 million. Services under Northstar New Jersey's agreement with the New Jersey Lottery commenced on October 1, 2013. We account for our investment in Northstar New Jersey as an equity method investment due to our significant influence through our substantive participating and minority interest protection rights with respect to the entity. We contributed an additional $7.2 million to Northstar New Jersey during the year ended December 31, 2013 representing our pro rata portion of its initial working capital requirements.
Northstar New Jersey is entitled to receive annual incentive compensation payments from the State to the extent the lottery's net income for the applicable year exceeds specified target levels, subject to a cap of 3% of the applicable year's net income. Northstar New Jersey is responsible for payments to the State of New Jersey to the extent certain net income targets are not achieved by the New Jersey Lottery, subject to a cap of 2% of the applicable year’s net income and a $20.0 million shortfall payment credit that was fully utilized by the end of the fourth quarter of 2015. In addition, pursuant to a December 2015 amendment to the Northstar New Jersey services agreement, the State will be entitled to additional amounts for each of the lottery’s 2016-2018 fiscal years to the extent the sum of the New Jersey Lottery’s net income and the net income shortfall payments paid to the State by Northstar New Jersey (if any) for the applicable year fall below certain guaranteed amounts. We may be required to make capital contributions to Northstar New Jersey to fund our pro rata share of any shortfall payments that are payable to the State under the services agreement.
In December 2015, pursuant to the terms of the amendment to its services agreement discussed above, (i) Northstar New Jersey made a $15.4 million payment to the State, of which we contributed our pro rata portion of $2.7 million, representing consideration in connection with the terms and conditions of the amendment and (ii) Northstar New Jersey satisfied the $5.9 million net income shortfall payment owed to the State for the lottery’s fiscal year ended June 30, 2015 with the remainder of the $20.0 million shortfall payment credit.
Under separate supply agreements, we provide Northstar New Jersey with instant games and related services and Gtech provides Northstar New Jersey with lottery systems equipment and related services. We have a 30% economic interest (and are responsible for 30% of the capital requirements) associated with these supply arrangements. We own a 30% equity interest in Northstar SupplyCo New Jersey, LLC ("Northstar SupplyCo."), an entity we formed with Gtech in connection with these supply arrangements. During the year ended December 31, 2014 we contributed $3.7 million pursuant to the terms of the operating agreement of Northstar SupplyCo. No contributions were made to Northstar SupplyCo during the year ended December 31, 2015.
For the years ended December 31, 2015, 2014, and 2013, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss losses of $4.0 million, $3.7 million and income of $0.9 million, respectively, representing our share of the combined losses and earnings of Northstar New Jersey and Northstar SupplyCo. We recognized revenue of $18.3 million, $12.7 million and $1.2 million, respectively, from the sale of instant games to Northstar New Jersey during the years ended December 31, 2015, 2014 and 2013. As of December 31, 2015, we had accounts receivable of $0.4 million from Northstar New Jersey. We received no dividends or distributions of capital from Northstar New Jersey or Northstar SupplyCo. during the years ended December 31, 2015, 2014 and 2013.
Hellenic Lotteries

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

We own a 16.5% equity interest in Hellenic Lotteries, a company we formed with OPAP S.A. and Intralot S.A. In July 2013, Hellenic Lotteries was granted a 12-year concession for the exclusive rights to the production, operation and management of instant game and certain traditional lotteries in Greece. We account for our investment in Hellenic Lotteries as an equity method investment due to our significant influence through our substantive participating and minority interest protection rights with respect to the entity. In connection with the concession, Hellenic Lotteries paid an upfront fee of €190.0 million, or $252.0 million, to the Greek government, of which we contributed our pro rata portion of €31.4 million, or $41.6 million. In addition to our portion of the upfront payment, we contributed an additional €0.3 million, or $0.4 million to Hellenic Lotteries for working capital requirements, resulting in aggregate contributions of €31.7 million, or $42.0 million for the year ended December 31, 2013. Hellenic Lotteries is responsible for a monthly fee to the Greek government equal to a percentage of gross gaming revenue. In July 2013, we executed an instant games supply agreement with Hellenic Lotteries, pursuant to which we will be the exclusive provider of instant games and design services to Hellenic Lotteries and will also be responsible for certain advisory services applicable to all lottery games included in the concession. Operations under the concession agreement commenced in May 2014.
For the years ended December 31, 2015 and 2014, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss income of $1.7 million and $2.3 million, respectively, representing our share of the earnings of Hellenic Lotteries. We recognized revenue of $6.0 million and $6.3 million from the sale of instant games to Hellenic Lotteries during the years ended December 31, 2015 and 2014 respectively. As of December 31, 2015, we had accounts receivable of $2.6 million from Hellenic Lotteries. We received a dividend of $2.0 million and a distribution of capital of $12.0 million during the year ended December 31, 2015. We received no dividends or distributions of capital during the years ended December 31, 2014 and 2013.
CSG
On October 12, 2007, we invested $7.4 million for a 49% equity interest in CSG. CSG established an instant game manufacturing facility that produces instant lottery games for sale to the China Sports Lottery for a 15-year period that began in 2009. For the years ended December 31, 2015, 2014 and 2013, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss income of $3.4 million, $6.0 million and $6.9 million, respectively, representing our share of the earnings of CSG. We are also entitled to a royalty fee from CSG for intellectual property rights equal to 1% of the total gross profits distributed by CSG. We received dividends of $3.1 million, $6.4 million and $6.3 million from CSG for the years ended December 31, 2015, 2014 and 2013, respectively. We received no distributions of capital from CSG during the years ended December 31, 2015, 2014 and 2013, respectively.
GLB
On November 15, 2007, we acquired a 50% equity interest in the ownership of GLB, a provider of instant lottery game validation and inventory management systems to all of the China Welfare Lottery provincial jurisdictions, for $28.0 million. For the years ended December 31, 2015, 2014 and 2013, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss income of $0.2 million, income of $1.8 million, and a loss of $5.7 million (including an impairment of our investment of $6.4 million), respectively, representing our share of losses and earnings of GLB.
As a result of our investment review as of December 31, 2013, we recorded an impairment of $6.4 million to reduce our investment in GLB to fair value, which is included in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2013. No impairments were recorded for the years ended December 31, 2015 or 2014. We received dividends of $1.8 million for the year ended December 31, 2015. We received no dividends from GLB for the years ended December 31, 2014 and 2013 or distributions of capital during the years ended December 31, 2015, 2014 and 2013, respectively.
RCN
In February 2007, we sold our racing communications business and our 70% equity interest in NASRIN, our data communications business, to RCN in exchange for a 29.4% equity interest in RCN. RCN provides communications services to racing and other companies. For the years ended December 31, 2015, 2014 and 2013, respectively, our investment basis was zero as dividends were received in excess of our investment basis. In accordance with ASC 323, we temporarily discontinued the application of equity method accounting and recorded $3.7 million, $4.3 million, and $3.2 million of cash dividends received during the years ended December 31, 2015, 2014, and 2013, respectively, in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss. We received no distributions of capital from RCN during the years ended December 31, 2015, 2014 and 2013.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Sportech
Following the sale of our racing business to Sportech in 2010, we owned a 20% equity interest in Sportech, a U.K. company that operates football pools and associated games and provides wagering technology solutions to racetracks and off-track wagering networks. We recorded our equity interest in Sportech on a 90-day lag as allowed under ASC 323. In January 2014, we completed the sale of our equity interest in Sportech for cash proceeds of £27.8 million, or $44.9 million, resulting in a gain of approximately £9 million, or $14.5 million, which is reflected as a gain on sale of equity interest in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
ITL
We formed ITL in 2011 with a subsidiary of Playtech Limited ("Playtech") in connection with our license of a back-end technology platform from such entity. ITL acquires gaming machines and fixed odds betting terminals with funds contributed to it by us and the Playtech subsidiary. We lease gaming machines and fixed odds betting terminals from ITL and provide them to certain of our customers. The allocation of equity ownership interests in ITL between us and the Playtech subsidiary varies based on the respective capital contributions from each party; however, operating decisions of ITL are made jointly by the parties. For the years ended December 31, 2015, 2014 and 2013, we recorded in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss income of $1.0 million and losses of $1.8 million and $16.5 million, respectively, attributable to our share of the earnings and losses of ITL. We received dividends from ITL of $2.4 million for the year ended December 31, 2013 and no dividends for the years ended December 31, 2015 and 2014, respectively. We received distributions of capital of $10.0 million, $17.4 million and $2.4 from ITL during the years ended December 31, 2015, 2014 and 2013, respectively. We contributed an additional $40.3 million to ITL during the year ended December 31, 2014, primarily to fund new fixed odds betting terminals under a renewed contract with our largest U.K. customer. No contributions were made during the years ended December 31, 2015 or 2013.
Additional Information
Our equity method investments were not considered significant individually or in aggregate for the years ended December 31, 2015, 2014 and 2013.
As described in Note 1 (Description of the Business and Summary of Significant Accounting Policies), we assess on a periodic basis whether there are any indicators that the carrying amount of our equity investments may be impaired. An equity investment is impaired if the estimate of the fair value of such investment is less than the carrying amount and such decline in value is deemed to be other than temporary. If an impairment was to occur, the loss would be measured as the excess of the carrying amount over the fair value of the equity investment. Other than the impairment of our equity investment in GLB in 2013 and the impairment of our equity investment in Northstar Illinois in 2014, no other impairments were identified for the years ended December 31, 2015, 2014 and 2013.

(12) Other Assets
Other assets consisted of the following:

	As of December 31,
	2015	2014
Deferred financing costs	$12.7	$16.8
Deferred tax assets	20.7	20.4
Other assets	12.0	20.8
	$45.4	$58.0
Deferred financing costs relate to our long-term line-of-credit arrangements and are amortized ratably over the life of the financing agreements. We capitalized a total of $9.4 million and $9.8 million of deferred financing costs related to our revolving credit facility during 2013 and 2014, respectively, in connection with the October 18, 2013 credit agreement and subsequent credit agreement amendment on October 1, 2014. We did not capitalize any debt issuance costs during 2015. Amortization of capitalized deferred financing costs amounted to $4.1 million, $2.0 million and $0.4 million for the years ended December 31, 2015, 2014 and 2013, respectively and is included in interest expense in our Consolidated Statements of Operations and Comprehensive Loss.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

As described in Note 1 (Description of the Business and Summary of Significant Accounting Policies), we adopted ASU 2015-03 and ASU 2015-15 during the fourth quarter of 2015. The above information related to debt issuance costs reflects the retrospective application of this guidance, which resulted in the reclassification from other assets to long-term debt of $203.1 million of previously capitalized unamortized deferred financing costs relating to our outstanding notes and term loans as of December 31, 2014. These debt issuance costs are now presented as a direct reduction from the carrying amount of long-term debt. Previously reported Other assets and Long-term debt, excluding current installments as of December 31, 2014 were $259.3 million and $8,465.4 million, respectively.
As described in Note 1 (Description of the Business and Summary of Significant Accounting Policies), we also adopted ASU 2015-17 during the fourth quarter of 2015. The amounts related to deferred tax assets in the table above reflect the retrospective application of this guidance, which resulted in the reclassification of $72.8 million of previously reported current deferred tax assets, of which $1.8 million was reclassified as non-current deferred tax assets (included in Other assets in our Consolidated Balance Sheets), and $71.0 million is now reported net within non-current deferred tax liabilities as of December 31, 2014. For additional information, see Note 21 (Income Taxes).

(13) Accrued Liabilities
Accrued liabilities consisted of the following:

	As of December 31,
	2015	2014
Accrued interest	$97.4	$70.5
Compensation and benefits	80.1	106.4
Deferred revenue	47.5	45.2
Taxes, other than income	28.0	35.7
Legal accruals	26.5	60.0
Accrued licenses	19.4	11.4
Customer advances	16.3	10.7
WAP Jackpot	12.4	14.4
Accrued contract costs	12.2	13.1
Short-term hedge liability	7.9	—
Sales incentive	7.6	5.8
Accrued rent	3.6	3.7
Liabilities assumed in business combinations	2.2	6.6
Other	82.7	65.9
	$443.8	$449.4
(14) Leases
At December 31, 2015, we were obligated under operating leases covering office equipment, office and warehouse space, transponders and transportation equipment expiring at various dates. Future minimum lease payments required under our operating leases at December 31, 2015 were approximately as follows:

	2016	2017	2018	2019	2020	Thereafter
Future minimum lease payments	$27.1	$20.0	$14.0	$9.2	$7.8	$13.1
Total rental expense under operating leases was $47.0 million, $44.5 million and $23.7 million for the years ended December 31, 2015, 2014 and 2013, respectively.
Some of our operating leases contain provisions for future rent increases, rent-free periods or periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

charged to deferred rent obligation, which is included in accrued liabilities and other long-term liabilities in the accompanying Consolidated Balance Sheets.

(15) Long-Term and Other Debt
Outstanding Debt and Capital Leases
The following reflects outstanding debt as of the dates indicated below:

			Unamortized	Book value
		Unamortized	deferred	December 31,
	Principal	debt discount	financing costs	2015
Senior Secured Credit Facilities:
Revolver, varying interest rate, due 2018 (1)	$95.0	$—	$—	$95.0
Term Loan, varying interest rate, due 2020	2,254.0	(7.8)	(52.5)	2,193.7
Term Loan, varying interest rate, due 2021	1,980.0	(16.7)	(49.2)	1,914.1
2018 Notes	250.0	—	(2.0)	248.0
2020 Notes	300.0	—	(3.6)	296.4
2021 Notes	350.0	(1.8)	(5.6)	342.6
Secured Notes	950.0	—	(16.4)	933.6
Unsecured Notes	2,200.0	—	(42.1)	2,157.9
Capital lease obligations, 3.9% interest as of December 31, 2015 payable monthly through 2019	25.7	—	—	25.7
Total long-term debt outstanding	$8,404.7	$(26.3)	$(171.4)	$8,207.0
Less: current portion of long-term debt				(50.3)
Long-term debt, excluding current portion				$8,156.7
_______________________________________________________________________________________________________________________

(1)	Unamortized deferred financing costs related to the revolving credit facility are included in Other assets. See additional information included in Note 12 (Other Assets).

			Unamortized	Book value
		Unamortized	deferred	December 31,
	Principal	debt discount	financing costs	2014
Senior Secured Credit Facilities:
Revolver, varying interest rate, due 2018 (1)	$185.0	$—	$—	$185.0
Term Loan, varying interest rate, due 2020	2,277.0	(9.4)	(63.9)	2,203.7
Term Loan, varying interest rate, due 2021	2,000.0	(19.7)	(58.0)	1,922.3
2018 Notes	250.0	—	(2.7)	247.3
2020 Notes	300.0	—	(4.4)	295.6
2021 Notes	350.0	(2.2)	(6.7)	341.1
Secured Notes	950.0	—	(19.2)	930.8
Unsecured Notes	2,200.0	—	(48.2)	2,151.8
Capital lease obligations, 3.9% interest as of December 31, 2014 payable monthly through 2019	35.3	—	—	35.3
Total long-term debt outstanding	$8,547.3	$(31.3)	$(203.1)	$8,312.9
Less: current portion of long-term debt				(50.6)
Long-term debt, excluding current portion				$8,262.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

_______________________________________________________________________________________________________________________

(1)	Unamortized deferred financing costs related to the revolving credit facility are included in Other assets. See additional information included in Note 12 (Other Assets).
The following reflects debt and capital lease payments due over the next five years and beyond as of December 31, 2015:

	As of December 31, 2015
	Total	Within 1 Year	In 2 Years	In 3 Years	In 4 Years	In 5 Years	After 5 Years
Revolver, varying interest rate, due 2018	$95.0	$—	$—	$95.0	$—	$—	$—
Term Loan, varying interest rate, due 2020	2,254.0	23.0	23.0	23.0	23.0	2,162.0	—
Term Loan, varying interest rate, due 2021	1,980.0	20.0	20.0	20.0	20.0	20.0	1,880.0
2018 Notes	250.0	—	—	250.0	—	—	—
2020 Notes	300.0	—	—	—	—	300.0	—
2021 Notes	350.0	—	—	—	—	—	350.0
Secured Notes	950.0	—	—	—	—	—	950.0
Unsecured Notes	2,200.0	—	—	—	—	—	2,200.0
Capital lease obligations, 3.9% interest as of December 31, 2015 payable monthly through 2019	25.7	7.3	7.6	8.0	2.8	—	—
Total long-term debt outstanding	$8,404.7	$50.3	$50.6	$396.0	$45.8	$2,482.0	$5,380.0
Unamortized discount	(26.3)
Unamortized deferred financing costs	$(171.4)
	$8,207.0
Senior Secured Credit Facilities
The Company and certain of its subsidiaries are party to a credit agreement dated as of October 18, 2013, by and among SGI, as the borrower, the Company, as a guarantor, Bank of America, N.A., as administrative agent, and the lenders and other agents party thereto. Prior to the increase in the revolving credit facility and the assumption of the incremental term loans referred to below, the credit agreement provided for senior secured credit facilities in an aggregate principal amount of $2,600 million, consisting of a $300.0 million revolving credit facility, which has dollar and multi-currency tranches and a $2,300 million term B-1 loan facility.
On October 1, 2014, in connection with the Bally acquisition, we amended our existing credit agreement pursuant to which our $300.0 million revolving credit facility was increased by $267.6 million effective upon the Bally acquisition. In addition, we entered into an escrow credit agreement providing for a $2.0 billion senior secured incremental term B-2 loan facility (which became an incremental term B-2 loan facility under our existing credit agreement upon the consummation of the Bally acquisition).
On February 11, 2015, SGI entered into a lender joinder agreement to the credit agreement with an additional revolving commitment lender. Pursuant to the joinder agreement, the amount of the revolving credit facility under the credit agreement was increased by $25.0 million to $592.6 million. Up to $350.0 million of the revolving credit facility is available for issuances of letters of credit.
The term B-1 loans incurred in 2013 under the credit agreement are scheduled to mature on October 18, 2020, the term B-2 loans incurred in 2014 under the credit agreement are scheduled to mature on October 1, 2021 and the revolving credit facility under the credit agreement is scheduled to mature on October 18, 2018. All of the debt incurred under the Credit Agreement is subject to accelerated maturity depending on our liquidity at the time our 2018 Notes, 2020 Notes and 2021 Notes become due.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The term B-1 loans and the term B-2 loans under the credit agreement amortize in equal quarterly installments in an amount equal to 1.00% per annum of the stated principal amount thereof, with the remaining balance due at final maturity.
Interest on the term B-1 loan and the term B-2 loan is payable under the credit agreement at a rate equal to the eurodollar (LIBOR) rate or the base rate, plus an applicable margin, in each case, subject to a eurodollar (LIBOR) rate floor of 1.00% or a base rate floor of 2.00% as applicable. The applicable margin for the term B-1 loans and the term B-2 loans is 5.00% per annum for eurodollar (LIBOR) loans and 4.00% per annum for base rate loans. The initial applicable margin on eurodollar (LIBOR) rate borrowings under the revolving credit facility under the credit agreement is 3.000% per annum and may be reduced by 0.25% or 0.50% based on step downs tied to our net first lien leverage ratio.
SGI is required to pay commitment fees to revolving lenders on the actual daily unused portion of the revolving commitments at a rate of 0.50% per annum through maturity, subject to a step-down to 0.375% based upon the achievement of certain net first lien leverage ratios. SGI may voluntarily prepay all or any portion of outstanding amounts under the credit facilities at any time, in whole or in part, without premium or penalty, subject to redeployment costs in the case of a prepayment of eurocurrency loans on a day that is not the last day of the relevant interest period.
The credit agreement contains certain negative covenants that, among other things and subject to certain exceptions, restrict the Company’s and its restricted subsidiaries’ ability to incur additional debt or guarantees, grant liens on assets, make acquisitions or other investments, dispose of assets, prepay junior indebtedness or modify certain debt instruments, pay dividends or other payments on capital stock, consolidate or merge, enter into arrangements that restrict the ability to pay dividends, transfer assets or grant liens, enter into sale and leaseback transactions, enter into or consummate transactions with affiliates, or change fiscal year. The credit agreement contains customary events of default (subject to customary grace periods and materiality thresholds). Upon the occurrence of certain events of default, the obligations under the credit facilities may be accelerated and the commitments may be terminated.
Borrowings under the credit agreement are guaranteed by the Company and each of its current and future direct and indirect wholly owned domestic subsidiaries (other than SGI), subject to certain customary exceptions as set forth in the credit agreement. The obligations under the credit agreement are secured by a first priority lien on (1) substantially all the property and assets (real and personal, tangible and intangible) of SGI, the Company and the other guarantors and (2) 100% of the capital stock (or other equity interests) of all of the Company’s direct and indirect wholly owned domestic subsidiaries and 65% of the capital stock (or other equity interests) of the direct foreign subsidiaries of SGI and the guarantors, in each case, subject to certain customary exceptions.
In connection with the amended credit agreement and the issuance of the senior secured credit facilities in 2014, the Company capitalized $9.8 million of financing fees related to the revolving credit facility and recorded $84.5 million of debt discount related to $64.5 million financing fees associated with the term loans and $20.0 million of original issuance discount. In addition, in 2014 we expensed $64.7 million of debt financing fees related to commitment fees related to the Bally acquisition, which were included as interest expense in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
Subordinated Notes
2018 Notes
The 2018 Notes issued by the Company bear interest at the rate of 8.125% per annum, which is payable semiannually in arrears on March 15 and September 15 of each year. The 2018 Notes mature on September 15, 2018, unless earlier redeemed or repurchased by the Company, and are subject to the terms and conditions set forth in the indenture governing the 2018 Notes dated as of September 22, 2010 (the "2018 Notes Indenture"). The Company may redeem some or all of the 2018 Notes for cash at any time at the prices specified in the 2018 Notes Indenture.
Upon the occurrence of a change of control (as defined in the 2018 Notes Indenture), the Company must make an offer to purchase the 2018 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the 2018 Notes Indenture) and subject to the limitations contained in the 2018 Notes Indenture, the Company must make an offer to purchase certain amounts of the 2018 Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the 2018 Notes Indenture, at a purchase price equal to 100% of the principal amount of the 2018 Notes to be repurchased, plus accrued interest to the date of repurchase.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The 2018 Notes are unsecured senior subordinated obligations of the Company and are subordinated to all of the Company's existing and future senior debt, rank equally with all of the Company's future senior subordinated debt and rank senior to all of the Company's future debt that is expressly subordinated to the 2018 Notes. The 2018 Notes are guaranteed on an unsecured senior subordinated basis by all of the Company's wholly-owned U.S. subsidiaries (including SGI). The 2018 Notes are structurally subordinated to all of the liabilities of our non-guarantor subsidiaries.
The 2018 Notes Indenture contains certain covenants that, among other things, limit the Company's ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The 2018 Notes Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable).
2020 Notes
The 2020 Notes issued by SGI bear interest at the rate of 6.250% per annum, which is payable semiannually in arrears on March 1 and September 1 of each year. The 2020 Notes mature on September 1, 2020, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the indenture governing the 2020 Notes dated as of August 20, 2012 (the "2020 Notes Indenture").
SGI may redeem some or all of the 2020 Notes at any time at the prices specified in the 2020 Notes Indenture.
Upon the occurrence of a change of control (as defined in the 2020 Notes Indenture), SGI must make an offer to purchase the 2020 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the 2020 Notes Indenture) and subject to the limitations contained in the 2020 Notes Indenture, SGI must make an offer to purchase certain amounts of the 2020 Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the 2020 Notes Indenture, at a purchase price equal to 100% of the principal amount of the 2020 Notes to be repurchased, plus accrued interest to the date of repurchase.
The 2020 Notes are unsecured senior subordinated obligations of SGI and are subordinated to all of SGI's existing and future senior debt, rank equally with all of SGI's existing and future senior subordinated debt and rank senior to all of SGI's future debt that is expressly subordinated to the 2020 Notes. The 2020 Notes are guaranteed on an unsecured senior subordinated basis by the Company and all of its wholly owned U.S. subsidiaries (other than SGI). The 2020 Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.
The 2020 Notes Indenture contains certain covenants that, among other things, limit the Company's ability, and the ability of certain of its subsidiaries, including SGI, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The 2020 Notes Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable).
2021 Notes
On June 4, 2014, SGI issued $350.0 million in aggregate principal amount of 2021 Notes at a price of 99.321% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States under Regulation S under the Securities Act. The 2021 Notes were issued pursuant to an indenture dated as of June 4, 2014 (the "2021 Notes Indenture"). In May 2015, SGI completed an exchange offer in which all of the unregistered 2021 Notes were exchanged for a like amount of 2021 Notes that had been registered under the Securities Act.
The 2021 Notes bear interest at the rate of 6.625% per annum, which is payable semiannually in arrears on May 15 and November 15 of each year. The 2021 Notes mature on May 15, 2021, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the 2021 Notes Indenture. In connection with the issuance of the 2021 Notes, the Company recorded $9.7 million of debt discount, of which $7.3 million represents financing costs and $2.4 million represents original issuance discount.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SGI may redeem some or all of the 2021 Notes at any time prior to May 15, 2017 at a redemption price equal to 100% of the principal amount of the 2021 Notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make whole" premium. SGI may redeem some or all of the 2021 Notes at any time on or after May 15, 2017 at the prices specified in the 2021 Notes Indenture.
Upon the occurrence of a change of control (as defined in the 2021 Notes Indenture), SGI must make an offer to purchase the 2021 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the 2021 Notes Indenture) and subject to the limitations contained in the 2021 Notes Indenture, SGI must make an offer to purchase certain amounts of the 2021 Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the 2021 Notes Indenture, at a purchase price equal to 100% of the principal amount of the 2021 Notes to be repurchased, plus accrued interest to the date of repurchase.
The 2021 Notes are unsecured senior subordinated obligations of SGI and are subordinated to all of SGI’s existing and future senior debt, rank equally with all of SGI's existing and future senior subordinated debt and rank senior to all of SGI's future debt that is expressly subordinated to the 2021 Notes. The 2021 Notes are guaranteed on an unsecured senior subordinated basis by the Company and all of its wholly owned U.S. subsidiaries (other than SGI). The 2021 Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.
The 2021 Notes Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, including SGI, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The 2021 Notes Indenture contains events of default customary for agreements of its type (with customary grace periods and maturity thresholds, as applicable).
Senior Notes
Unsecured Notes
In connection with the Bally acquisition, on November 21, 2014, Escrow Corp. ("Escrow Corp") issued $2,200.0 million in aggregate principal amount of the Unsecured Notes in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act. The Unsecured Notes were issued pursuant to an indenture dated as of November 21, 2014 (the "Unsecured Notes Indenture"). Promptly following consummation of the Bally acquisition, Escrow Corp. merged with and into SGI, with SGI continuing as the surviving corporation, and SGI assumed the obligations of Escrow Corp. under the Unsecured Notes and the Unsecured Notes Indenture. In May 2015, SGI completed an exchange offer in which all of the unregistered Unsecured Notes were exchanged for a like amount of Unsecured Notes that had been registered under the Securities Act.
The Unsecured Notes bear interest at the rate of 10.00% per annum, which is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. The Unsecured Notes mature on December 1, 2022, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Unsecured Notes Indenture. In connection with the issuance of the Unsecured Notes, the Company recorded debt discount of $48.9 million related to financing costs.
SGI may redeem some or all of the Unsecured Notes at any time prior to December 1, 2018 at a redemption price equal to 100% of the principal amount of the Unsecured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make whole" premium. SGI may redeem some or all of the Unsecured Notes at any time on or after December 1, 2018 at the prices specified in the Unsecured Notes Indenture.
Upon the occurrence of a change of control (as defined in the Unsecured Notes Indenture), SGI must make an offer to purchase the Unsecured Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the Unsecured Notes Indenture) and subject to the limitations contained in the Unsecured Notes Indenture, SGI must make an offer to purchase certain amounts of the Unsecured Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the Unsecured Notes Indenture, at a purchase price equal to 100% of the principal amount of the Unsecured Notes to be repurchased, plus accrued interest to the date of repurchase.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

The Unsecured Notes are senior unsecured obligations of SGI and rank equally to all of SGI’s existing and future senior debt and rank senior to all of SGI's existing and future senior subordinated debt. The Unsecured Notes are guaranteed on a senior unsecured basis by the Company and all of its wholly owned U.S. subsidiaries (other than SGI). The Unsecured Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.
The Unsecured Notes Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, including SGI, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Unsecured Notes Indenture contains events of default customary for agreements of its type (with customary grace periods and maturity thresholds, as applicable).
Secured Notes
In connection with the Bally acquisition, on November 21, 2014, Escrow Corp. issued $950.0 million in aggregate principal amount of the Secured Notes in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act. The Secured Notes were issued pursuant to the Secured Notes Indenture. Promptly following consummation of the Bally acquisition, Escrow Corp. merged with and into SGI, with SGI continuing as the surviving corporation, and SGI assumed the obligations of Escrow Corp. under the Secured Notes and the Secured Notes Indenture.
The Secured Notes bear interest at the rate of 7.00% per annum, which is payable semi-annually in arrears on January 1 and July 1 of each year, beginning on July 1, 2015. The Secured Notes mature on January 1, 2022, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Secured Notes Indenture. In connection with the issuance of the Secured Notes, the Company recorded $19.5 million of debt discount related to financing costs.
SGI may redeem some or all of the Secured Notes at any time prior to January 1, 2018 at a redemption price equal to 100% of the principal amount of the Secured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make whole" premium. SGI may redeem some or all of the Secured Notes at any time on or after January 1, 2018 at the prices specified in the Secured Notes Indenture.
Upon the occurrence of a change of control (as defined in the Secured Notes Indenture), SGI must make an offer to purchase the Secured Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the Secured Notes Indenture) and subject to the limitations contained in the Secured Notes Indenture, SGI must make an offer to purchase certain amounts of the Secured Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the Secured Notes Indenture, at a purchase price equal to 100% of the principal amount of the Secured Notes to be repurchased, plus accrued interest to the date of repurchase.
The Secured Notes are senior secured obligations of SGI and are equally and ratably secured with SGI’s obligations under the credit agreement. The Secured Notes rank equally to all of SGI’s existing and future senior debt and rank senior to all of SGI's existing and future senior subordinated debt. The Secured Notes are guaranteed on a senior secured basis by the Company and all of its wholly-owned U.S. subsidiaries (other than SGI). The Secured Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.
The Secured Notes Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, including SGI, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Secured Notes Indenture contains events of default customary for agreements of its type (with customary grace periods and maturity thresholds, as applicable).
Covenant Compliance
We were in compliance with the financial covenants under our debt agreements as of December 31, 2015.
Capital Leases

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

On March 31, 2014, we entered into a new leasing arrangement with ITL for the lease of gaming machines in connection with a long-term services contract with a customer. We completed the placement of the new gaming machines under this contract during the three months ended June 30, 2014 and recorded a capital lease asset and minimum lease liability of $42.8 million. The terms of this leasing arrangement provide for repayment over five years with an interest rate of 3.9%. No additional material capital leases were entered into during the year and our remaining capital lease obligation at December 31, 2015 was $25.7 million.

(16) Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset and liability in an orderly transaction between market participants at the measurement date. The Company estimates the fair value of its assets and liabilities utilizing an established three-level hierarchy. The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date as follows:
Level 1.    Quoted prices in active markets for identical assets or liabilities.
Level 2.    Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.
Level 3.    Unobservable inputs to the valuation methodology, which are significant to the measurement of the fair value of assets or liabilities. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that are unable to be corroborated with observable market data.
The fair value of our financial assets and liabilities is determined by reference to market data and other valuation techniques as appropriate. We believe the fair value of our financial instruments, which are principally cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities, approximates their recorded values. Our assets and liabilities measured at fair value on a recurring basis are described below.
Interest rate swap contracts
In August 2013, we entered into forward starting interest rate swap contracts with an aggregate notional value of $500.0 million. In October 2013, we entered into additional forward starting interest rate swap contracts with an aggregate notional value of $200.0 million. These hedges became effective in April 2015 and will mature in January 2018. We entered into the forward starting interest rate swap contracts, which are designated as cash flow hedges of the future interest payment transactions in accordance with ASC 815, Derivatives and Hedging, in order to eliminate the variability of cash flows attributable to the LIBOR component of interest expense to be paid on our variable rate debt. Under these hedges, beginning in April 2015, we began to pay interest on the notional amount at a weighted-average fixed rate of 2.151% and receive interest on the notional amount at the greater of 1% or the then prevailing three-month LIBOR rate.
These hedges are highly effective in offsetting changes in our future expected cash flows due to fluctuation in the three-month LIBOR rate associated with our variable rate debt. The effectiveness of these hedges is measured quarterly on a retrospective basis by comparing the cumulative change in the hedging instrument's fair value to the change in the hedged transaction's fair value. To the extent these hedges have no ineffectiveness, all gains and losses from these hedges are recorded in other comprehensive income (loss) until the future underlying interest payment transactions occur. Any realized gains or losses resulting from the hedges will be recognized (together with the hedged transaction) as interest expense in our Consolidated Statements of Operations and Comprehensive Loss. For the year ended December 31, 2015, we recorded a gain, net of tax, of $1.6 million and for the years ended December 31, 2014 and 2013, we recorded losses, net of tax, of $5.0 million and $1.0 million, respectively, which represent the change in the fair value associated with these hedges in other comprehensive income (loss) in our Consolidated Statements of Operations and Comprehensive Loss. We realized losses of $5.2 million which represent reclassifications from accumulated other comprehensive loss to interest expense in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015. We expect to reclassify additional losses of $7.9 million from accumulated other comprehensive loss to interest expense in the next twelve months. As of December 31, 2015, the fair value of these hedges was $11.9 million, of which $7.9 million is recorded in accrued liabilities and $4.0 million is

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

recorded in other long-term liabilities in our Consolidated Balance Sheets as of December 31, 2015. The fair value of these hedges as of December 31, 2014 was $9.5 million and was recorded in other long-term liabilities in our Consolidated Balance Sheets as of December 31, 2014. We estimate the fair value of our interest rate swap contracts by discounting the future cash flows of both the fixed rate and variable rate interest payments based on market yield curves. The inputs used to measure the fair value of our interest rate swap contracts are categorized as Level 2 in the fair value hierarchy.
Other
In accordance with ASC 323, Investments- equity method and joint venture, we record our share of a derivative instrument held by LNS, an entity in which we have a 20% equity investment. Changes in the fair value of the derivative instrument are recorded by LNS in other comprehensive income in LNS's statement of comprehensive income. For the years ended December 31, 2015 and 2014, we recorded losses associated with our share of this derivative instrument of $0.2 million and $0.5 million, respectively, in other comprehensive income (loss) in our Consolidated Statements of Operations and Comprehensive Loss and in equity investments in our Consolidated Balance Sheets.
Notes Receivable
The fair value of notes receivable is estimated by discounting expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. At December 31, 2015 and 2014, the fair value of the notes receivable, net, approximated the carrying amount due to the short-term nature of notes receivable.
Debt
We believe that the fair value of our fixed interest rate debt approximated $2,975.1 million and $3,652.3 million as of December 31, 2015 and 2014, respectively, based on quoted market prices for our securities. We believe that the fair value of our variable interest rate debt as of December 31, 2015 and 2014 approximated $3,956.5 million and $4,378.2 million, based on quoted market prices for our securities. We estimate the fair value of debt based on quoted market prices of our publicly-traded debt and senior credit facility. We categorize inputs used to measure the fair value of debt as Level 2 in the fair value hierarchy due to the volume and frequency of transactions in the market.
Assets and Liabilities Measured at Fair Value on a Non-recurring Basis
Set forth below are the classes of assets and liabilities measured at fair value on a non-recurring basis at December 31, 2015:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Level 1	Level 2	Level 3	Book Value as of December 31, 2015	Total Loss	Valuation Technique	Weighted-Average Discount Rate

Property and Equipment - Waukegan facility (1)	$—	$—	$15.0	$14.5	$(6.6)	Market Approach	n/a

Goodwill - SG gaming reporting unit	$—	$—	$1,084.6	$1,084.6	$(935.0)	Discounted Cash Flow/Market Approach	9%

Goodwill - U.S. lottery systems reporting unit	$—	$—	$—	$—	$(67.6)	Discounted Cash Flow/Market Approach	8%

Intangibles - Trade Names (2)	$—	$—	$97.5	$95.6	$(128.6)	Relief-From-Royalty Method	9%

_______________________________________________________________________________________________________________________

(1)	In accordance with ASC 360, the book value of the Waukegan facility as of December 31, 2015 is reduced by estimated selling costs of $0.5 million.

(2)	The book value of the trade name assets as of December 31, 2015 includes additional amortization of $1.9 million recorded after the fair value measurement date.
In accordance with ASC 360, Property, Plant, and Equipment ("ASC 360"), land and buildings, with a carrying amount of $21.1 million, were written down to a fair value less cost to sell of $14.5 million, resulting in an impairment charge of $6.6 million, which is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015.
In accordance with ASC 350, we test intangible assets with indefinite useful lives for impairment annually, or more frequently if events arise or circumstances change to indicate that it is more likely than not that the fair value of an indefinite-lived asset is less than its carrying amount or when circumstances no longer continue to support an indefinite useful life. During the second quarter and the third quarter of 2015, we recorded an impairment of $25.0 million and $103.6 million, respectively, related to certain SG gaming-related trade name assets and, during the third quarter, we assigned an estimated useful life of fifteen years to these trade name assets. The aggregate amount of impairment charges for our trade name assets reflected in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2015 was $128.6 million, with a tax benefit of $48.3 million.
During 2015, we recorded a $935.0 million non-cash impairment charge to reduce the carrying amount of our SG gaming reporting unit goodwill to its implied fair value. We also recorded a $67.6 million non-cash impairment charge to write off the recorded amount of our U.S. lottery systems reporting unit goodwill as its implied fair value was $0. Our assessment of goodwill for impairment includes various Level 2 inputs, such as market multiples and discount rate, and Level 3 inputs, such as cash flow projections. See Note 9 (Intangible Assets, net and Goodwill) for more information on the application of inputs used to measure fair value of goodwill. As a result, we classify the items measured at fair value on a non-recurring basis within Level 3 in the fair value hierarchy.
Set forth below are the classes of assets and liabilities measured at fair value on a non-recurring basis at December 31, 2014:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Level 1	Level 2	Level 3	Book Value as of December 31, 2014	Total Loss	Valuation Technique	Weighted-Average Discount Rate

Property and Equipment - Maryland Contract	$—	$—	$3.3	$3.3	$(3.1)	Discounted Cash Flow	9%

Property and Equipment - Waukegan facility	$—	$—	$21.1	$21.1	$(9.4)	Market Approach	n/a

Equity Investment in Northstar Illinois	$—	$—	$—	$—	$(19.7)	Discounted Cash Flow	n/a

Intangibles - Trade Names	$—	$—	$51.0	$51.0	$(6.0)	Relief-From-Royalty Method	8.5%

In accordance with ASC 360, machinery, equipment and deferred installation costs with a carrying amount of $6.4 million were written down to a fair value of $3.3 million, resulting in an impairment charge of $3.1 million, which is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
In accordance with ASC 360, property costs with a carrying amount of $30.5 million were written down to fair value, less cost to sell, of $21.1 million, resulting in an impairment charge of $9.4 million, which is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
During the third quarter of 2014, we concluded that indicators of impairment were present related to our investment in Northstar Illinois as we understood that the Governor's office of the State of Illinois directed the Illinois Department of Lottery to end the PMA with Northstar Illinois, which termination agreement was signed during the fourth quarter of 2015. We recorded an impairment charge of $19.7 million in the third quarter of 2014, which is reflected in earnings (loss) from equity investments in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
In accordance with ASC 350, we test intangible assets with indefinite useful lives for impairment annually, or more frequently if events arise or circumstances change to indicate that it is more likely than not that the fair value of an indefinite-lived asset is less than its carrying amount or when circumstances no longer continue to support an indefinite useful life. Trade names with a carrying amount of $57.0 million were written down to a fair value of $51.0 million, resulting in an impairment charge of $6.0 million, which is included in D&A in our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2014.
There were no other assets or liabilities that were measured at fair value on a non-recurring basis as of December 31, 2015 and 2014.
(17) Stockholders' Equity
The following table sets forth the change in the number of shares of Class A common stock outstanding during the fiscal years ended December 31, 2015 and 2014:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	December 31,
	2015	2014
Shares outstanding as of beginning of period	85.1	85.2
Shares issued as part of equity-based compensation plans and the ESPP, net of shares surrendered	1.4	1.9
Shares repurchased into treasury stock	—	(2.0)
Shares outstanding as of end of period	86.5	85.1
Treasury Stock
In December 2014, our existing stock repurchase program, which was originally announced in May 2010, expired and was not renewed. Under the program, we were authorized to repurchase, from time to time through open market purchases or otherwise, shares of our outstanding common stock in an aggregate amount up to $200.0 million. During the first quarter of 2014, we repurchased 2.0 million shares at an aggregate cost of $29.5 million. Purchases made during 2014 were funded by cash flows from operations, borrowings or a combination thereof. As of the program’s expiration on December 31, 2014, we had $75.0 million remaining available for potential repurchases. As of December 31, 2015, no new stock repurchase plans have been put in place.

(18) Stock-Based and Other Incentive Compensation
We offer stock-based compensation in the form of stock options and RSUs. We also offered an ESPP through June 30, 2015, at which point in time the shares allocated to this plan were fully issued and the ESPP terminated in accordance with its terms.
We grant stock options to employees and directors under our equity-based compensation plans with exercise prices that are not less than the fair market value of our common stock on the date of grant. The terms of the stock option and RSU awards, including the vesting schedule of such awards, are determined at our discretion subject to the terms of the applicable equity-based compensation plan. Options granted over the last several years have generally become exercisable in four equal installments beginning on the first anniversary of the date of grant with a maximum term of ten years or when certain performance targets are determined to have been met. RSUs typically vest in four equal installments beginning on the first anniversary of the date of grant or when certain performance targets are determined to have been met. We record compensation cost for all stock options and RSUs based on the fair value at the grant date.
The shares available for issuance through the ESPP were exhausted following the purchase period which ended June 30, 2015, and our Board of Directors did not recommend to stockholders that additional shares be added to the ESPP, and, as a result, the ESPP terminated in accordance with its terms. Our ESPP allowed for a total of up to 1.0 million shares of Class A common stock to be purchased by eligible employees under offerings made each January 1 and July 1. Employees participated through payroll deductions up to a maximum of 15% of eligible compensation. The term of each offering period was six months and shares were purchased on the last day of the offering period at a 15% discount to the stock's market value. For offering periods in 2015, 2014 and 2013, we issued a total of 128 thousand, 170 thousand and 58 thousand shares, respectively, of common stock at an average price of $13.21, $10.01 and $11.62 per share, respectively.
The Company may grant certain awards the vesting of which is contingent upon the Company achieving certain performance targets. Upon determining that the performance target is probable, the fair value of the award is recognized over the service period, subject to potential adjustment.
On January 1, 2015, the Company granted 0.3 million performance-conditioned RSUs with a grant date fair value of $13.26 and a three-year vesting schedule to one of the Company's executives. Of the total award, half of the RSUs have three one-year performance targets and half have a three-year cumulative performance target. For the RSUs with one-year performance targets, one-third vest each year if specified performance targets are met. In any year in which the performance targets are not achieved, that one-third will be cancelled. For the RSUs with the three-year performance target, the RSUs only vest at the end of the three-year period if specified cumulative performance targets are met. If the performance targets are not met by the end of the performance period on December 31, 2017, the RSUs will be cancelled. If the performance targets are determined to be met for such performance period, the performance-conditioned RSUs will vest and be distributed by no later than March 15, 2018.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

On April 27, 2015, the Company granted approximately 0.2 million performance-conditioned RSUs with a grant date fair value of $12.83 to certain executives, which awards are subject to three-year cliff vesting at the conclusion of the performance period, contingent upon the achievement of a specified performance target. Performance achievement is measured against the performance targets following the end of the performance period (December 31, 2017) and the RSUs will be cancelled if the threshold performance targets are not met. If the performance targets are determined to be met for the performance period on December 31, 2017, the performance-conditioned RSUs will vest and be distributed by no later than March 15, 2018.

When we acquired Bally in November 2014, we consolidated the Bally 2010 Long Term Incentive Plan (amended and restated in 2013) (the “Legacy Bally Plan”) with and into the Company’s 2003 Incentive Compensation Plan (the “2003 Plan”) such that the Legacy Bally Plan became a sub-plan of the 2003 Plan with respect to the Bally awards that we assumed (discussed below). In connection therewith, Bally equity awards that were not cashed out in connection with the acquisition were assumed and adjusted (using an exchange ratio based on the stock prices of Bally and the Company at the time of the acquisition) to become awards relating to approximately 1.4 million shares of our common stock. In addition, we assumed shares available for future awards under the Legacy Bally Plan that totaled (after adjustment using the exchange ratio) 3.4 million shares of our common stock (such shares, together with the shares underlying the assumed Bally equity awards, the “Legacy Bally Shares”). On June 10, 2015, the Company held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2003 Plan in which the Legacy Bally Shares were consolidated with the shares of Company common stock previously reserved and available for issuance under the 2003 Plan. As a result, the shares reserved and available for issuance under the 2003 Plan were combined into a single share pool, with such shares available for equity awards to any employee, non-employee director or other eligible service provider of the Company or its subsidiaries, including Bally. In order to account for a share counting rule under the Legacy Bally Plan under which each share delivered in settlement of a “full-value” award (e.g., an RSU) was counted as 1.75 shares against the shares reserved under the Legacy Bally Plan, only 57.14% of the shares that nominally would be available for future grants under the Legacy Bally Plan were included in the combined share pool in the merger of the two plans. For additional information, see the Company’s definitive proxy statement relating to our 2015 Annual Meeting of Stockholders filed with the SEC on April 30, 2015.

When we acquired WMS in October 2013, we assumed the WMS Incentive Plan, renaming it the Scientific Games Corporation Incentive Plan (2013 Restatement) (the "Legacy WMS Plan"). WMS stockholders had approved the Legacy WMS Plan and the number of shares reserved for issuance thereunder. As contemplated by our merger agreement with WMS, most WMS equity awards outstanding at the time of the WMS acquisition were settled by payment of cash, but certain of the more recently granted WMS awards were assumed and adjusted (using a customary exchange ratio based on the stock prices of WMS and the Company at the time of the acquisition) to become awards relating to our common stock. In addition, as permitted by applicable stock exchange rules, at the time of the acquisition (after applying the customary exchange ratio), we assumed shares available for equity awards under the WMS Legacy Plan that totaled (after adjustment using the customary exchange ratio) approximately 5.6 million shares of our common stock. At our annual meeting of stockholders on June 11, 2014, our stockholders approved an amendment and restatement of the Company’s 2003 Plan. Under the amended and restated 2003 Plan, the Legacy WMS Plan was merged into the 2003 Plan. As a result, the shares reserved and available under the two plans were combined into a single share pool, with such shares available for equity awards to any employee, non-employee director or other eligible service provider of the Company or its subsidiaries, including WMS. In order to account for a share counting rule under the Legacy WMS Plan under which each share delivered in settlement of a “full-value” award (e.g., an RSU) was counted as 1.8 shares against the shares reserved under the Legacy WMS Plan, only 55.55% of the shares that nominally would be available for future grants under the Legacy WMS Plan were included in the combined share pool in the merger of the two plans. For additional information, see the Company’s definitive proxy statement relating to our 2015 Annual Meeting of Stockholders filed with the SEC on April 30, 2015.
As a result of merging the Legacy WMS Plan and the Legacy Bally Plan into the 2003 Plan, as of December 31, 2015, we had approximately 21.3 million shares of common stock authorized for awards under the 2003 Plan (plus available shares from a pre-existing equity-based compensation plan). As of December 31, 2015, we had approximately 5.3 million shares available for future grants of equity awards under the 2003 Plan plus available shares from a pre-existing equity-based compensation plan (excluding shares underlying outstanding awards). We also have outstanding stock options and RSUs granted as part of inducement awards that were not approved by our stockholders, as permitted by applicable stock exchange rules.
Under the share counting rules of the 2003 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under our 2003 Plan so long as awards will not result in delivery and vesting of shares in

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

excess of the number then available under the plan. Shares available for future issuance do not include shares expected to be withheld in connection with outstanding awards to satisfy tax withholding obligations, which may be deemed to be available for awards under the 2003 Plan as permitted under the applicable share counting rules.
Stock Options
A summary of the changes in stock options outstanding under our equity-based compensation plans during 2015 is presented below:

	Number of Options	Weighted Average Remaining Contract Term (Years)	Weighted Average Exercise Price	Aggregate Intrinsic Value
Options outstanding as of December 31, 2014	1.6	6.3	$11.61	$4.0
Granted	0.8		$12.76	$—
Exercised	(0.3)		$9.68	$1.2
Cancelled	(0.3)		$14.52	$—
Options outstanding as of December 31, 2015	1.8	7.5	$12.04	$0.1
Options exercisable as of December 31, 2015	0.7	5.6	$10.54	$0.1
Options expected to vest after December 31, 2015	1.1	8.8	$13.00	$—
The weighted-average grant date fair value of options granted during 2015, 2014 and 2013 was $6.40, $7.69 and $10.16, respectively. The aggregate intrinsic value of the options exercised during the years ended December 31, 2015 and 2014 was approximately $1.2 million and $0.6 million, respectively.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The weighted-average assumptions used in the model are outlined in the following table:

	2015	2014	2013
Assumptions:
Expected volatility	52%	57%	60%
Risk-free interest rate	1.7%	2.3%	2.2%
Dividend yield	—	—	—
Expected life (in years)	6	6	6
The computation of the expected volatility is based on historical daily stock prices over a period commensurate with the expected life of the option. Expected life is based on annual historical employee exercise behavior of option grants with similar vesting periods and option expiration data. The risk-free interest rate is based on the yield of zero-coupon U.S. Treasury securities of comparable terms. We do not anticipate paying dividends in the foreseeable future.
For the years ended December 31, 2015, 2014 and 2013, we recognized stock-based compensation expense of $2.2 million, $2.2 million and $2.0 million, respectively, and the related tax benefit of $0.8 million, $0.8 million and $0.7 million, respectively, related to the vesting of stock options. At December 31, 2015, we had $5.6 million of unrecognized stock-based compensation expense relating to unvested stock options that will be amortized over a weighted-average period of approximately two years. During the year ended December 31, 2015, we received $3.0 million in cash from the exercise of stock options.
Restricted Stock Units

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

A summary of the changes in RSUs outstanding under our equity-based compensation plans during 2015 is presented below:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested RSUs as of December 31, 2014	5.0	$13.12
Granted	2.9	$12.95
Vested	(1.5)	$13.12
Cancelled	(0.8)	$14.32
Unvested RSUs as of December 31, 2015	5.6	$13.05
The weighted-average grant date fair value of RSUs granted during 2015 and 2014 was $12.95 and $13.86, respectively. The fair value of each RSU grant is based on the market value of our common stock at the time of grant. During the years ended December 31, 2015, 2014 and 2013, we recognized stock-based compensation expense of $22.9 million, $21.5 million and $19.7 million, respectively, and the related tax benefits of $8.4 million, $7.8 million and $7.2 million, respectively, related to the vesting of RSUs. At December 31, 2015, we had $55.3 million of unrecognized stock-based compensation relating to unvested RSUs that will be amortized over a weighted-average period of approximately two years. The fair value at vesting date of RSUs vested during the years ended December 31, 2015, 2014 and 2013 was $19.2 million, $35.2 million and $11.0 million, respectively.
(19) Pension and Other Post-Retirement Plans
We have defined benefit pension plans for our U.K.-based union employees (the "U.K. Plan") and certain Canadian-based employees (the "Canadian Plan"). Retirement benefits under the U.K. Plan are generally based on an employee's average compensation over the two years preceding retirement. Retirement benefits under the Canadian Plan are generally based on the number of years of credited service. Our policy is to fund the minimum contribution permissible by the applicable authorities. We estimate that $2.9 million will be contributed to the pension plans in fiscal year 2016.
Our pension benefit costs are calculated using various actuarial assumptions and methodologies. These assumptions include discount rates, inflation, compensation increase rates, expected returns on plan assets, mortality rates and other factors. The assumptions utilized in recording the obligations under our plans represent our best estimates, and we believe that they are reasonable, based on information as to historical experience and performance as well as other factors that might cause future expectations to differ from past trends. Differences in actual experience or changes in assumptions may affect our pension obligations and future expense. The primary factors contributing to actuarial gains and losses each year are (1) changes in the discount rate used to value pension benefit obligations as of the measurement date and (2) differences between the expected and the actual return on plan assets.
The following table sets forth the combined funded status of the pension plans and their reconciliation to the related amounts recognized in our Consolidated Financial Statements at our December 31, 2015 and 2014 measurement dates:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	December 31,
	2015	2014
Change in benefit obligation:
Benefit obligation at beginning of year	$126.6	$113.3
Service cost	2.5	2.2
Interest cost	4.3	4.9
Participant contributions	1.0	1.0
Curtailments	—	0.2
Actuarial (gain) loss	(6.0)	15.5
Benefits paid	(2.1)	(2.7)
Other, principally foreign exchange	(11.2)	(7.8)
Benefit obligation at end of year	$115.1	$126.6
Change in plan assets:
Fair value of plan assets at beginning of year	$106.4	$103.3
Actual gain on plan assets	6.3	9.9
Employer contributions	2.6	2.1
Participant contributions	1.0	1.0
Benefits paid	(2.1)	(2.7)
Other, principally foreign exchange	(9.7)	(7.2)
Fair value of assets at end of year	$104.5	$106.4
Amounts recognized in the consolidated balance sheets:
Funded status (current)	$—	$—
Funded status (non-current)	(10.5)	(20.2)
Accumulated other comprehensive loss:
Unrecognized actuarial loss	13.9	23.3
Unrecognized prior service cost	(2.2)	(2.5)
Deferred taxes	$(1.7)	$(3.8)
Net amount recognized	$(0.5)	$(3.2)

The following table presents the components of our net periodic pension benefit cost:

	December 31,
	2015	2014	2013
Components of net periodic pension benefit cost:
Service cost	$2.5	$2.2	$2.5
Interest cost	4.3	4.9	4.7
Expected return on plan assets	(5.9)	(6.6)	(5.5)
Amortization of actuarial losses	1.3	0.6	1.0
Curtailments	—	0.1	0.1
Amortization of unrecognized prior service cost	(0.2)	(0.2)	(0.3)
Net periodic cost	$2.0	$1.0	$2.5
The accumulated benefit obligation for all defined benefit pension plans was $115.0 million and $124.9 million as of December 31, 2015 and 2014, respectively. The underfunded status of our defined benefit pension plans recorded as a liability in our Consolidated Balance Sheets as of December 31, 2015 and 2014 was $10.5 million and $20.2 million, respectively.
The amounts included in accumulated other comprehensive (loss) income as of December 31, 2015 expected to be recognized as components of net periodic pension benefit cost during the fiscal year ending December 31, 2016 are presented below:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Net gain	$0.6
Net prior service cost	(0.2)
Net amount expected to be recognized	$0.4
U.K. Plan
In the third quarter of 2012, we remeasured the U.K. Plan valuation as a result of a plan amendment, which resulted in a decrease to our pension benefit obligation of $5.8 million. As a result of the amendment, the U.K. Plan is closed to new participants and pensionable earnings used to calculate retirement benefits are limited to a 2% annual increase while the plan is less than 100% funded.
The U.K. Plan investment policy is to maximize long-term financial return commensurate with security and minimizing risk. This is achieved by holding a portfolio of marketable investments that avoids over-concentration of investment and spreads assets both over industries and geographies. In setting investment strategy, the trustees considered the lowest risk strategy that they could adopt in relation to the U.K. Plan's liabilities and designed an asset allocation to achieve a higher return while maintaining a cautious approach to meeting the plan's liabilities. The trustees undertook a review of investment strategy and took advice from their investment advisors. They considered a full range of asset classes, the risks and rewards of a range of alternative asset allocation strategies, the suitability of each asset class and the need for appropriate diversification. The current strategy is to hold approximately 30% in a global return fund, approximately 25% in U.K. equities, approximately 20% in real estate, approximately 16% in non-U.K. equities and approximately 9% in corporate bonds.
The fair value of the U.K. Plan assets at December 31, 2015 by asset category is presented below:

Asset Category	Market Value at December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities in U.K. companies (a)	$15.8	$—	$15.8	$—
Equity securities in non-U.K. companies (a)	10.4	—	10.4	—
Global return fund (a)	19.3	—	19.4	—
Corporate bonds (a)	6.1	—	6.1	—
Real estate	12.9	—	—	12.9
Cash (b)	0.2	0.2	—	—
Total pension assets	$64.7	$0.2	$51.7	$12.9
_______________________________________________________________________________

(a)	The assets are invested through managed funds that are valued using inputs derived principally from quoted prices in active markets for the underlying assets in the fund.

(b)	The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.
The change in fair value of the pension assets during 2015 valued using significant unobservable inputs (Level 3) is presented below:

General Account
Beginning balance at December 31, 2014	$12.5
Purchases	—
Unrealized gain on asset still held at December 31, 2015	0.4

Ending balance at December 31, 2015	$12.9

The fair value of the U.K. Plan assets at December 31, 2014 by asset category is presented below:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Asset Category	Market Value at December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities in U.K. companies (a)	$15.2	$—	$15.2	$—
Equity securities in non-U.K. companies (a)	10.3	—	10.3	—
Global return fund (a)	19.3	—	19.3	—
Corporate bonds (a)	6.1	—	6.1	—
Real estate	12.5	—	—	12.5
Cash (b)	0.3	0.3	—	—
Total pension assets	$63.7	$0.3	$50.9	$12.5
_______________________________________________________________________________

(a)	The assets are invested through managed funds that are valued using inputs derived principally from quoted prices in active markets for the underlying assets in the fund.

(b)	The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.
The change in fair value of the pension assets during 2014 valued using significant unobservable inputs (Level 3) is presented below:

General Account
Beginning balance at December 31, 2013	$11.8
Purchases	0.1
Unrealized gain on asset still held at December 31, 2014	0.6

Ending balance at December 31, 2014	$12.5
Canadian Plan
The Canadian Plan investment policy is to maximize long-term financial return commensurate with security and minimizing risk. This is achieved by holding a portfolio of marketable investments that avoids over-concentration of investment and spreads assets both over industries and geographies. In setting investment strategy, the Company considered the lowest risk strategy that it could adopt in relation to the Canadian Plan's liabilities and designed the asset allocation to achieve a higher return while maintaining a cautious approach to meeting the plan's liabilities. The Company considered a full range of asset classes, the risks and rewards of a range of alternative asset allocation strategies, the suitability of each asset class and the need for appropriate diversification. The current strategy is to hold approximately 20% in Canadian equities, approximately 40% in non-Canadian equities and approximately 40% in bonds.
The fair value of the Canadian Plan assets at December 31, 2015 by asset category is presented below:

Asset Category	Market Value at December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities in Canadian companies (a)	$7.0	$6.3	$0.7	$—
Equity securities in non-Canadian companies (a)	18.1	18.1	—	—
Government bonds	5.7	—	5.7	—
Corporate bonds in Canadian companies	7.6	—	7.6	—
Other short-term investment (b)	1.2	1.2	—
Cash and cash equivalents (c)	0.2	0.2	—	—
Total pension assets	$39.8	$25.8	$14.0	$—

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

_______________________________________________________________________________

(a)
Direct investments in equity securities are valued at quoted prices in active markets for identical assets. Equity securities invested through pooled funds are valued using inputs derived principally from the quoted prices in active markets for the underlying assets in the pool.

(b)
Other short-term investments are investments in pooled money market funds that are valued using inputs derived principally from the quoted prices in active markets for the underlying assets in the pool.

(c)	The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.
The fair value of the Canadian Plan assets at December 31, 2014 by asset category is presented below:

Asset Category	Market Value at December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities in Canadian companies (a)	$7.9	$7.3	$0.6	$—
Equity securities in non-Canadian companies (a)	18.7	18.7	—	—
Government bonds	6.5	—	6.5	—
Corporate bonds in Canadian companies	9.1	—	9.1	—
Other short-term investment (b)	0.4	0.4	—
Cash and cash equivalents (c)	0.3	0.3	—	—
Total pension assets	$42.9	$26.7	$16.2	$—
_______________________________________________________________________________

(a)
Direct investments in equity securities are valued at quoted prices in active markets for identical assets. Equity securities invested through pooled funds are valued using inputs derived principally from the quoted prices in active markets for the underlying assets in the pool.

(b)
Other short-term investments are investments in pooled money market funds that are valued using inputs derived principally from the quoted prices in active markets for the underlying assets in the pool.

(c)	The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.
The table below presents the weighted-average actuarial assumptions used to determine the benefit obligation and net periodic benefit cost for the U.K. Plan and the Canadian Plan.

	U.K. Plan			Canadian Plan
	2015	2014	2013	2015	2014	2013
Discount rates:
Benefit obligation	4.00%	3.70%	4.40%	4.15%	4.00%	5.00%
Net periodic pension cost	3.65%	4.40%	4.50%	4.00%	5.00%	4.50%
Rate of compensation increase	2.00%	2.00%	2.00%	3.00%	3.00%	3.00%
Expected return on assets	6.30%	7.50%	6.70%	6.25%	6.50%	6.50%
The overall expected long-term rate of return on assets assumption for the U.K. Plan has been determined as a weighted-average of the expected returns on the above asset classes for the U.K. Plan. The expected return on bonds is taken as the current redemption yield on the appropriate index. The expected return on equities and property is determined by assuming a measure of outperformance over the gilt-yield. The expected return on cash is related to the Bank of England base rate. Returns so determined are reduced to allow for investment manager expenses.
The overall expected long-term rate of return on assets assumption for the Canadian Plan has been determined by consideration of the current level of expected returns on risk-free investments (primarily government bonds), the historical level of the risk premium associated with the other asset classes in which the portfolio is invested and the expectations for future returns of each asset class. Since our investment policy is to actively manage certain asset classes where the potential exists to outperform the broader market, the expected returns for those asset classes were adjusted to reflect the expected additional returns. The expected return for each asset class was then weighted based on the target asset allocation to develop the expected long-term rate of return on assets assumption for the portfolio. Finally, we have adjusted the expected long-term rate of return on assets to allow for investment and administration expenses paid from the pension fund.
The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Year	U.K. Plan	Canadian Plan
2016	$1.3	$1.2
2017	1.4	1.3
2018	1.4	1.5
2019	1.6	1.6
2020	1.9	1.8
2021 - 2025	12.3	12.0
U.S. Plan
We have a 401(k) plan for U.S.-based employees. Those employees who participate in our 401(k) plan are eligible to receive matching contributions from us for the first 6% of participant contributions. We match contributions of 35.0% of any participant's contributions, up to the first 6% of their compensation (as defined in the plan document). Contribution expense for the years ended December 31, 2015, 2014 and 2013 amounted to $3.6 million, $1.9 million and $1.8 million, respectively. In connection with the Bally acquisition, we assumed Bally's existing 401(k) plan. The plan was adopted for domestic employees of Bally Technologies, Inc. and all its domestic subsidiaries and matches 50% of any participant's contributions, up to the first 6% of their compensation (as defined in the plan document). Contribution expense for the year ended December 31, 2015 and the 40 days subsequent to the acquisition in 2014 was $3.2 million and $0.2 million, respectively.
(20) Accumulated Other Comprehensive (Loss) Income
The accumulated balances for each classification of comprehensive (loss) income are presented below:

	Foreign Currency Items	Derivative Financial Instruments (1)	Unrecognized pension benefit costs, net of taxes (2)	Accumulated Other Comprehensive (Loss) Income
Balance at January 1, 2013	$9.8	$0.8	$(13.6)	$(3.0)
Change during period	18.2	(2.1)	5.5	21.6
Change in LNS derivative financial instrument	—	(0.1)	—	(0.1)
Reclassified into operations	—	—	(0.2)	(0.2)
Balance at December 31, 2013	$28.0	$(1.4)	$(8.3)	$18.3
Change during period	(97.4)	(6.1)	(8.5)	(112.0)
Change in LNS derivative financial instrument	—	(0.5)	—	(0.5)
Reclassified into operations	—	—	(0.2)	(0.2)
Balance at December 31, 2014	$(69.4)	$(8.0)	$(17.0)	$(94.4)
Change during period	(136.2)	(3.6)	5.9	(133.9)
Change in LNS derivative financial instrument	—	(0.2)	—	(0.2)
Reclassified into operations	—	5.2	1.1	6.3
Balance at December 31, 2015	$(205.6)	$(6.6)	$(10.0)	$(222.2)
_______________________________________________________________________________

(1)
The change during the period is net of income taxes of $4.6 million, $0.0 million and $(1.0) million in 2015, 2014 and 2013, respectively. We have recorded $0.2 million representing our share of the derivative instrument held by LNS.

(2)	The change during the period is net of income taxes of $(2.1) million, $(2.6) million and $(2.0) million in 2015, 2014 and 2013, respectively.

(21) Income Taxes
The components of net loss from continuing operations before income taxes are presented below:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Years Ended December 31,
	2015	2014	2013
United States	$(1,662.5)	$(595.1)	$(170.3)
Foreign	(31.7)	100.2	27.0
Net loss from continuing operations before income tax benefit	$(1,694.2)	$(494.9)	$(143.3)
The components of income tax benefit are presented below:

	Years Ended December 31,
	2015	2014	2013
Current
U.S. Federal	$(24.6)	$(14.4)	$—
U.S. State	(0.8)	0.3	(0.6)
Foreign	36.4	17.8	13.6
Total	11.0	3.7	13.0
Deferred
U.S. Federal	(287.4)	(234.6)	(119.1)
U.S. State	(22.0)	(21.2)	(9.4)
Foreign	(1.5)	(8.5)	(2.2)
Total	(310.9)	(264.3)	(130.7)
Total income tax benefit	$(299.9)	$(260.6)	$(117.7)
The reconciliation of the U.S. federal statutory tax rate to the actual tax rate is presented below:

	Years Ended December 31,
	2015	2014	2013
Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%
U.S. state income taxes, net of federal benefit	1.4%	4.3%	6.9%
Federal benefit of R&D and AMT credits, net	0.1%	2.0%	0.5%
Foreign earnings at lower rates than U.S. federal rate	0.2%	(0.5)%	(1.4)%
Federal impact of U.S. permanent differences	(0.1)%	(3.2)%	(8.8)%
Impact of goodwill impairments	(19.4)%	—%	—%
Valuation allowance adjustments	0.7%	13.2%	47.7%
Other	(0.2)%	1.8%	2.2%
Effective income tax rate	17.7%	52.6%	82.1%
The effective income tax rates for the years ended December 31, 2015 and 2014 were 17.7% and 52.6%, respectively. The Company’s 2015 effective tax rate was impacted by the SG gaming reporting unit goodwill impairment of $935.0 million for which there was no associated tax benefit. Our 2015 effective income tax rate on foreign earnings is impacted by the mix of income and the statutory tax rates in our foreign jurisdictions, which range from a low of 0% to a high of 48%. The foreign jurisdictions that had the most impact on our foreign income tax benefit (expense) in 2015 included Austria, Bermuda, Canada, India, Ireland and the U.K.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
The deferred income tax balances are established using the enacted statutory tax rates and are adjusted for changes in such rates in the period of change.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	December 31,
	2015	2014
Deferred tax assets:
Inventory valuation	$17.6	$25.2
Reserves and other accrued expenses	61.4	70.1
Compensation not currently deductible	3.9	15.2
Employee pension benefit included in other comprehensive (loss) income	3.2	5.6
Unrealized losses and income from derivative financial instruments included in other comprehensive (loss) income	4.6	0.6
Stock-based compensation	7.7	10.5
Net operating loss carry forwards	494.6	403.3
Tax credit carry forwards	45.0	40.4
Valuation allowance	(95.6)	(107.3)
Realizable deferred tax assets	542.4	463.6
Deferred tax liabilities:
Deferred costs and prepaid expenses	(31.9)	(41.1)
Differences in financial reporting and tax basis for:
Property and equipment	(8.2)	(84.3)
Identifiable intangible assets	(709.8)	(880.1)
Total deferred tax liabilities	(749.9)	(1,005.5)
Net deferred tax liabilities on balance sheet	(207.5)	(541.9)
Reported As:
Current deferred tax assets	—	—
Non-current deferred tax assets	20.7	20.4
Current deferred tax liabilities	—	—
Non-current deferred tax liabilities	(228.2)	(562.3)
Net deferred tax liabilities on the balance sheet	$(207.5)	$(541.9)
During the fourth quarter of 2015, we adopted ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The retrospective adoption of this accounting standard resulted in the reclassification of $72.8 million of previously reported current deferred tax assets, of which $1.8 million was reclassified as non-current deferred tax assets, and $71.0 million is now reported net within non-current deferred tax liabilities as of December 31, 2014.
At December 31, 2015, we had NOL carry forwards (tax-effected) for federal, state and foreign income tax purposes of $381.2 million, $58.4 million and $55.0 million, respectively. If not utilized, the federal and state tax loss carry forwards will expire through 2036. Certain of our federal NOL carry forwards are limited due to prior-year changes in ownership. The foreign NOL carry forwards of $55.0 million can be carried forward for periods that vary from ten years to indefinitely.
As a result of certain realization requirements of ASC 718, the deferred tax asset for the NOL in the table of deferred tax assets and liabilities above does not include tax deductions related to equity compensation that are greater than the compensation recognized for financial reporting. Equity will increase by $9.9 million if and when such deferred tax assets are ultimately realized. We use ASC 740 ordering when determining when excess tax benefits have been realized.
We have foreign tax credit carry forwards of $19.4 million which if unutilized will expire through 2025, R&D tax credit carry forwards of $19.4 million which if unutilized will expire through 2034, alternative minimum tax credit carry forwards of $3.9 million which can be carried forward indefinitely and state tax credits of $2.3 million which if unutilized will expire through 2023.
At December 31, 2015 and 2014, we had a valuation allowance of $95.6 million and $107.3 million, respectively, against the U.S. and foreign deferred tax assets that, in the judgment of management, are more likely than not to expire before they can be utilized. In assessing the recoverability of our deferred tax assets, we analyzed all evidence, both positive and

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

negative. We considered, among other things, our deferred tax liabilities, our historical earnings and losses, projections of future income, and tax-planning strategies available to us in the relevant jurisdiction. Based on our projections as to the reversal of certain U.S. deferred tax liabilities, we expect that an additional valuation allowance will likely be required in 2016. It is not practicable at this time to estimate the amount of any 2016 change in the valuation allowance as the change in the U.S deferred tax assets related to future expected U.S. net operating tax losses is not known.
At December 31, 2015 and 2014, we had valuation allowances of $0 and $10.4 million, respectively, against the benefit of U.S. federal deferred tax assets related to capital assets and valuation allowances of $34.1 million and $36.5 million, respectively, against the benefit of state deferred tax assets.
At December 31, 2015 and 2014, we had valuation allowances of $12.7 million and $11.2 million, respectively, against the benefit of the deferred tax assets related to the U.S. foreign tax credit carry forwards.
At December 31, 2015 and 2014, we had valuation allowances of $48.8 million and $49.2 million, respectively, against the benefit of the deferred tax assets related to foreign NOL carry forwards.
The net decrease in the Company's total U.S. and foreign valuation allowances for 2015 was $11.7 million and the net decrease for 2014 was $71.4 million for 2014.
We have certain foreign subsidiaries in which the cumulative amount of earnings is expected to be permanently invested and other foreign subsidiaries in which the earnings are not expected to be permanently invested. Deferred taxes have not been provided on the excess of book basis over tax basis in the shares of certain foreign subsidiaries because these basis differences are not expected to reverse in the foreseeable future and are essentially permanent in duration. Our intention is to continue to reinvest the earnings of those foreign subsidiaries indefinitely. The estimated cumulative amount of earnings from foreign subsidiaries that are treated as permanently invested outside of the U.S. was $609.3 million as of December 31, 2015. We do not believe it is practicable to estimate with reasonable accuracy the hypothetical amount of the unrecognized deferred tax liability on our undistributed foreign earnings given the large number of tax jurisdictions involved and the many factors and assumptions required to estimate the amount of the U.S. federal income tax on the undistributed earnings.
Unrecognized Tax Benefits
The Company applies a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company recognizes the impact of a tax position in the financial statements when the position is more likely than not of being sustained on audit based on the technical merits of the position.
The total amount of unrecognized tax benefits as of December 31, 2015 was $10.8 million. Of this amount, $10.7 million, if recognized, would be included in our Consolidated Statements of Operations and Comprehensive Loss and have an impact on our effective tax rate. The Company does not anticipate a material reduction of its liability for unrecognized tax benefits before December 31, 2016.
We recognize interest accrued for unrecognized tax benefits in interest expense and recognize penalties in income tax expense. The amount recognized for interest and penalties during the years ended December 31, 2015, 2014 and 2013 was not material. We had $0.8 million and $1.0 million for the payment of interest and penalties accrued at December 31, 2015 and 2014, respectively.
We and our subsidiaries file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. With few exceptions, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2013.
The Company had the following activity for unrecognized tax benefits:

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Year Ended December 31,
	2015	2014	2013
Balance at beginning of period	$13.9	$8.1	$1.8
Tax positions related to current year additions	2.0	0.5	—
Additions for tax positions of prior years	2.4	—	7.2
Tax positions related to prior years reductions	(3.0)	(3.5)	(0.8)
Reductions due to lapse of statute of limitations on tax positions	(0.1)	—	(0.1)
Current year acquisitions	—	9.8	—
Settlements	(4.4)	(1.0)	—
Balance at end of period	$10.8	$13.9	$8.1

(22) Litigation
The Company is involved in various legal proceedings, including those discussed below. We record an accrual for legal contingencies when it is both probable that a liability has been incurred and the amount or range of the loss can be reasonably estimated (although, as discussed below, there may be an exposure to loss in excess of the accrued liability). We evaluate our accruals for legal contingencies at least quarterly and, as appropriate, establish new accruals or adjust existing accruals to reflect (1) the facts and circumstances known to us at the time, including information regarding negotiations, settlements, rulings and other relevant events and developments, (2) the advice and analyses of counsel and (3) the assumptions and judgment of management. Legal costs associated with our legal proceedings are expensed as incurred. We had accrued liabilities of $16.4 million and $47.3 million for all of our legal matters that were contingencies as of December 31, 2015 and 2014, respectively. The decrease is primarily related to the €25.0 million payment to SNAI in February 2015, as discussed below.
Substantially all of our legal contingencies are subject to significant uncertainties and, therefore, determining the likelihood of a loss and/or the measurement of any loss involves a series of complex judgments about future events. Consequently, the ultimate outcomes of our legal contingencies could result in losses in excess of amounts we have accrued. We may be unable to estimate a range of possible losses for some matters pending against the Company or its subsidiaries, even when the amount of damages claimed against the Company or its subsidiaries is stated because, among other things: (1) the claimed amount may be exaggerated or unsupported; (2) the claim may be based on a novel legal theory or involve a large number of parties; (3) there may be uncertainty as to the likelihood of a class being certified or the ultimate size of the class; (4) there may be uncertainty as to the outcome of pending appeals or motions; (5) the matter may not have progressed sufficiently through discovery or there may be significant factual or legal issues to be resolved or developed; and/or (6) there may be uncertainty as to the enforceability of legal judgments and outcomes in certain jurisdictions. Other matters have progressed sufficiently that we are able to estimate a range of possible loss. For those legal contingencies disclosed below as to which a loss is reasonably possible, whether in excess of a related accrued liability or where there is no accrued liability, and for which we are able to estimate a range of possible loss, the current estimated range is up to approximately $13.2 million in excess of the accrued liabilities (if any) related to those legal contingencies. This aggregate range represents management’s estimate of additional possible loss in excess of the accrued liabilities (if any) with respect to these matters based on currently available information, including any damages claimed by the plaintiffs, and is subject to significant judgment and a variety of assumptions and inherent uncertainties. For example, at the time of making an estimate, management may have only preliminary, incomplete, or inaccurate information about the facts underlying a claim; its assumptions about the future rulings of the court or other tribunal on significant issues, or the behavior and incentives of adverse parties, regulators, indemnitors or co‑defendants, may prove to be wrong; and the outcomes it is attempting to predict are often not amenable to the use of statistical or other quantitative analytical tools. In addition, from time to time an outcome may occur that management had not accounted for in its estimate because it had considered that outcome to be remote. Furthermore, as noted above, the aggregate range does not include any matters for which the Company is not able to estimate a range of possible loss. Accordingly, the estimated aggregate range of possible loss does not represent our maximum loss exposure. Any such losses could have a material adverse impact on our results of operations, cash flows or financial condition. The legal proceedings underlying the estimated range will change from time to time, and actual results may vary significantly from the current estimate.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Colombia Litigation
Our subsidiary, SGI, owned a minority interest in Wintech de Colombia S.A., or Wintech (now liquidated), which formerly operated the Colombian national lottery under a contract with Empresa Colombiana de Recursos para la Salud, S.A. (together with its successors, "Ecosalud"), an agency of the Colombian government. The contract provided for a penalty against Wintech, SGI and the other shareholders of Wintech of up to $5.0 million if certain levels of lottery sales were not achieved. In addition, SGI delivered to Ecosalud a $4.0 million surety bond as a further guarantee of performance under the contract. Wintech started the instant lottery in Colombia but, due to difficulties beyond its control, including, among other factors, social and political unrest in Colombia, frequently interrupted telephone service and power outages, and competition from another lottery being operated in a province of Colombia that we believe was in violation of Wintech’s exclusive license from Ecosalud, the projected sales level was not met for the year ended June 30, 1993.
In 1993, Ecosalud issued a resolution declaring that the contract was in default. In 1994, Ecosalud issued a liquidation resolution asserting claims for compensation and damages against Wintech, SGI and other shareholders of Wintech for, among other things, realization of the full amount of the penalty, plus interest, and the amount of the bond. SGI filed separate actions opposing each resolution with the Tribunal Contencioso of Cundinamarca in Colombia (the "Tribunal"), which upheld both resolutions. SGI appealed each decision to the Council of State. In May 2012, the Council of State upheld the contract default resolution, which decision was notified to us in August 2012. In October 2013, the Council of State upheld the liquidation resolution, which decision was notified to us in December 2013.
In July 1996, Ecosalud filed a lawsuit against SGI in the U.S. District Court for the Northern District of Georgia asserting many of the same claims asserted in the Colombia proceedings, including breach of contract, and seeking damages. In March 1997, the District Court dismissed Ecosalud’s claims. Ecosalud appealed the decision to the U.S. Court of Appeals for the Eleventh Circuit. The Court of Appeals affirmed the District Court’s decision in 1998.
In June 1999, Ecosalud filed a collection proceeding against SGI to enforce the liquidation resolution and recover the claimed damages. In May 2013, the Tribunal denied SGI’s merit defenses to the collection proceeding and issued an order of payment of approximately 90 billion Colombian pesos, or approximately $28.5 million, plus default interest (potentially accrued since 1994 at a 12% statutory interest rate). SGI has filed an appeal to the Council of State, which appeal has stayed the payment order.
SGI believes it has various defenses, including on the merits, against Ecosalud’s claims. Although we believe these claims will not result in a material adverse effect on our consolidated results of operations, cash flows or financial position, it is not feasible to predict the final outcome, and there can be no assurance that these claims will not ultimately be resolved adversely to us or result in material liability.
SNAI Litigation
On April 16, 2012, certain VLTs operated by SNAI S.p.a. ("SNAI") in Italy and supplied by Barcrest erroneously printed what appeared to be winning jackpot and other tickets with a face amount in excess of €400.0 million. SNAI has stated, and system data confirms, that no jackpots were actually won on that day. The terminals were deactivated by the Italian regulatory authority. Following the incident, we understand that the Italian regulatory authority revoked the certification of the version of the gaming system that Barcrest provided to SNAI and fined SNAI €1.5 million, but determined to not revoke SNAI’s concession to operate VLTs in Italy.
In October 2012, SNAI filed a lawsuit in the Court of First Instance of Rome in Italy against Barcrest and Global Draw, our subsidiary which acquired Barcrest from IGT‑UK Group Limited, a subsidiary of IGT claiming liability based on breach of contract and tort. The lawsuit sought to terminate SNAI’s agreement with Barcrest and damages arising from the deactivation of the terminals, including among other things, lost profits, expenses and costs, potential awards to players who have sought to enforce what appeared to be winning jackpot and other tickets, compensation for lost profits sought by managers of the gaming locations where SNAI VLTs supplied by Barcrest were installed, damages to commercial reputation and any future damages arising from SNAI’s potential loss of its concession or inability to obtain a new concession.
In September 2013, Global Draw brought an action against IGT‑UK Group Limited and IGT in the High Court of Justice (Commercial Court) in London, England seeking indemnification for liability arising out of the April 2012 incident under the agreement pursuant to which Barcrest was acquired from IGT‑UK Group and addressing other ancillary matters. The action against IGT was resolved in May 2015, pursuant to a settlement agreement in which neither party admitted liability. The settlement did not have a material impact on our results of operations.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

In February 2015, we entered into a settlement agreement with SNAI that provides, among other things, for us to make a €25.0 million upfront payment to SNAI and to indemnify SNAI against certain potential future losses, which payment was made in February 2015. In connection with the settlement, the parties’ pending claims in the Court of First Instance of Rome were dismissed on February 19, 2015.
In May 2015, certain underwriters at Lloyd’s of London filed a complaint against the Company, Barcrest and Global Draw in the Supreme Court of the State of New York seeking a declaratory judgment that such underwriters do not owe insurance coverage for the matters that are the subject of the settlement agreement with SNAI. In May 2015, the Company filed its counterclaims and also filed a third-party complaint against three excess insurers. In June 2015, the plaintiffs filed a motion to dismiss the counterclaims. The excess insurers filed a similar motion to dismiss in July 2015. In January 2016, a hearing on both motions to dismiss was held and the parties are awaiting the court’s ruling. We are continuing to pursue recovery from our insurance carriers in connection with this matter; however, there can be no assurance that any amounts will ultimately be recovered.
Bally Acquisition Litigation
Complaints challenging the Bally acquisition were filed in August 2014 in the District Court of Clark County, Nevada. The actions were putative class actions filed on behalf of the public stockholders of Bally and name as defendants Bally, its directors, Scientific Games Corporation and certain of its affiliates. The complaints generally alleged that the Bally directors breached their fiduciary duties in connection with their consideration and approval of the acquisition and that we aided and abetted those alleged breaches. The plaintiffs sought equitable relief, including to enjoin the acquisition, to rescind the acquisition if not enjoined, damages, attorneys’ fees and other costs.

All of the actions were consolidated under the caption In re Bally Technologies, Inc. Shareholders Litigation (C.A. No. A‑14‑ 705012‑B) (the "Nevada Action").

On October 17, 2014, following arm’s‑length negotiations, the parties to the Nevada Action entered into a Memorandum of Understanding ("MOU") under which they agreed in principle to settle all of the claims asserted in the Nevada Action on a class‑wide basis, subject to certain conditions, including confirmatory discovery by the plaintiffs in the Nevada Action and preliminary and final approval of the Nevada court, which would consider the fairness, reasonableness and adequacy of the settlement. Bally, Scientific Games and the other named defendants did not admit any liability or wrongdoing in connection with the settlement. Among other things, the MOU provided that Bally would make certain supplemental disclosures about the transaction in a definitive proxy statement, which it did on October 20, 2014.

    In April 2015, all parties to the Nevada Action entered into a definitive stipulation and agreement of compromise, settlement and release, providing for all claims that were or could be asserted in the Nevada Action to be dismissed with prejudice on a class-wide basis in accordance with the terms of the MOU, subject to court approval. The Nevada court approved the motion for preliminary approval in June 2015. In October 2015, the Nevada court dismissed the matter with prejudice, approved the settlement, and awarded $0.5 million to be paid by the Company for plaintiff's' attorneys fees.
Oregon State Lottery matter
On December 31, 2014, a representative of a purported class of persons alleged to have been financially harmed by relying on the "auto hold" feature of various manufacturers' video lottery terminals played in Oregon, filed suit in the Circuit Court of Multnomah County, Oregon, against the Oregon State Lottery and various manufacturers, including WMS Gaming Inc.  The suit alleges that the auto hold feature of video poker games is perceived by players as providing the best possible playing strategy that will maximize the odds of the player winning, when such auto hold feature does not maximize the players' odds of winning.  The plaintiffs are seeking in excess of $134.0 million in monetary damages.
In April 2015, the court granted the Oregon State Lottery’s motion to dismiss, stating the plaintiffs had not satisfied the Oregon Tort Claims Act. As a result of the dismissal, the court indicated that all claims against WMS Gaming Inc. were moot. In June 2015, plaintiffs filed an appeal. We intend to vigorously defend against the claims asserted in the lawsuit.
Shuffle Tech Matter
In April 2015, Shuffle Tech International, LLC, Aces Up Gaming, Inc. and Poydras-Talrick Holdings LLC brought a civil action in the United States District Court for the Northern District of Illinois against the Company, Bally Technologies, Inc. and Bally Gaming, Inc., alleging monopolization of the market for card shufflers in violation of federal antitrust laws, fraudulent procurement of patents on card shufflers, unfair competition and deceptive trade practices. Specifically, the plaintiffs

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

claim that the defendants utilized certain shuffler patents in a predatory manner to create and maintain a monopoly in the relevant shuffler market. The plaintiffs seek no less than $100.0 million in compensatory damages; treble damages; and injunctive and declaratory relief. In June 2015, the defendants filed a motion to dismiss. In October 2015, the court dismissed all of the plaintiffs’ claims against Bally Technologies, Inc. and Bally Gaming, Inc. with prejudice, except for the claims of violation of antitrust laws related to the fraudulent procurement of patents on card shufflers. We intend to vigorously defend against the claims asserted in the lawsuit.

(23) Supplemental Disclosure of Cash Flows Information
Additional cash flows information is as follows:

	Year ended December 31,
	2015	2014	2013
Interest paid	$596.3	$185.3	$101.8
Income taxes (received)/paid	$(34.1)	$(24.7)	$14.9
Year ended December 31, 2015
During the year ended December 31, 2015 we recorded approximately $15.4 million of non-cash other assets and related long-term liabilities for license agreements with minimum guaranteed obligations entered into during the year.
There were no other significant non-cash investing or financing activities for the year ended December 31, 2015.
Year ended December 31, 2014
On March 31, 2014, we entered into a new leasing arrangement with ITL for the lease of gaming machines in connection with a long-term services contract with a customer and recorded a non-cash capital lease asset and minimum lease liability of $42.8 million during the three months ended June 30, 2014. We recorded no additional non-cash capital lease assets during the year and our remaining capital lease obligation at December 31, 2014 was $35.3 million.
During the year ended December 31, 2014 we recorded approximately $116.3 million of non-cash other assets and related long-term liabilities for license agreements with minimum guaranteed obligations entered into during the year.
During the year ended December 31, 2014 we made a non-cash capital contribution of $10.8 million to Northstar Illinois. We recorded no additional non-cash capital contributions during the year ended December 31, 2014.
There were no other significant non-cash investing or financing activities for the year ended December 31, 2014.

(24) Financial Information for Guarantor Subsidiaries and Non-Guarantor Subsidiaries
We conduct substantially all of our business through our U.S. and foreign subsidiaries. As of December 31, 2015, SGI's obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes were fully and unconditionally and jointly and severally guaranteed by SGC and the Guarantor Subsidiaries other than SGI. Our 2018 Notes, which were issued by SGC, were fully and unconditionally and jointly and severally guaranteed by the Guarantor Subsidiaries. The guarantees of our 2018 Notes, 2020 Notes, 2021 Notes, Secured Notes and Unsecured Notes will terminate under the following customary circumstances: (1) the sale or disposition of the capital stock of the guarantor (including by consolidation or merger of the guarantor into another person); (2) the liquidation or dissolution of the guarantor; (3) the defeasance or satisfaction and discharge of the notes; (4) the release of the guarantor from any guarantees of indebtedness of SGC and SGI (or, in the case of the 2018 Notes, the release of the guarantor from any guarantees of indebtedness of SGC); and (5) in the case of the 2020 Notes, the 2021 Notes and the Secured Notes and the Unsecured Notes, the proper designation of the guarantor as an unrestricted subsidiary pursuant to the indenture governing the respective Notes.

During the third quarter of 2016, we designated certain of our 100% owned direct and indirect subsidiaries that hold substantially all of the assets of, and operate, our social gaming business, as “Unrestricted Subsidiaries” under our credit agreement and each of the indentures governing the 2018 Notes, 2020 Notes, 2021 Notes, Secured Notes and Unsecured Notes. As a result of these designations, our 100%-owned social gaming subsidiaries are no longer guarantors under our credit

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

agreement and indentures. Therefore, the historical condensed consolidating financial information presented has been reclassified to show the nature of assets held, results of operations and cash flows assuming the "Unrestricted Subsidiary" designations were in effect at the beginning of all periods presented. The reclassified condensed consolidating financial information of the affected subsidiaries also excludes previously allocated interest to reflect their present status as non-guarantors. Accordingly, for all periods presented, we no longer present an allocation of interest to any entities, including the Unrestricted Subsidiaries, other than the legal entity issuer of the associated debt.

Presented below is condensed consolidating financial information for (1) SGC, (2) SGI, (3) the Guarantor Subsidiaries and (4) the Non-Guarantor Subsidiaries as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015, 2014 and 2013. The condensed consolidating financial information has been presented to show the nature of assets held, results of operations and cash flows of SGC, SGI, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries assuming the current guarantee structures of our credit agreement, the 2018 Notes, the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes were in effect at the beginning of the periods presented.

The condensed consolidating financial information reflects the investments of SGC in SGI and in the Guarantor Subsidiaries and Non-Guarantor Subsidiaries using the equity method of accounting. They also reflect the investments of the Guarantor Subsidiaries in the Non-Guarantor Subsidiaries. Net changes in intercompany due from/due to accounts are reported in the accompanying Supplemental Condensed Consolidating Statements of Cash Flows as investing activities if the applicable entities have a net investment (asset) in intercompany accounts and as a financing activity if the applicable entities have a net intercompany borrowing (liability) balance.

Subsequent to the filing of the Annual Report for the year ended December 31, 2014 on Form 10-K, the Company identified certain corrections necessary for the disclosure of condensed consolidating financial information. The below presentation of the condensed consolidating financial information reflects the following items which are corrections from the prior-year presentation: (1) the Guarantor Subsidiaries inclusion of their investment in the Non-Guarantor Subsidiaries in the accompanying Supplemental Condensed Consolidating Balance Sheet; (2) the pushdown of goodwill created in the Bally acquisition from the Guarantor Subsidiaries to the Non-Guarantor Subsidiaries in the accompanying Supplemental Condensed Consolidating Balance Sheet; (3) the recognition by the Guarantor Subsidiaries of equity in losses of Non-Guarantor Subsidiaries in the accompanying Supplemental Condensed Consolidating Statement of Operations and Comprehensive Loss; (4) the inclusion in the Eliminating Entries in the accompanying Supplemental Condensed Consolidating Financial Statements of all intercompany transactions between the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries; and (5) the inclusion in the Eliminating Entries in the accompanying Supplemental Condensed Consolidating Financial Statements of all intercompany transactions between Parent Company and SGI.

The impact of these corrections prior to the reclassification of this condensed consolidating financial information to reflect the social gaming business subsidiaries as “Unrestricted Subsidiaries” as discussed above, increased the Guarantor Subsidiaries’ total assets and stockholders’ equity each by $546.0 million, as well as increased the Non-Guarantor Subsidiaries’ total assets and stockholders’ equity each by $466.3 million all as compared to amounts previously disclosed as of December 31, 2014. The corrections also decreased the net loss of the Guarantor Subsidiaries by $1.8 million and decreased the net income of the Non-Guarantor Subsidiaries by $20.7 million for the year ended December 31, 2014. The corrections had no impact on the Supplemental Condensed Consolidating Statement of Operations and Comprehensive Loss for the year ended December 31, 2013 or the Supplemental Condensed Consolidating Statement of Cash Flows for the years ended December 31, 2014 and 2013. The offsetting impact of these adjustments is reflected in the eliminating entries column as these corrections had no impact on our total consolidated results of operations, cash flows or financial position for the prior periods presented. We believe the effects of the corrections are immaterial to our prior year condensed consolidating financial statements.

As described in Note 1 (Description of the Business and Summary of Significant Accounting Policies), we adopted ASU 2015-03, ASU 2015-15, and ASU 2015-17 during the fourth quarter of 2015. As a result of adopting this guidance, the financial information of the Supplemental Condensed Consolidating Balance Sheet as of December 31, 2014 herein has been recast to include the reclassification of $203.1 million previously capitalized unamortized deferred financing costs from Other assets to Long-term term debt, excluding current portion and the reclassification of $72.8 million of current deferred tax assets and $4.5 million of current deferred tax liabilities to Other assets and Other non-current liabilities. The reclassification of $72.8 million described above included $1.8 million reclassified as non-current deferred tax assets (included in Other assets line in our Consolidated Balance Sheets) and $71.0 million reclassified net within non-current deferred tax liabilities as of December 31, 2014.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2015

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Assets
Cash and cash equivalents	$43.2	$—	$0.5	$85.0	$—	$128.7
Restricted cash	—	—	20.0	0.2	—	20.2
Accounts receivable, net	—	94.6	223.0	169.5	—	487.1
Notes receivable, net	—	—	114.2	53.5	—	167.7
Inventories	—	36.9	104.2	119.6	(12.2)	248.5
Prepaid expenses, deposits and other current assets	26.8	7.0	51.0	38.5	—	123.3
Property and equipment, net	8.2	106.4	501.1	189.8	(11.5)	794.0
Investment in subsidiaries	3,319.6	838.1	819.0	—	(4,976.7)	—
Goodwill	—	186.0	1,934.0	893.7	—	3,013.7
Intangible assets, net	138.3	39.8	1,505.0	236.9	—	1,920.0
Intercompany balances	—	5,857.1	—	—	(5,857.1)	—
Software, net	35.6	32.7	358.0	59.6	—	485.9
Other assets	232.5	123.4	51.8	241.7	(306.3)	343.1
Total assets	$3,804.2	$7,322.0	$5,681.8	$2,088.0	$(11,163.8)	$7,732.2
Liabilities and stockholders’ (deficit) equity
Current portion of long-term debt	$—	$43.0	$—	$7.3	$—	$50.3
Other current liabilities	63.7	150.5	238.8	150.6	—	603.6
Long-term debt, excluding current portion	248.0	7,890.3	—	18.4	—	8,156.7
Other long-term liabilities	119.1	14.5	502.1	87.7	(306.3)	417.1
Intercompany balances	4,868.9	—	966.8	21.4	(5,857.1)	—
Stockholders’ (deficit) equity	(1,495.5)	(776.3)	3,974.1	1,802.6	(5,000.4)	(1,495.5)
Total liabilities and stockholders’ (deficit) equity	$3,804.2	$7,322.0	$5,681.8	$2,088.0	$(11,163.8)	$7,732.2

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2014

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Assets
Cash and cash equivalents	$37.9	$0.1	$27.3	$106.5	$—	$171.8
Restricted cash	—	—	27.1	0.1	—	27.2
Accounts receivable, net	—	61.8	201.7	204.9	—	468.4
Notes receivable, net	—	—	136.6	52.1	—	188.7
Inventories	—	35.2	133.8	124.4	(27.8)	265.6
Prepaid expenses, deposits and other current assets	56.4	3.4	79.9	43.8	—	183.5
Property and equipment, net	0.5	119.5	658.9	243.2	(9.3)	1,012.8
Investment in subsidiaries	4,749.0	953.4	1,105.5	—	(6,807.9)	—
Goodwill	—	253.6	2,725.0	1,129.7	—	4,108.3
Intangible assets, net	162.0	42.2	1,754.8	292.6	—	2,251.6
Intercompany balances	—	6,441.2	—	—	(6,441.2)	—
Software, net	15.6	32.9	467.3	76.9	—	592.7
Other assets	8.3	55.2	78.6	296.4	12.0	450.5
Total assets	$5,029.7	$7,998.5	$7,396.5	$2,570.6	$(13,274.2)	$9,721.1
Liabilities and stockholders’ (deficit) equity
Current portion of long-term debt	$—	$43.0	$—	$7.6	$—	$50.6
Other current liabilities	68.2	118.0	230.4	188.6	—	605.2
Long-term debt, excluding current portion	247.2	7,987.4	—	27.7	—	8,262.3
Other long-term liabilities	136.2	59.1	543.0	48.8	12.0	799.1
Intercompany balances	4,574.2	—	1,547.8	319.2	(6,441.2)	—
Stockholders’ (deficit) equity	3.9	(209.0)	5,075.3	1,978.7	(6,845.0)	3.9
Total liabilities and stockholders’ (deficit) equity	$5,029.7	$7,998.5	$7,396.5	$2,570.6	$(13,274.2)	$9,721.1

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF
OPERATIONS AND COMPREHENSIVE LOSS
Year Ended December 31, 2015

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Revenue	$—	$446.9	$1,540.5	$1,110.0	$(338.6)	$2,758.8
Cost of instant games, cost of services and cost of product sales (3)	—	322.1	522.7	597.9	(338.6)	1,104.1
Selling, general and administrative	62.0	67.6	244.0	194.1	—	567.7
Research and development	—	5.5	139.3	39.1	—	183.9
Employee termination and restructuring	6.1	1.3	11.2	3.3	—	21.9
Depreciation and amortization	33.7	40.4	681.4	147.7	—	903.2
Goodwill impairments	—	67.6	802.9	132.1	—	1,002.6
Operating loss	(101.8)	(57.6)	(861.0)	(4.2)	—	(1,024.6)
Interest expense	(21.0)	(643.2)	—	(0.7)	—	(664.9)
Other (expense) income, net	(21.0)	204.9	(167.3)	(21.3)	—	(4.7)
Net loss before equity in (loss) income of subsidiaries and income taxes	(143.8)	(495.9)	(1,028.3)	(26.2)	—	(1,694.2)
Equity in (loss) income of subsidiaries	(1,288.3)	6.5	(137.2)	—	1,419.0	—
Income tax benefit (expense)	37.8	16.6	290.0	(44.5)	—	299.9
Net loss	$(1,394.3)	$(472.8)	$(875.5)	$(70.7)	$1,419.0	$(1,394.3)

Other comprehensive loss	(127.8)	(11.0)	(4.4)	(131.0)	146.4	(127.8)
Comprehensive loss	$(1,522.1)	$(483.8)	$(879.9)	$(201.7)	$1,565.4	$(1,522.1)

_______________________________________________________________________________

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.
3 - Exclusive of D&A.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF
OPERATIONS AND COMPREHENSIVE LOSS
Year Ended December 31, 2014

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Revenue	$—	$432.0	$850.0	$764.3	$(259.9)	$1,786.4
Cost of instant games, cost of services and cost of product sales (3)	—	325.5	358.6	425.1	(259.8)	849.4
Selling, general and administrative	86.7	67.0	200.8	153.2	—	507.7
Research and development	—	4.0	88.6	24.4	—	117.0
Employee termination and restructuring	3.5	1.8	17.5	7.9	—	30.7
Depreciation and amortization	7.9	46.9	294.9	104.6	—	454.3
Operating (loss) income	(98.1)	(13.2)	(110.4)	49.1	(0.1)	(172.7)
Interest expense	(21.1)	(285.3)	—	(0.8)	—	(307.2)
Other (expense) income, net	(57.9)	4.3	(14.2)	52.8	—	(15.0)
Net (loss) income before equity in (loss) income of subsidiaries and income taxes	(177.1)	(294.2)	(124.6)	101.1	(0.1)	(494.9)
Equity in (loss) income of subsidiaries	(312.0)	55.9	9.2	—	246.9	—
Income tax benefit (expense)	254.8	(0.3)	19.7	(13.6)	—	260.6
Net (loss) income	$(234.3)	$(238.6)	$(95.7)	$87.5	$246.8	$(234.3)

Other comprehensive (loss) income	(112.7)	(7.5)	6.5	(111.2)	112.2	(112.7)
Comprehensive loss	$(347.0)	$(246.1)	$(89.2)	$(23.7)	$359.0	$(347.0)

_______________________________________________________________________________

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.
3 - Exclusive of D&A.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
Year Ended December 31, 2013

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Revenue	$—	$413.1	$142.3	$539.4	$(3.9)	$1,090.9
Cost of instant games, cost of services and cost of product sales (3)	—	129.1	175.2	295.9	(8.5)	591.7
Selling, general and administrative	77.2	52.7	45.4	92.7	(1.6)	266.4
Research and development	—	4.6	16.6	4.8	—	26.0
Employee termination and restructuring	8.9	2.8	3.5	7.5	—	22.7
Depreciation and amortization	1.2	46.1	59.9	95.2	—	202.4
Operating (loss) income	(87.3)	177.8	(158.3)	43.3	6.2	(18.3)
Interest expense	(21.1)	(97.6)	—	(0.8)	—	(119.5)
Other income (expense), net	16.3	(190.5)	180.9	(6.0)	(6.2)	(5.5)
Net (loss) income before equity in (loss) income of subsidiaries and income taxes	(92.1)	(110.3)	22.6	36.5	—	(143.3)
Equity in (loss) income of subsidiaries	(62.0)	29.4	7.1	—	25.5	—
Income tax benefit (expense)	128.5	(0.3)	—	(10.5)	—	117.7
Net (loss) income from continuing operations	(25.6)	(81.2)	29.7	26.0	25.5	(25.6)

Net loss from discontinued operations	(4.6)	—	—	(4.6)	4.6	(4.6)

Net (loss) income	$(30.2)	$(81.2)	$29.7	$21.4	$30.1	$(30.2)

Other comprehensive income (loss)	21.3	(1.8)	—	1.1	0.7	21.3
Comprehensive (loss) income	$(8.9)	$(83.0)	$29.7	$22.5	$30.8	$(8.9)

_______________________________________________________________________________

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.
3 - Exclusive of D&A.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2015

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Net cash provided by (used in) operating activities	$(112.2)	$(350.3)	$603.2	$273.5	$—	$414.2
Cash flows from investing activities:
Capital expenditures	(36.6)	(24.0)	(225.8)	(37.2)	—	(323.6)
Additions to equity method investments	—	(2.7)	—	—	—	(2.7)
Distributions of capital on equity investments	—	1.0	—	37.7	—	38.7
Restricted cash	—	—	6.5	(0.6)	—	5.9
Proceeds from asset sales	—	—	6.9	(0.2)	—	6.7
Changes in other assets and liabilities and other	—	(0.2)	5.9	5.5	—	11.2
Other, principally change in intercompany investing activities	—	509.6	—	—	(509.6)	—
Net cash (used in) provided by investing activities	(36.6)	483.7	(206.5)	5.2	(509.6)	(263.8)
Cash flows from financing activities:
Net payments of long-term debt	—	(133.0)	—	(8.3)	—	(141.3)
Net (redemptions) issuances of common stock under stock-based compensation plans	(0.8)	—	(35.6)	23.7	11.8	(0.9)
Contingent earnout payments	—	—	(0.5)	—	—	(0.5)
Payments on license obligations	(26.0)	—	(14.5)	—	—	(40.5)
Other, principally change in intercompany financing activities	180.9	—	(376.0)	(302.7)	497.8	—
Net cash (used in) provided by financing activities	154.1	(133.0)	(426.6)	(287.3)	509.6	(183.2)
Effect of exchange rate changes on cash and cash equivalents	—	(0.5)	3.1	(12.9)	—	(10.3)
Increase (decrease) in cash and cash equivalents	5.3	(0.1)	(26.8)	(21.5)	—	(43.1)
Cash and cash equivalents, beginning of period	37.9	0.1	27.3	106.5	—	171.8
Cash and cash equivalents, end of year	$43.2	$—	$0.5	$85.0	$—	$128.7

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2014

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Net cash provided by (used in) operating activities	$92.2	$(103.3)	$129.6	$85.0	$—	$203.5
Cash flows from investing activities:
Capital expenditures	(12.9)	(30.1)	(156.2)	(39.1)	—	(238.3)
Additions to equity method investments	—	(7.6)	—	(40.6)	—	(48.2)
Distributions of capital on equity investments	—	1.6	—	47.2	—	48.8
Proceeds on sale of equity interest	—	—	—	44.9	—	44.9
Restricted cash	—	—	(0.4)	—	—	(0.4)
Business acquisitions, net of cash acquired	—	—	(3,140.6)	—	—	(3,140.6)
Changes in other assets and liabilities and other	(3,210.2)	29.3	4.3	49.3	3,128.2	0.9
Other, principally change in intercompany investing activities	—	(5,016.5)	296.3	—	4,720.2	—
Net cash (used in) provided by investing activities	(3,223.1)	(5,023.3)	(2,996.6)	61.7	7,848.4	(3,332.9)
Cash flows from financing activities:
Net proceeds (payments) of long-term debt	—	5,289.2	(1,882.9)	(11.1)	—	3,395.2
Excess tax effect from stock-based compensation plans	—	—	—	0.3	—	0.3
Payments of deferred financing fees	—	(163.1)	—	—	—	(163.1)
Net (redemptions) issuances of common stock under stock-based compensation plans	(18.7)	—	3,196.3	(68.1)	(3,128.2)	(18.7)
Common stock repurchases	(29.5)	—	—	—	—	(29.5)
Contingent earnout payments	—	—	(3.0)	(10.2)	—	(13.2)
Payments on license obligations	—	—	(13.6)	—	—	(13.6)
Other, principally change in intercompany financing activities	3,159.7	—	1,571.1	(10.6)	(4,720.2)	—
Net cash provided by (used in) financing activities	3,111.5	5,126.1	2,867.9	(99.7)	(7,848.4)	3,157.4
Effect of exchange rate changes on cash and cash equivalents	—	0.6	0.4	(10.9)	—	(9.9)
(Decrease) increase in cash and cash equivalents	(19.4)	0.1	1.3	36.1	—	18.1
Cash and cash equivalents, beginning of period	57.3	—	26.0	70.4	—	153.7
Cash and cash equivalents, end of year	$37.9	$0.1	$27.3	$106.5	$—	$171.8

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2013

	SGC (Parent and Issuer1)	SGI (Issuer2)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated
Net cash provided by (used in) operating activities	$60.6	$(43.7)	$14.8	$139.5	$—	$171.2
Cash flows from investing activities:
Capital expenditures	(6.9)	(30.3)	(49.4)	(79.2)	—	(165.8)
Investments in subsidiaries	(1,485.9)	35.9	—	28.5	1,421.5	—
Additions to equity method investments	—	(43.3)	—	(42.8)	—	(86.1)
Distribution of capital on equity investments	—	3.0	—	17.7	—	20.7
Restricted cash	—	—	(0.7)	30.8	—	30.1
Proceeds from sale of equity interest	10.0	—	—	—	—	10.0
Business acquisitions, net of cash acquired	—	—	(1,468.6)	(4.3)	—	(1,472.9)
Changes in other assets and liabilities and other	—	—	(0.3)	(0.4)	—	(0.7)
Other, principally change in intercompany investing activities	79.7	(1,429.7)	166.5	—	1,183.5	—
Net cash used in investing activities	(1,403.1)	(1,464.4)	(1,352.5)	(49.7)	2,605.0	(1,664.7)
Cash flows from financing activities:
Net proceeds (payments) of long-term debt	—	1,728.7	(100.0)	(5.4)	—	1,623.3
Excess tax effect from stock-based compensation plans	—	—	—	0.9	—	0.9
Payments of deferred financing fees	—	(82.6)	—	—	—	(82.6)
Net redemptions of common stock under stock-based compensation plans	(2.1)	—	1,451.7	(30.2)	(1,421.5)	(2.1)
Common stock repurchases	(0.8)	—	—	—	—	(0.8)
Other, principally change in intercompany financing activities	1,375.6	(138.7)	9.6	(63.0)	(1,183.5)	—
Net cash provided by (used in) financing activities	1,372.7	1,507.4	1,361.3	(97.7)	(2,605.0)	1,538.7
Effect of exchange rate changes on cash and cash equivalents	—	0.3	—	(0.8)	—	(0.5)
Increase (decrease) in cash and cash equivalents	30.2	(0.4)	23.6	(8.7)	—	44.7
Cash and cash equivalents, beginning of period	27.1	0.4	2.4	79.1	—	109.0
Cash and cash equivalents, end of year	$57.3	$—	$26.0	$70.4	$—	$153.7

1 - Issuer of obligations under the 2018 Notes.
2 - Issuer of obligations under the 2020 Notes, the 2021 Notes, the Secured Notes and the Unsecured Notes.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

(25) Selected Quarterly Financial Data, Unaudited

	Quarter Ended 2015
	March 31 (a)	June 30 (b)	September 30 (c)	December 31 (d)
Total operating revenues	$658.7	$691.5	$671.6	$737.0
Total cost of revenues (1)	255.4	275.3	250.0	323.4
Selling, general and administrative	145.9	140.9	136.8	144.1
Research and development	46.9	48.0	45.9	43.1
Employee termination and restructuring	8.2	5.2	5.6	2.9
Depreciation and amortization	184.2	222.2	286.5	210.3
Goodwill impairments	—	—	935.0	67.6
Operating income (loss)	18.1	(0.1)	(988.2)	(54.4)
Net loss	$(86.4)	$(102.2)	$(1,078.2)	$(127.5)

Basic and diluted net loss per share:
Total basic net loss per share	$(1.01)	$(1.19)	$(12.52)	$(1.48)

Total diluted net loss per share	$(1.01)	$(1.19)	$(12.52)	$(1.48)

Weighted average number of shares used in per share calculations:
Basic shares	85.3	85.9	86.1	86.3
Diluted shares	85.3	85.9	86.1	86.3
(1) Exclusive of D&A

(a)	Includes accelerated D&A charges of $4.6 million related to long term asset impairments and write-downs.

(b)
Includes inventory write-downs for discontinued product lines of $5.9 million and accelerated D&A charges of $35.1 million related to long-term asset impairments and write-downs, including $25.0 million of trade name assets.

(c)
Includes an impairment charge of $935.0 million to reduce the carrying amount of our SG gaming reporting unit goodwill and accelerated D&A charges of $103.6 million related to long-term asset impairments and write-downs of trade name assets.

(d)
Includes an impairment charge of $67.6 million, which resulted in a tax benefit of $24.9 million, to write-off our U.S. lottery systems reporting unit goodwill, legal contingencies and settlements of $2.5 million, a $35.5 million charge related to other asset impairments and contract cancellation costs included in cost of instant games sales and accelerated D&A charges of $26.4 million related to long-term asset impairments and write-downs.

As previously disclosed in Note 9 to our consolidated financial statements for the three and nine month interim periods ended September 30, 2015, we identified indicators of potential goodwill impairment at our SG gaming reporting unit and performed a preliminary quantitative two-step goodwill impairment test required in accordance with ASC 350. As the step one analysis indicated an impairment of the goodwill of the SG gaming reporting unit, we then proceeded to perform a step two impairment analysis to determine the amount of goodwill impairment, if any, to be recorded. As of November 9, 2015, the filing date of our Quarterly Report on Form 10-Q for the three and nine month interim periods ended September 30, 2015, we had not completed our step two analysis due to its inherent complexity. However, based on the work performed through the date of that filing, we recorded a $535.0 million non-cash goodwill impairment charge with no tax benefit to reduce the historical carrying amount of our SG gaming reporting unit goodwill to its implied fair value, which impairment was reflected in Goodwill impairment in our Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2015. At the time of filing, we believed that the preliminary estimate of the impairment charge was reasonable and represented our current good faith estimate of the amount of the impairment charge based on our analysis to

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

such date. As previously disclosed, our fair value estimates were based on assumptions that were subject to inherent uncertainty and there could be no assurances that no material adjustments to the preliminary estimates would be required as the step two analysis was finalized. Subsequent to filing our Quarterly Report on Form 10-Q, we became aware of an error in our step two analysis. Specifically, in our preliminary step two analysis, we included certain net deferred tax liabilities in the hypothetical purchase price allocation that should not have been included. After removing the net deferred tax liabilities from the hypothetical purchase price allocation, the implied fair value of goodwill decreased by $400.0 million, resulting in a revised total impairment charge of $935.0 million. Accordingly, we have revised the unaudited selected quarterly financial data for the quarter ended September 30, 2015 above to reflect this adjustment. The following tables show the impact of the adjustment on the Company’s previously reported goodwill impairment, operating loss, net loss, comprehensive loss, basic and diluted net loss per share, goodwill, total assets, stockholders’ deficit and total liabilities and stockholders’ (deficit) equity (in millions except per share amounts).

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	Previously Reported	Adjustment	As Revised	Previously Reported	Adjustment	As Revised
Goodwill impairment	$535.0	$400.0	$935.0	$535.0	$400.0	$935.0
Operating loss	588.2	400.0	988.2	570.2	400.0	970.2
Net loss	678.2	400.0	1,078.2	866.8	400.0	1,266.8
Comprehensive loss	727.2	400.0	1,127.2	1,002.9	400.0	1,402.9
Basic net loss per share	7.88	4.64	12.52	10.10	4.66	14.76
Diluted net loss per share	7.88	4.64	12.52	10.10	4.66	14.76

	As of September 30, 2015
	Previously Reported	Adjustment	As Revised
Goodwill	$3,485.2	$(400.0)	$3,085.2
Total assets	8,615.1	(400.0)	8,215.1
Total stockholder's deficit	(980.8)	(400.0)	(1,380.8)
Total liabilities and stockholders’ (deficit) equity	8,615.1	(400.0)	8,215.1

The adjustment had no effect on previously reported consolidated revenues or cash flows of the Company. In accordance with the relevant guidance in ASC 250, we evaluated the materiality of the error from a qualitative and quantitative perspective and concluded it was not material to previous interim period financial statements and does not affect the trend of financial results.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

	Quarter Ended 2014
	March 31 (a)	June 30 (b)	September 30 (c)	December 31 (d)
Total operating revenues	$388.1	$416.9	$415.6	$565.8
Total cost of revenues (1)	182.8	192.4	199.2	275.0
Selling, general and administrative	91.8	95.2	95.6	225.1
Research and development	25.9	24.8	26.3	40.0
Employee termination and restructuring	5.6	4.9	1.9	18.3
Depreciation and amortization	94.1	96.0	100.4	163.8
Operating (loss) income	(12.1)	3.6	(7.8)	(156.4)
Net loss	$(45.0)	$(72.4)	$(69.8)	$(47.1)

Basic and diluted net loss per share:
Total basic net loss per share	$(0.53)	$(0.86)	$(0.82)	$(0.55)

Total diluted net loss per share	$(0.53)	$(0.86)	$(0.82)	$(0.55)

Weighted average number of shares used in per share calculations:
Basic shares	84.3	84.4	84.7	84.9
Diluted shares	84.3	84.4	84.7	84.9
(1) Exclusive of D&A.

(a)	Includes $14.5 million gain for the sale of our 20.0% equity interest in Sportech.

(b)
Includes $25.9 million loss on extinguishment of debt primarily related to the tender and redemption premiums and the write-off of deferred financing costs in connection with the purchase and redemption of our 2019 Notes. Also includes $8.0 million charge we recorded related to our share of an estimated net shortfall payment accrued by Northstar Illinois.

(c)	Includes $19.7 million non-cash impairment charge we recorded to write down our Northstar Illinois equity investment.

(d)
Reflects operating results of Bally from the acquisition date to December 31, 2014 including $151.6 million of revenue, $52.9 million of costs of services and product sales, $81.2 million of SG&A, $13.0 million of R&D, $3.9 million of employee termination and restructuring costs, and $36.9 million of D&A. Results from the three months ended December 31, 2014 also included an additional $13.6 million of employee termination and restructuring costs which are described in Note 4 (Employee Termination and Restructuring Plans), $6.2 million of impairment charges associated with the MMC game, $5.2 million of impairment charges related to inventory obsolescence, $4.0 million write-down of certain receivables from international customers and a $3.1 million charge in earnings (loss) from equity investments related to the additional shortfall payment booked by the Northstar Illinois joint venture for the lottery's fiscal year ended June 30, 2014.

SCHEDULE II
SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
Valuation and Qualifying Accounts
Years Ended December 31, 2015, 2014 and 2013
(in millions)

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table amounts are presented in millions, except per share amounts)

Allowance for doubtful accounts	Balance at Beginning of Period	Additions	Other	Deductions (1)	Balance at End of Period
Year ended December 31, 2015	$17.0	9.1	—	(2.3)	$23.8
Year ended December 31, 2014	$20.0	6.4	(0.4)	(9.0)	$17.0
Year ended December 31, 2013	$11.2	9.3	(0.2)	(0.3)	$20.0

Tax-related valuation allowance	Balance at Beginning of Period	Charged to Tax Benefit	Balance at End of Period
Year ended December 31, 2015	$107.3	(11.7)	$95.6
Year ended December 31, 2014	$178.7	(71.4)	$107.3
Year ended December 31, 2013	$241.2	(62.5)	$178.7
_______________________________________________________________________________

(1)	Amounts written off, net of recovery, and related impact of foreign currency exchange.